Exhibit 4.12

SUNNOVA RAYS I ISSUER, LLC

ISSUER

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION

INDENTURE TRUSTEE

INDENTURE

DATED AS OF MARCH 28, 2019

SUNNOVA RAYS I ISSUER, LLC

RESIDENTIAL ASSET YIELD NOTES

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Annex A	—	Standard Definitions

EXHIBIT A-1	—	Form of Class A Note	A-1-1
EXHIBIT A-2	—	Form of Class B Note	A-2-1
EXHIBIT B-1	—	Form of Transferor Certificate	B-1-1
EXHIBIT B-2	—	Form of Transferee Certificate	B-2-1
EXHIBIT C	—	Notice of Voluntary Prepayment	C-1
EXHIBIT D	—	Rule 15Ga-1 Information	D-1
EXHIBIT E	—	Form of Class B Transferee Certification	E-1
EXHIBIT F	—	Form of Indenture Supplement	F-1

Schedule I	—	Schedule of Solar Assets
Schedule II	—	Scheduled Outstanding Note Balance
Schedule III	—	Scheduled Host Customer Payments, Scheduled Hedged SREC Payments and Scheduled PBI Payments
Schedule IV	—	Scheduled Tax Equity Investor Distributions

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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THIS INDENTURE (as amended or supplemented or otherwise modified, including with respect to one or more Indenture Supplements hereto, from time to time, this “Indenture”) is dated as of March 28, 2019 between Sunnova RAYS I Issuer, LLC, a limited liability company organized under the laws of the State of Delaware, as issuer (the “Issuer”), and Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as indenture trustee (together with its successors and assigns in such capacity, the “Indenture Trustee”).

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of one or more series of Residential Asset Yield Notes (collectively, the “Notes”). All covenants and agreements made by the Issuer herein are for the benefit and security of the Noteholders of each Series. The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee, for the benefit of the Holders of the Notes, as their interests may appear, all of the rights, title, interest and benefits of the Issuer whether now existing or hereafter arising in and to (a) the Initial Solar Assets, (b) any Qualified Additional Solar Assets, (c) amounts deposited from time to time into the Collection Account, the Liquidity Reserve Account, the Supplemental Reserve Account, the Storage System Reserve Account, the Cash Trap Reserve Account, the Tax Loss Insurance Proceeds Account, the Lockbox Account (collectively, the “Accounts”) and Eligible Investments thereof, (d) any SRECs generated in connection with the PV Systems owned by the Issuer (in each case, other than the Excess SRECs), (e) the Managing Member Membership Interests, (f) the Sale and Contribution Agreement, the Management Agreement, the Servicing Agreement, the Facility Administration Agreement, the Parent Guaranty, the Custodial Agreement, the Account Control Agreement, any Letter of Credit and all other Transaction Documents, (g) rights (either directly or indirectly) to proceeds (in addition to Insurance Proceeds) from insurance policies covering the Host Customer Solar Assets, (h) all accounts, chattel paper, commercial tort claims, deposit accounts, documents, fixtures, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money and oil, gas or other minerals before extraction (each as defined in any applicable UCC), (i) the membership interests of each Tax Equity Investor Member in the related Financing Fund if and when acquired by the Issuer or Managing Member through the exercise of the related Purchase Option or Withdrawal Right; and (j) the proceeds of any and all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other property (collectively, the “Trust Estate”). In addition, the Indenture Trustee will be named as loss payee with respect to the Tax Loss Insurance Policies for the benefit of the Noteholders. For the avoidance of doubt, the Host Customer Security Deposits on deposit in the Host Customer Deposit Account and Excess SRECs and the assets of the Financing Funds will not constitute part of the Trust Estate. The Issuer may distribute to the Depositor any Excess SRECs or the Manager, on behalf of the Issuer, may sell the Excess SRECs, and the proceeds of such sales on behalf of the Issuer will constitute part of the Trust Estate.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Such Grant is made in trust, to secure payments of amounts due with respect to the Notes ratably and without prejudice, priority or distinction between or among the Notes (subject to the Priority of Payments), and to secure (i) the payment of all amounts on the Notes as such amounts become due in accordance with their terms; (ii) the payment of all other sums payable in accordance with the provisions of this Indenture; and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions of this Indenture, and agrees to perform the duties herein required pursuant to the terms and provisions of this Indenture and subject to the conditions hereof.

ARTICLE I

DEFINITIONS

Section 1.01 General Definitions and Rules of Construction. Except as otherwise specified or as the context may otherwise require, capitalized terms used in this Indenture shall have the respective meanings given to such terms in the Standard Definitions attached hereto as Annex A, which is hereby incorporated by reference into this Indenture as if set forth fully in this Indenture. The rules of construction set forth in Annex A shall apply to this Indenture and are hereby incorporated by reference into this Indenture as if set forth fully in this Indenture.

Section 1.02 Calculations. Calculations required to be made pursuant to this Indenture shall be made on the basis of information or accountings regarding payments on each Note furnished by the Servicer. Except to the extent they are incorrect on their face, such information or accountings may be conclusively relied upon in making such calculations, but to the extent that it is later determined that any such information or accountings are incorrect, appropriate corrections or adjustments will be made.

ARTICLE II

THE NOTES

Section 2.01 General. (a) On the Closing Date for each Series, subject to the provisions of this Article II and upon the Indenture Trustee’s receipt from the Issuer of an executed Issuer Order with respect to such Series, the Indenture Trustee shall execute, authenticate and deliver the Notes of such Series on behalf of the Issuer in accordance with the directions set forth in such Issuer Order.

(b) All payments of principal and interest with respect to the Notes shall be made only from the Trust Estate on the terms and conditions specified herein. Each Noteholder, by its acceptance of a Note, agrees that it will have recourse solely against such Trust Estate and such payment and applicable express indemnification obligations included therein.

(c) Except as otherwise provided herein and in any Indenture Supplement, all Notes shall be substantially identical in all respects. Except as specifically provided herein and in any Indenture Supplement, all Notes issued, authenticated and delivered under this Indenture shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d) The aggregate Initial Outstanding Note Balance of the Notes of any Series and Classes of such Series that may be executed by the Issuer and authenticated and delivered by the Indenture Trustee under this Indenture will be specified in the related Indenture Supplement.

(e) Holders of the Notes shall be entitled to payments of interest and principal as provided herein. Each Series and Class of Notes shall have a final maturity on the Final Maturity Date set forth in the related Indenture Supplement. All Notes of the same Class shall be secured on parity with one another, with no Note of any Class having any priority over any other Note of that same Class in the same or differing Series.

(f) The Notes of a Series that are authenticated and delivered to the Noteholders by the Indenture Trustee upon an Issuer Order on a particular Closing Date shall be dated as of such Closing Date. Any Note issued later in exchange for, or in replacement of, any Note issued on such Closing Date shall be dated the date of its authentication.

(g) The Class A Notes are issuable in minimum denominations of $500,000 and the Class B Notes are issuable in minimum denominations of $1,000,000 (as applicable, the “Minimum Denominations”), and, in each case, integral multiples of $1.00 in excess thereof; provided that one Note of such Class may be issued in an additional amount equal to any remaining portion of the Initial Outstanding Note Balance of such Class. Notwithstanding the foregoing restriction in this clause (g), any Note that has originally been properly issued in an amount no less than the Minimum Denomination, or any interest therein, may be offered, resold, pledged or otherwise transferred in a denomination less than the Minimum Denomination if such lesser denomination is solely a result of a reduction of principal due to payments made in accordance with this Indenture.

Section 2.02 Forms of Notes. Unless otherwise specified in any Indenture Supplement, the Notes shall be issued in definitive form, in substantially the form set forth in Exhibits A-1 and A-2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Issuer, as evidenced by its execution thereof.

The Issuer in issuing the Notes may use “PPN” numbers and/or other similar numbers (if then generally in use), and, if so, the Indenture Trustee shall use “PPN” numbers in notices to Noteholders as a convenience to Noteholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or contained in any notice and that reliance may not be placed on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Indenture Trustee of any change in the PPN numbers and/or other similar numbers.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Each Note shall be dated the date of its authentication. The terms of the Notes are set forth in Exhibits A-1 and A-2 and are part of the terms of this Indenture.

Section 2.03 Payment of Interest. (a) Noteholders shall, subject to the priorities and conditions set forth in the Priority of Payments, be entitled to receive payments of interest and principal on each Payment Date. Any payment of interest or principal payable with respect to the Notes on the applicable Payment Date shall be made to the Person in whose name such Note is registered as of the Record Date for such Payment Date in the manner provided in Section 5.09.

(b) On each Payment Date, the Note Interest for each Class and Series of Notes will be distributed to the registered Noteholders of such Class and Series of Notes as of the related Record Date in accordance with the Priority of Payments. Interest on the Notes with respect to any Payment Date will accrue at the applicable Interest Rate based on the Interest Accrual Period.

(c) If the Aggregate Outstanding Note Balance has not been paid in full on or before the Anticipated Repayment Date with respect to the applicable Class and Series of Notes, additional interest (the “Post-ARD Additional Note Interest”) will begin to accrue during each Interest Accrual Period thereafter on each outstanding Class and Series of Notes at the applicable Post-ARD Additional Interest Rate for such Class and Series. The Post-ARD Additional Note Interest, if any, for a Class and Series of Notes will only be due and payable (i) on the date when the Aggregate Outstanding Note Balance is paid in full or (ii) on the Payment Date on which a Voluntary Prepayment of all outstanding Notes in full is being made. Prior to such time, the Post-ARD Additional Note Interest accruing on a Class and Series of Notes will be deferred and added to any Post-ARD Additional Note Interest previously deferred and remaining unpaid (“Deferred Post-ARD Additional Note Interest”). Deferred Post-ARD Additional Note Interest will not bear interest.

Section 2.04 Payments to Noteholders. (a) Principal payments and interest on each Class of each Series of Notes will be made on each Payment Date to the Noteholders of each Class of each Series then Outstanding as of the related Record Date pursuant to, and subject to the priorities and conditions set forth in, the provisions of Section 5.06. The remaining Outstanding Note Balance of each Class of each Series of Notes, if any, shall be payable no later than the Final Maturity Date for such Series.

(b) All reductions in the principal balance of a Note (or one or more Predecessor Notes) effected by payments of principal made on any Payment Date shall be binding upon all Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 2.05 Execution, Authentication, Delivery and Dating. (a) The Notes shall be executed by the Issuer. The signature of such Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of any individual who was, at the time of execution thereof, an Authorized Officer of the Issuer shall bind the Issuer, notwithstanding the fact that such individual ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of issuance of such Notes.

(b) On the related Closing Date, the Issuer shall, and at any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication, and the Indenture Trustee, upon receipt of such Notes and of an Issuer Order, shall authenticate and deliver such Notes; provided, however, that the Indenture Trustee shall not authenticate any Notes on a Closing Date unless and until it shall have received the documents listed in Section 2.10.

(c) Each Note of a Series authenticated and delivered by the Indenture Trustee to or upon an Issuer Order on or prior to the related Closing Date shall be dated such Closing Date. All other Notes of such Series that are authenticated after the related Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

(d) Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the Outstanding Note Balance so transferred, exchanged or replaced, but shall represent only the Outstanding Note Balance so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article II, such Outstanding Note Balance shall be divided among the Notes delivered in exchange therefor.

(e) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication, substantially in the form provided for herein, executed by the Indenture Trustee by the manual signature of a Responsible Officer of the Indenture Trustee, and such executed certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered.

Section 2.06 Registration, Registration of Transfer and Exchange, Transfer and Exchange. (a) The Indenture Trustee (in such capacity, the “Note Registrar”) shall cause to be kept at its Corporate Trust Office a register (the “Note Register”), in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of the Notes and the registration of transfers of such Notes. The Notes are intended to be obligations in registered form for purposes of Section 163(f), Section 871(h)(2) and Section 881(c)(2) of the Code.

(b) Each Person who has or who acquires an ownership interest in a Note shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the provisions of this Section 2.06.

(c) The Notes purchased on each Closing Date shall be offered in a transaction not involving a public offering in reliance on Section 4(a)(2) of the Securities Act, Rule 506(b) promulgated under the Securities Act and/or Rule 506(c) promulgated under the Securities Act. No Disposition of any Note or interest therein shall be made unless such Disposition is to an Institutional Accredited Investor in a transaction exempt from the registration or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance (or pursuant to an exemption from the registration requirements of) with the Securities Act and such state securities laws.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d) If a transfer or exchange of any Note is to be made, the Note Registrar shall refuse to register such transfer or exchange unless it receives (and, upon receipt, may conclusively rely upon) a request to register the transfer or exchange of such Note; such Note presented or surrendered for register of transfer or exchange, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by its attorney, duly authorized in writing; and either:

(i) a certificate from the Noteholder desiring to effect such transfer or exchange substantially in the form attached hereto as Exhibit B-1 and a certificate from the prospective Transferee substantially in the form attached hereto as Exhibit B-2; and, if such transfer is to be effective within six months of the issuance date of such Note, an Opinion of Counsel reasonably acceptable to the Issuer and to the Note Registrar to the effect that such transfer as proposed may be made without registration under the Securities Act (which Opinion of Counsel shall be at the expense of the Noteholder requesting such transfer), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer or such Noteholder’s prospective Transferee on which such Opinion of Counsel is based; or

(ii) if such Note is a Class B Note, a certification by the transferee in the form of Exhibit E hereto.

The Notes have not been and will not be registered under the Securities Act or securities laws of any jurisdiction. Consequently, the Notes are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of provisions set forth in this Indenture. None of the Issuer, the Indenture Trustee or the Note Registrar shall be obligated to register or qualify any Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without such registration or qualification.

(e) No transfer of any Note or any interest therein shall be made to any Plan or to any Person who is directly or indirectly acquiring such Note on behalf of, as fiduciary of, as trustee of, or with the assets of, a Plan, except in each such case, in accordance with the following provisions of this Section 2.06(e). Any attempted or purported transfer of a Note in violation of this Section 2.06(e) will be null and void and vest no rights in any purported Transferee.

The Note Registrar shall refuse to register the transfer or exchange of a Class A Note, unless it has received from the prospective Transferee a certification that it satisfies the representations in Section 3(i) of the Note Purchase Agreement as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such prospective Transferee.

The Note Registrar shall refuse to register the Class B Notes purchased on each Closing Date by any Plan.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The Note Registrar shall refuse to register the transfer or exchange of a Class B Note, unless it has received from the prospective Transferee a certification that such prospective Transferee is not acquiring such Note (or any interest therein) with the assets of any Plan.

It is hereby acknowledged that the forms of certification attached hereto as Exhibits B-1 and B-2 are acceptable for purposes of this clause (e). If a transfer of any interest in a Note is to be made and is permitted without delivering to the Note Registrar a certification as provided in this Section 2.06(e), the prospective Transferee of such Note, by its acquisition of such Note (or an interest therein), shall be deemed to have made such representations.

(f) Each purchaser and transferee by its purchase of a Note or interest therein shall be deemed to have agreed to treat such Note as indebtedness and indicate on all federal, state and local income tax and information returns and reports required to be filed with respect to such Note, under any applicable federal, state or local tax statute or any rule or regulation under any of them, that such Note is indebtedness unless otherwise required by applicable law.

(g) Each purchaser and transferee by its purchase of a Note or interest therein acknowledges that the Issuer, Sunnova Energy, Intermediate Holdings, Holdings, the Manager, the Servicer, the Facility Administrator, the Backup Servicer, the Management Transition Manager, the Facility Administrator Transition Manager, the Depositor, the Indenture Trustee and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties, and agreements and agrees that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of the Notes were not accurate, it shall promptly notify the Issuer. If a Person is acquiring a Note as a fiduciary or agent for one or more accounts, such Person represents that, and shall be required to deliver to the Note Registrar a certificate in the form attached here to as Exhibit B-2 and such other evidence as may be reasonably required by the Issuer to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications or agreements with respect to each such account as set forth in subsections (b), (c), (d), (e), or (f), as appropriate, of this Section 2.06 (including those set forth in Exhibit B-1, Exhibit B-2 and Exhibit E, as applicable).

(h) Each purchaser and transferee by its purchase of a Note or interest therein shall be deemed to have represented and warranted that at the time of its purchase and throughout the period that it holds such Note or interest therein, that it will not sell or otherwise transfer the Note or interest therein to any person without first obtaining the same foregoing representations, warranties and covenants from that person.

(i) Subject to the provisions of this Section 2.06, upon surrender for registration of transfer of any Note at the offices of the Note Registrar maintained for such purpose, one or more new Notes of authorized denominations evidencing a like aggregate Percentage Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees, in accordance with this Section 2.06.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(j) At the option of any Noteholder, its Notes may be exchanged for other Notes of the same Class and Series of authorized denominations evidencing a like aggregate principal balance, upon surrender of the Notes to be exchanged at the offices of the Note Registrar maintained for such purpose. Whenever any Notes are so surrendered for exchange, the Notes which the Noteholder making the exchange are entitled to receive shall be executed, authenticated and delivered in accordance with Section 2.06.

(k) Every Note presented or surrendered for transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to, the Note Registrar duly executed by the Noteholder thereof or his attorney duly authorized in writing.

(l) No service charge shall be imposed for any transfer or exchange of Notes, but the Issuer or the Indenture Trustee may require payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(m) All Notes surrendered for transfer and exchange shall be physically canceled by the Note Registrar, and the Note Registrar shall dispose of such canceled Notes in accordance with its standard procedures.

(n) Notwithstanding anything to the contrary herein, no transfer of a beneficial interest in a Class B Note shall be effective, and any attempted transfer shall be void ab initio, unless, prior to and as a condition of such transfer, each of the prospective transferee of the beneficial interest (including the initial transferee of the beneficial interest) and any subsequent transferee of the beneficial interest in a Class B Note, truthfully represents, warrants and covenants, in writing, substantially in the form of the transferee certification set forth in Exhibit E hereto to the Issuer, the Indenture Trustee and the Note Registrar and any of their respective successors or assigns that:

(i) Either (a) it is not and will not become, for U.S. federal income tax purposes, a partnership, S corporation, grantor trust or an entity that is disregarded as separate from any of the foregoing (each such entity a “flow-through entity”) or (b) if it is or becomes a flow-through entity, then (1) none of the direct or indirect beneficial owners of any of the interests in such flow-through entity has or ever will have 50% or more of the value of its interest in such flow-through entity attributable to the beneficial interest of such flow-through entity in any Class B Note, other interest (direct or indirect) in the Issuer (other than a Class A Note), or any interest created under this Indenture (other than a Class A Note) and (2) it is not and will not be a principal purpose of the arrangement involving the flow-through entity’s beneficial interest in any Class B Note to permit any entity to satisfy the 100-partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such entity not to be classified as a publicly traded partnership for U.S. federal income tax purposes.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) It will not (a) acquire, sell, transfer, assign, participate, pledge or otherwise dispose of any of its interests in any Class B Note (or any interest therein that is described in Section 1.7704-1(a)(2)(i)(B) of the Treasury Regulations), or attempt to do any of the foregoing, on or through an “established securities market” within the meaning of Section 1.7704-1(b) of the Treasury Regulations (an “Exchange”), including, without limitation, any of the following: (x) a U.S. national, regional or local securities exchange, (y) a foreign securities exchange or (z) an inter-dealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, the National Association of Securities Dealers Automated Quotation System) or (b) cause any of its interests in any Class B Note (or any interest therein that is described in Section 1.7704-1(a)(2)(i)(B) of the Treasury Regulations) to be marketed on or through an Exchange.

(iii) It will not cause any beneficial interest in any Class B Note to be traded or otherwise marketed on or through a “secondary market (or the substantial equivalent thereof),” within the meaning of Section 7704(b) of the Code and the Treasury Regulations promulgated thereunder, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(iv) Its beneficial interest in any Class B Note is not and will not be in an amount that is less than the Minimum Denomination (which for this purpose includes a lesser denomination if such denomination is solely a result of a reduction of principal due to payments made in accordance with this Indenture), and it does not and will not hold any beneficial interest in any Class B Note on behalf of any person whose beneficial interest in any Class B Note is in an amount that is less than the Minimum Denomination. It will not sell, transfer, assign, participate, pledge or otherwise dispose of any beneficial interest in any Class B Note or enter into any financial instrument or contract the value of which is determined by reference in whole or in part to any Class B Note, in each case, if the effect of doing so would be that the beneficial interest of any person in any Class B Note would be in an amount that is less than the Minimum Denomination.

(v) It will not transfer any beneficial interest in any Class B Note (directly, through a participation thereof, or otherwise) unless, prior to the transfer, the transferee of such beneficial interest will have executed and delivered to the Issuer, the Indenture Trustee and the Note Registrar, and any of their respective successors or assigns, a transferee certification as required in the form of Exhibit E hereto.

(vi) It will not enter into any financial instrument the payment on which, or the value of which, is determined in whole or in part by reference to an interest in any Class B Note (including the amount of payments on any Class B Note, the value of any Class B Note or any contract that otherwise is described in Section 1.7704-1(a)(2)(i)(B) of the Treasury Regulations).

(vii) It will not use any Class B Note as collateral for the issuance of any securities that could cause the Issuer to become subject to taxation as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(viii) It will not take any action that could cause, and will not omit to take any action, which omission could cause, the Issuer to become taxable as a corporation for U.S. federal income tax purposes.

(ix) It will treat each Class B Note as indebtedness and indicate on all federal, state and local income tax and information returns and reports required to be filed with respect to any Class B Note, under any applicable federal, state or local tax statute or any rule or regulation under any of them, that each Class B Note is indebtedness unless otherwise required by applicable law as determined by a Final Determination.

(x) Neither it, nor any Person that has or will have a direct or indirect ownership interest in it, is or will become a Disqualified Entity.

(xi) It is not and will not (except pursuant to Section 8.17) become the holder of more than 24.99% of the Aggregate Outstanding Note Balance of the Class A Notes nor, when combined with all Class A Notes held by Affiliates or funds or accounts managed by a common (or affiliated) manager, more than 49.00% of the Aggregate Outstanding Note Balance of all Class A Notes.

(xii) It acknowledges that the Issuer may prohibit any transfer of any Class B Note if it reasonably believes that such transfer would violate any of these representations, warranties, and covenants.

(xiii) It acknowledges that the Originator, the Indenture Trustee, the Note Registrar, the Issuer and others will rely on the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if it becomes aware that any of the foregoing are no longer accurate, it will notify the Issuer.

The Indenture Trustee shall maintain a file of all such transferee certifications delivered to it and shall make such transferee certifications available to the Issuer upon request. The Issuer may refuse to recognize, and treat as void ab initio, any transfer of a Class B Note that it reasonably believes would violate any of the foregoing representations, warranties, and covenants.

Section 2.07 Mutilated, Destroyed, Lost or Stolen Notes. (a) If (i) any mutilated Note is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by the Indenture Trustee to hold each of the Issuer and the Indenture Trustee harmless, then, in the absence of actual notice to the Issuer or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver upon an Issuer Order, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note or Notes of the same tenor and principal balance bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become subject to receipt of payment in full, instead of issuing a new Note, the Indenture Trustee may make a payment with respect to such Note without surrender thereof, except that any mutilated Note shall be surrendered. If, after the delivery of such new Note or payment with respect to a destroyed, lost or stolen Note

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such new Note was issued presents for receipt of payments such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such new Note (or such payment) from the Person to whom it was delivered or any Person taking such new Note from such Person, except a protected purchaser, and each of the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage or cost incurred by the Issuer or the Indenture Trustee in connection therewith.

(b) Upon the issuance of any new Note under this Section 2.07, the Issuer or the Indenture Trustee may require the payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto.

(c) Every new Note issued pursuant to this Section 2.07 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not such destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(d) The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment with respect to mutilated, destroyed, lost or stolen Notes.

Section 2.08 Persons Deemed Noteholders. Before due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered as the owner of such Note (a) on the applicable Record Date for the purpose of receiving payments with respect to principal and interest on such Note and (b) on any date for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by any notice to the contrary.

Section 2.09 Cancellation of Notes. All Notes surrendered for payment, registration of transfer, exchange or prepayment shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Note previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.09 except as expressly permitted by this Indenture. All canceled Notes shall be held and disposed of by the Indenture Trustee in accordance with its standard retention and disposal policy.

Section 2.10 Conditions to Closing. The Notes of each Series shall be executed, authenticated and delivered on the related Closing Date by the Indenture Trustee in accordance with Section 2.05 and the Indenture Trustee shall execute the related Indenture Supplement, upon receipt by the Indenture Trustee of the following:

(a) an Issuer Order authorizing the authentication and delivery of such Notes to be issued on such Closing Date by the Indenture Trustee;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) the original Notes to be issued on such Closing Date executed by the Issuer and true and correct copies of the Transaction Documents;

(c) the related Indenture Supplement substantially in the form of Exhibit F, executed by the Issuer (which Indenture Supplement shall (i) require a deposit into the Liquidity Reserve Account of the amount, if any, necessary to increase the amount on deposit in the Liquidity Reserve Account to the Liquidity Reserve Account Floor Amount for the Payment Date following such Closing Date, (ii) set forth an Interest Rate, the Scheduled Outstanding Note Balance of each Class and each Series for each Payment Date, the Initial Outstanding Note Balance and other terms of the Notes applicable to such Series not otherwise set forth in the Indenture or the Notes and (iii) otherwise be in form and substance reasonably acceptable to the Noteholders;

(d) a ratings letter (which shall also be delivered to the initial Noteholders of such Series) from the Rating Agency, confirming the Notes of such Series have received a rating of, with respect to the Class A Notes, at least A-(sf) and, with respect to the Class B Notes, at least BB(sf);

(e) the Issuer shall acquire, upon the disbursement of the proceeds of the issuance of the Notes of such Series, the additional assets reflected in the Schedules of Solar Assets (except to the extent such Solar Assets are owned by a Financing Fund) and Managing Member Membership Interests attached to the related Transfer Certificates under the Sale and Contribution Agreement delivered on such Closing Date;

(f) Opinions of Counsel addressed to the Indenture Trustee, the Noteholders (including the related initial Noteholders of such Notes to be issued on such Closing Dates) and the Rating Agency in form and substance reasonably satisfactory to the Indenture Trustee, the Noteholders and the Rating Agency addressing corporate, security interest, bankruptcy and other matters and, with respect to tax matters, an Opinion of Counsel opining that the issuance of the Notes will not cause the Issuer to be treated as an association, a publicly traded partnership or a taxable mortgage pool that is taxable as a corporation for U.S. federal income tax purposes);

(g) an Officer’s Certificate of an Authorized Officer of the Issuer, stating that:

(i) all representations and warranties of the Issuer contained in the Transaction Documents to which it is a party are true and correct in all material respects on and as of such Closing Date as though made on such Closing Date (other than those representations and warranties made as of a specified date, which shall be true and correct in all respects as of such specified date), and no Event of Default of the Issuer exists under the Transaction Documents;

(ii) the issuance of the Notes will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, this Indenture or any other Transaction Document, the Issuer Operating Agreement or any other constituent documents of the Issuer, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii) all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes and execution of the related Indenture Supplement have been fully satisfied;

(iv) such issuance of the Notes of such Series will not have an adverse effect in any material respect on the existing Noteholders in their capacity as holders of Outstanding Notes;

(v) the Aggregate Discounted Solar Asset Balance of the Qualified Additional Solar Assets acquired by the Issuer on the related Transfer Date was at least $15,000,000 as of the Cut-Off Date;

(vi) immediately after giving effect to the issuance of the Notes of such Series, the Collateral Test will be satisfied;

(vii) the Rating Agency Condition has been satisfied with respect to the Outstanding Notes of each Series;

(viii) before and immediately after giving effect to the issuance of the Notes of such Series (and the application of the proceeds thereof), no Default and no Early Amortization Period will have occurred and be continuing; and

(ix) (A) with respect to any Defective Solar Asset, Holdings, the Depositor or the Parent Guarantor has cured, repurchased or replaced such Defective Solar Asset or paid the required Liquidated Damages Amount (if any) in accordance with the Sale and Contribution Agreement (except to the extent cured by the Parent Guarantor in accordance with the Parent Guaranty) and (B) with respect to any Defaulted Solar Asset, Terminated Solar Asset or Host Customer Purchased Solar Asset, such Solar Asset has been replaced in accordance with the Sale and Contribution Agreement or cured or an amount will be deposited into the Collection Account from the net proceeds to the Issuer from the issuance of the Notes of such Series to pay the related Unscheduled Note Principal Payment with respect of such Solar Asset in accordance with the Priority of Payments on the following Payment Date.

(h) an Officer’s Certificate dated as of such Closing Date, of an Authorized Officer of Intermediate Holdings that all of its representations and warranties made in each of the Transaction Documents to which it is a party are true and correct in all material respects or in all respects in the case of representations and warranties with materiality qualifications on and as of such Closing Date, as though made on and as of such Closing Date (other than those representations and warranties made as of a specified date, which shall be true and correct in all respects as of such specified date);

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(i) an Officer’s Certificate dated as of such Closing Date, of an Authorized Officer of Holdings that all of its representations and warranties made in each of the Transaction Documents to which it is a party are true and correct in all material respects or in all respects in the case of representations and warranties with materiality qualifications on and as of such Closing Date, as though made on and as of such Closing Date (other than those representations and warranties made as of a specified date, which shall be true and correct in all respects as of such specified date);

(j) an Officer’s Certificate dated as of such Closing Date, of an Authorized Officer of the Depositor that all of its representations and warranties made in each of the Transaction Documents to which it is a party are true and correct in all material respects or in all respects in the case of representations and warranties with materiality qualifications on and as of such Closing Date, as though made on and as of such Closing Date (other than those representations and warranties made as of a specified date, which shall be true and correct as of such specified date);

(k) an Officer’s Certificate dated as of such Closing Date, of an Authorized Officer of Sunnova Management that all of its representations and warranties made in each of the Transaction Documents to which it is a party are true and correct in all material respects or in all respects in the case of representations and warranties with materiality qualifications on and as of such Closing Date, as though made on and as of such Closing Date (other than those representations and warranties made as of a specified date, which shall be true and correct in all respects as of such specified date);

(l) an Officer’s Certificate dated as of such Closing Date, of an Authorized Officer of each Managing Member that all of its representations and warranties made in each of the Transaction Documents to which it is a party are true and correct in all material respects or in all respects in the case of representations and warranties with materiality qualifications on and as of such Closing Date, as though made on and as of such Closing Date (other than those representations and warranties made as of a specified date, which shall be true and correct in all respects as of such specified date);

(m) a Secretary’s Certificate dated as of such Closing Date of each of Intermediate Holdings, Holdings, Sunnova Management, the Depositor, each Managing Member and the Issuer regarding certain organizational matters and the incumbency of the signatures of Intermediate Holdings, Holdings, Sunnova Management, the Depositor, each Managing Member and the Issuer;

(n) delivery by the Custodian to the Issuer and the Indenture Trustee of an executed Closing Date Certification in respect of the Solar Assets conveyed on such Closing Date;

(o) each of the Servicer and the Facility Administrator shall have deposited into the Collection Account all collections received in respect of the Conveyed Property conveyed on such Closing Date since the related Cut-Off Date that have not been retained by the Managing Members or Financing Funds;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(p) evidence that the Indenture Trustee has been named the loss payee for the benefit of the Noteholders on one or more Tax Loss Insurance Policies naming the Issuer and each Managing Member whose Managing Membership Interests are included in the Conveyed Property conveyed on such Closing Date as insured;

(q) with respect to any asset acquisitions by the Issuer occurring on the same date as such issuance:

(i) copies of the schedules and agreements required to be delivered with respect to such transfer by the Sale and Contribution Agreement, duly executed by Intermediate Holdings, Holdings, the Depositor and the Issuer, and, in each case, any supplemental schedules and Transfer Certificates;

(ii) copies of all applicable UCC termination statements or partial releases (collectively, the “Termination Statements”) terminating the Liens of creditors of Sunnova Energy, Intermediate Holdings, Holdings, the Depositor, any of their Affiliates or any other Person with respect to any part of the Trust Estate (except as expressly contemplated by the Transaction Documents) and the Financing Statements (which shall constitute all of the Perfection UCCs with respect to such Closing Date) to the proper Person for filing to perfect the Indenture Trustee’s first priority Lien on the Trust Estate, subject to Permitted Liens;

(iii) the certificates representing all applicable Managing Member Membership Interests and Financing Fund Interests together with instruments of transfer executed in blank;

(iv) a Tax Equity Consent to Collateral Assignment with respect to each Financing Fund related to the Managing Member Membership Interests conveyed on such Closing Date, if any, but only if required by the related Financing Fund LLC Agreement;

(v) all requirements under the Sale and Contribution Agreement with respect to such asset acquisitions shall have been satisfied or shall be satisfied substantially concurrently with the Closing;

(vi) each applicable Managing Member shall have executed and delivered to the Indenture Trustee its Managing Member Pledge Agreement with respect to its Financing Fund Interests in the related Financing Fund; and

(vii) the Issuer shall have deposited the applicable Supplemental Reserve Account Closing Date Deposit, if any, for the related Closing Date into the Supplemental Reserve Account and the applicable Storage System Reserve Account Closing Date Deposit, if any, for the related Closing Date into the Storage System Reserve Account.

(r) all conditions to such issuance specified in the Note Purchase Agreement and any NPA Supplement shall have been satisfied;

(s) with respect to the Initial Closing Date,

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(i) evidence that the Indenture Trustee has established the Collection Account, the Liquidity Reserve Account, the Supplemental Reserve Account, Storage System Reserve Account, the Closing Date Account, the Tax Loss Insurance Proceeds Account and the Cash Trap Reserve Account;

(ii) evidence that Sunnova Energy has established the Host Customer Deposit Account;

(iii) delivery by the Custodian to the Issuer and the Indenture Trustee of an executed Closing Date Certification; and

(iv) any other certificate, document or instrument reasonably requested by the related initial Noteholders or the Indenture Trustee.

Section 2.11 Issuance of Additional Series. The Issuer shall be entitled, subject to Section 2.10 and the Note Purchase Agreement, at any time and from time, to create and issue Notes under this Indenture of one or more Series which shall consist of Class A Notes, Class B Notes or both, and which shall rank equally and ratably with and have substantially identical terms as the other Class A Notes and Class B Notes, respectively, issued on the Initial Closing Date and any other Closing Date, other than with respect to the date of issuance, the issue price, the Interest Rate, Anticipated Repayment Date, Final Maturity Date and as otherwise provided in the applicable Indenture Supplement. The Notes of a given Class issued on the Initial Closing Date, and any additional Notes of such Class in a different Series issued on a different Closing Date, shall be treated as a single Class for all purposes under this Indenture.

Section 2.12 Access to List of Noteholders’ Names and Addresses. The Indenture Trustee shall furnish or cause to be furnished to the Servicer within 15 days after receipt by the Indenture Trustee of a request therefor from the Servicer or any Noteholder in writing, a list, in such form as the Servicer or any Noteholder may reasonably require, of the names and addresses of the Noteholders as of the most recent Record Date.

Section 2.13 Recharacterized Notes. Notwithstanding anything to the contrary herein, if (1) any taxing authority asserts that any of the Notes are not properly classifiable as indebtedness for income tax purposes (“Recharacterized Notes”) and (2) either (A) the Issuer determines that it will not challenge the assertion of such taxing authority or (B) any such challenge is unsuccessful, the Issuer and the Noteholders agree that (i) the Holders of the Recharacterized Notes shall be treated for all income tax purposes as partners of a partnership from the issuance of the Notes, (ii) payments on the Recharacterized Notes shall be treated as “guaranteed payments” under Section 707 of the Code and (iii) all items of taxable income, gain, loss, deduction, or credit of the partnership for such taxable year and any separately allocable items thereof shall be allocated to the Member(s) of the Issuer under the limited liability company agreement of the Issuer. In the event it is determined that payments on the Recharacterized Notes are not properly treated as “guaranteed payments” in accordance with clause (ii) of the preceding sentence, then, prior to the application of clause (iii) of the preceding sentence, taxable income or items of gross income of the partnership for each taxable year of the partnership, in an amount corresponding to the aggregate distributions of interest to the Holders of Recharacterized Notes made pursuant to the terms of the Indenture during such taxable year, shall be specially allocated to the Holders of the

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Recharacterized Notes pro rata in the proportion that the amount of distributions received by each such Holder during such taxable year bears to the aggregate amount of distributions of interest received by all Holders of Recharacterized Notes pursuant to the terms of the Indenture during such taxable year; provided, that to the extent that distributions of interest to the Holders of Recharacterized Notes pursuant to the terms of the Indenture during any taxable year exceed the taxable income or gross income of the partnership during such taxable year, the amount of such excess shall be specially allocated to such Holders in accordance with the preceding provisions of this Section 2.13 in any subsequent taxable year or years of the partnership to the extent of the taxable income or gross income of the partnership in such subsequent taxable year or years. The foregoing provisions of this Section 2.13 are intended to comply with the requirements of Section 704 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder, including, without limitation, the “qualified income offset” requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and the partner minimum gain chargeback provisions of Treasury Regulation Section 1.704-2, and shall be interpreted and applied in a manner consistent therewith.

ARTICLE III

COVENANTS; COLLATERAL; REPRESENTATIONS; WARRANTIES

Section 3.01 Performance of Obligations. (a) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations in any Transaction Document or under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as permitted by, or expressly provided in this Indenture, the Transaction Documents or such other instrument or agreement.

(b) To the extent consistent with the Issuer Operating Agreement, the Issuer may contract with other Persons to assist it in performing its duties hereunder, and any performance of such duties shall be deemed to be action taken by the Issuer. To the extent that the Issuer contracts with other Persons which include or may include the furnishing of reports, notices or correspondence to the Indenture Trustee, the Issuer shall identify such Persons in a written notice to the Indenture Trustee and the Noteholders.

(c) The Issuer shall and shall require that the Depositor, Intermediate Holdings and Holdings characterize (i) the transfer of the Conveyed Property by Intermediate Holdings to Holdings, the transfer of the Conveyed Property by Holdings to the Depositor and the Conveyed Property by the Depositor to the Issuer pursuant to the Sale and Contribution Agreement as an absolute transfer for legal purposes, (ii) the Grant of the Trust Estate by the Issuer under this Indenture as a pledge for financial accounting purposes, and (iii) the Notes as indebtedness for U.S. federal income tax purposes (unless otherwise required by applicable law) and for financial accounting purposes. In this regard, the financial statements of Sunnova Energy and its consolidated subsidiaries will show the Conveyed Property as owned by the consolidated group and the Notes as indebtedness of the consolidated group (and will contain appropriate footnotes stating that the assets of the Issuer will not be available to creditors of Sunnova Energy, Intermediate Holdings, Holdings or the Depositor or any other Person), and the U.S. federal income Tax Returns of Sunnova Energy and its

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

consolidated subsidiaries that are regarded entities for U.S. federal income tax purposes will indicate that the Notes are indebtedness unless otherwise required by applicable law. The Issuer will cause Sunnova Energy, Intermediate Holdings, Holdings and the Depositor to file all required Tax Returns and associated forms, reports, schedules and supplements thereto in a manner consistent with such characterizations unless otherwise required by applicable law.

(d) The Issuer covenants to pay, or cause to be paid, all material Taxes or other similar charges levied by any Governmental Authority with regard to the Trust Estate (which shall include paying any Affiliate of the Issuer who pays such taxes for any affiliated group of which the Issuer is a member), except to the extent that the validity or amount of such Taxes is contested in good faith, via appropriate Proceedings and with adequate reserves established and maintained therefor in accordance with GAAP.

(e) The Issuer hereby assumes liability for all liabilities associated with the Trust Estate or created under this Indenture, including but not limited to any obligation arising from the breach or inaccuracy of any representation, warranty or covenant of the Issuer set forth herein except as provided in the Transaction Documents. Notwithstanding the foregoing, the Issuer has and shall have no liability with respect to the payment of principal and interest on the Notes, except as otherwise provided in this Indenture.

(f) The Issuer will, and will cause each Managing Member and each Financing Fund to, perform and observe all of its obligations and agreements contained in this Indenture, the Transaction Documents and in the instruments and agreements included in the Trust Estate, as applicable, including, but not limited to, preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Transaction Documents in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not, and shall not permit any Managing Member or any Financing Fund to, waive, amend, modify, supplement or terminate any Transaction Document or any provision thereof without the consent of the Indenture Trustee (acting at the direction of the Required Noteholders) provided that, in addition, any amendment to any Transaction Document shall be permitted on the same basis that an amendment to this Indenture is permitted pursuant to Section 9.01 hereof).

(g) If an Event of Default or Manager Termination Event shall arise from the failure of the Manager to perform any of its duties or obligations under the Management Agreement, the Issuer shall take all reasonable steps available to it to remedy such failure, including compliance with its obligations regarding a Replacement Manager pursuant to the terms of the Management Agreement.

(h) If an Event of Default or Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement, the Issuer shall take all reasonable steps available to it to remedy such failure, including compliance with its obligations regarding a Replacement Servicer pursuant to the terms of the Servicing Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(i) If an Event of Default or Facility Administrator Termination Event shall arise from the failure of the Facility Administrator to perform any of its duties or obligations under the Facility Administration Agreement, the Issuer shall take all reasonable steps available to it to remedy such failure, including compliance with its obligations regarding a Replacement Facility Administrator pursuant to the terms of the Facility Administration Agreement.

(j) The Issuer, or the Servicer on behalf of the Issuer, will supply to the Indenture Trustee for further distribution to the Noteholders, at the time and in the manner required by applicable U.S. Department of the Treasury regulations, and to the extent required by applicable U.S. Department of the Treasury regulations, information with respect to any original issue discount accruing on the Notes.

Section 3.02 Negative Covenants. In addition to the restrictions and prohibitions set forth in Sections 3.04 and 3.10 and elsewhere herein, the Issuer will not, and will not permit any Managing Member or any Financing Fund to:

(a) sell, transfer, exchange or otherwise dispose of any portion of its interest in the Trust Estate except as expressly permitted by or expressly contemplated in this Indenture or the other Transaction Documents; provided that at any time the Issuer may distribute to the Depositor (i) any Excess SRECs and (ii) any Rebates;

(b) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted or expressly contemplated hereby or under any other Transaction Document;

(c) (i) create, incur or suffer, or permit to be created or incurred or to exist any Lien on any of the Trust Estate (except for the Lien created by this Indenture and any Managing Member Pledge Agreement) or (ii) permit the Lien created by this Indenture not to constitute a valid first priority, perfected Lien on the Trust Estate, in each case subject to Permitted Liens;

(d) take any action or fail to take any action which action or failure to act may cause the Issuer, any Managing Member or any Financing Fund to become classified as an association, a publicly traded partnership or a taxable mortgage pool that is taxable as a corporation for U.S. federal income tax purposes; or

(e) act or fail to act in violation of its organization documents.

Section 3.03 Money for Note Payments. (a) All payments with respect to any Notes which are to be made from amounts withdrawn from the Collection Account pursuant to the Priority of Payments shall be made on behalf of the Issuer by the Indenture Trustee, and no amounts so withdrawn from an Account for payments with respect to the Notes shall be paid over to the Issuer under any circumstances except as provided in this Section 3.03 and Article V.

(b) When the Indenture Trustee is not also the Note Registrar, the Issuer shall furnish, or cause the Note Registrar to furnish, no later than the fifth calendar day after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders and of the number of individual Notes and the registered number and the Outstanding Note Balance of each Note held by each such Noteholder of each Series and Class.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Any money held by the Indenture Trustee in trust for the payment of any amount distributable but unclaimed with respect to any Note shall be held in a non-interest bearing trust account, and if the same remains unclaimed for two years after such amount has become due to such Noteholder, such money shall be discharged from such trust and paid to the Issuer upon an Issuer Order without any further action by any Person; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee with respect to such trust money shall thereupon cease. The Indenture Trustee may adopt and employ, at the expense of the Issuer, any reasonable means of notification of such payment (including, but not limited to, mailing notice of such payment to Noteholders whose Notes have been called but have not been surrendered for prepayment or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee, at the last address of record for each such Noteholder).

Section 3.04 Restriction of Activities. Until the date that is 365 days after the Termination Date, the Issuer will not, and will not permit any Managing Member or any Financing Fund to, on or after the date of execution of this Indenture:

(a) engage in any business or investment activities other than those necessary for, incident to, connected with or arising out of, owning and Granting the Trust Estate to the Indenture Trustee for the benefit of the Noteholders, or contemplated hereby, in the Transaction Documents and the Issuer Operating Agreement;

(b) incur any indebtedness secured in any manner by, or having any claim against, the Trust Estate or the Issuer other than indebtedness arising hereunder and in connection with the Transaction Documents and as otherwise expressly permitted in a Transaction Document;

(c) incur any other indebtedness except as permitted in the Issuer Operating Agreement, any Managing Member LLC Agreement or any Financing Fund LLC Agreement;

(d) amend, or propose to the member of the Depositor for their consent any amendment of, the Issuer Operating Agreement (or, if the Issuer shall be a successor to the Person named as the Issuer in the first paragraph of this Indenture, amend, consent to amendment or propose any amendment of, the governing instruments of such successor) or amend or permit the amendment of any Managing Member LLC Agreement, or any Financing Fund LLC Agreement, without (i) giving notice thereof in writing, 30 days prior to the date on which such amendment is to become effective, to the Rating Agency and (ii) with respect to any amendment that could reasonably be expected to have a material adverse effect on the interests of the Noteholders, the consent of the Required Noteholders;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e) except as otherwise expressly permitted by this Indenture or the Transaction Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, any Managing Member or any Financing Fund, including those included in the Trust Estate; provided that at any time the Issuer may distribute to the Depositor (i) any Excess SRECs and (ii) any Rebates;

(f) claim any credit on, or make any deduction or set off against any obligation of Noteholders to the Issuer from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the Taxes levied or assessed upon any part of the Trust Estate; or

(g) dissolve, liquidate, merge or consolidate with any other Person, other than in compliance with Section 3.09 if any Notes are Outstanding or any commitment of the Noteholders to purchase additional Notes exists.

Section 3.05 Protection of Trust Estate. (a) The Issuer intends the Lien Granted pursuant to this Indenture in favor of the Indenture Trustee for the benefit of the Noteholders to be prior to all other Liens in respect of the Trust Estate, subject to Permitted Liens, and the Issuer shall take all actions necessary to obtain and maintain, in favor of the Indenture Trustee and the Noteholders, a first Lien on and a first priority, perfected Lien on the Trust Estate, subject to Permitted Liens. Subject to Section 3.05(f), the Issuer will from time to time prepare, execute (or authorize the filing of) and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and deliver, or cause to be delivered, all certificates representing any Managing Member Membership Interests and any Financing Fund Interests together with instruments of transfer executed in blank, and will take such other action as may be necessary or advisable to:

(i) provide further assurance with respect to such Grant and/or Grant more effectively all or any portion of the Trust Estate;

(ii) (A) maintain and preserve the Lien (and the priority thereof) in favor of the Indenture Trustee created by this Indenture and (B) enforce the terms and provisions of this Indenture or carry out more effectively the purposes hereof;

(iii) perfect or protect the validity of any Grant made or to be made by this Indenture;

(iv) enforce its rights under the Sale and Contribution Agreement and the other Transaction Documents from which the Trust Estate derives; or

(v) preserve and defend title to any asset included in the Trust Estate and the rights of the Indenture Trustee and of the Noteholders in the Trust Estate against the claims of all Persons.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The Issuer shall deliver or cause to be delivered to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Issuer shall cooperate fully with the Indenture Trustee in connection with the obligations set forth above and will execute (or authorize the filing of) any and all documents reasonably required to fulfill the intent of this Section 3.05 (including, without limitation, any reasonably required Tax Equity Consent to Collateral Assignment with respect to any Financing Fund).

(b) The Issuer hereby irrevocably appoints the Indenture Trustee as its agent and attorney-in-fact (such appointment being coupled with an interest) to execute, or authorize the filing of, upon the Issuer’s failure to do so, any financing statement or continuation statement required pursuant to this Section 3.05; provided, however, that such designation shall not be deemed to create any duty in the Indenture Trustee to monitor the compliance of the Issuer with the foregoing covenants; and provided further, that the Indenture Trustee shall only be obligated to execute or authorize such financing statement or continuation statement upon written direction of the Servicer or any Noteholder and upon written notice to a Responsible Officer of the Indenture Trustee of the failure of the Issuer to comply with the provisions of Section 3.05(a); shall not be required to pay any fees, Taxes or other governmental charges in connection therewith; and shall not be required to prepare any financing statement or continuation statement required pursuant to this Section 3.05 (which shall in each case be prepared by the Issuer or the Servicer). The Issuer shall cooperate with the Servicer and provide to the Servicer any information, documents or instruments with respect to such financing statement or continuation statement that the Servicer may reasonably require. Neither the Indenture Trustee nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any collateral securing the Notes, for the legality, enforceability, effectiveness or sufficiency of the Transaction Documents or any financing statement or continuation statement for the creation, perfection, continuation, priority, sufficiency or protection of any of the liens, or for any defect or deficiency as to any such matters, for monitoring the status of any lien or performance of the collateral or for the accuracy or sufficiency of any financing statement or continuation statement prepared for its execution or authorization hereunder. Financing statements filed pursuant to such appointments may describe the Trust Estate in the same manner as described herein or may describe the collateral subject thereto as “all assets, whether now owned or hereafter acquired and all proceeds thereof” or similar language.

(c) Except as necessary or advisable in connection with the fulfillment by the Indenture Trustee of its duties and obligations described herein or in any other Transaction Document, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held as described in the most recent Opinion of Counsel that was delivered pursuant to Section 3.06 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Initial Closing Date pursuant to Section 2.10(i), if no Opinion of Counsel has yet been delivered pursuant to Section 3.06) unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the Lien created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d) No later than 30 days prior to any of Intermediate Holdings, Holdings, the Depositor or the Issuer making any change in its or their name, identity, jurisdiction of organization or structure which would make any financing statement or continuation statement filed in accordance with Section 3.05(a) above seriously misleading within the meaning of Section 9-506 of any applicable UCC or wherever else necessary or appropriate under applicable law, or otherwise impair the perfection of the Lien on the Trust Estate, the Issuer shall give or cause to be given to the Indenture Trustee written notice of any such change and, on or prior to the date of any such change, shall file such financing statements or amendments or take any other action as may be necessary to continue the perfection of the Indenture Trustee’s Lien on the Trust Estate. None of Intermediate Holdings, Holdings, the Depositor or the Issuer shall become or seek to become organized under the laws of more than one jurisdiction.

(e) The Issuer shall give the Indenture Trustee written notice at least 30 days prior to any relocation of Intermediate Holdings’, Holdings’, the Depositor’s or the Issuer’s respective principal executive office or jurisdiction of organization and whether, as a result of such relocation, the applicable provisions of relevant law or the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and, on or prior to the date of any such change, shall file such financing statements or amendments as may be necessary to continue the perfection of the Indenture Trustee’s Lien on the Trust Estate. The Issuer shall at all times maintain its principal executive office and jurisdiction of organization within the United States of America.

(f) Notwithstanding anything to the contrary in this Section 3.05 or otherwise in this Indenture, UCC Fixture Filings will be maintained in the name of the initial Servicer, as secured party, on behalf of the Issuer and the Indenture Trustee. A UCC Fixture Filing may, or at the direction of the Issuer or the Servicer shall, be released by the secured party in connection with a Host Customer refinancing transaction or sale of the related home, so long as the Servicer re-files the UCC Fixture Filing within 10 Business Days of obtaining knowledge of, but no later than 45 calendar days after, the closing of such refinancing or sale (if applicable). Following an Event of Default or the removal of Sunnova Management as Servicer following a Servicer Termination Event, the Servicer shall cause each UCC Fixture Filing to be assigned to the Indenture Trustee as secured party. To the extent the Servicer fails to do so, the Indenture Trustee is authorized to do so, but only if the Indenture Trustee is given a written direction or an Opinion of Counsel specifying the jurisdictions in which such filings shall be made and attaching copies of the applicable assignments of the UCC Fixture Filings to be filed by the Indenture Trustee.

Section 3.06 Opinions and Officer’s Certificates as to Trust Estate. (a) On each Closing Date and, if requested by the Indenture Trustee on the date of each supplemental indenture hereto, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) such action has been taken with respect to the recording and filing of the requisite documents and the delivery of the requisite certificates and instruments (except as set forth in Section 3.05(f) and assuming the filing of any required financing statements and continuation statements and the delivery of any such certificates and instruments) as are necessary to perfect and make effective the Lien on the Trust Estate in favor of the Indenture Trustee for the benefit of the Noteholders, created by this Indenture, subject to Permitted Liens, and reciting the details of such action or (ii) no such action is necessary to make such Lien effective.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) On or before the thirtieth day prior to the fifth anniversary of the Initial Closing Date and every five years thereafter until the Final Maturity Date, with respect to the applicable Series, the Issuer (or the Servicer on behalf of the Issuer) shall furnish to the Indenture Trustee an Officer’s Certificate to the effect that either (i) such action has been taken with respect to the recording, filing, re-recording and re-filing of the requisite documents, except as set forth in Section 3.05(f), including the filing of any financing statements and continuation statements, as is necessary to maintain the Lien created by this Indenture with respect to the Trust Estate and reciting the details of such action or (ii) no such action is necessary to maintain such Lien. The Issuer (or the Servicer on behalf of the Issuer) shall also provide the Indenture Trustee with a file stamped copy of any document or instrument filed as described in such Officer’s Certificate contemporaneously with the delivery of such Officer’s Certificate. Such Officer’s Certificate shall also describe the recording, filing, re-recording and re-filing of the requisite documents, except as set forth in Section 3.05(f), including the filing of any financing statements and continuation statements, that will be required to maintain the Lien of this Indenture with respect to the Trust Estate and the delivery of any certificates representing any Managing Member Membership Interest and any Financing Fund Interests owned by the Issuer or Managing Member together with instruments of transfer executed in blank. If the Officer’s Certificate delivered to the Indenture Trustee hereunder specifies future action to be taken by the Issuer, the Issuer (or the Servicer on behalf of the Issuer) shall furnish a further Officer’s Certificate no later than the time so specified in such former Officer’s Certificate to the extent required by this Section 3.06.

Section 3.07 Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, the Rating Agency and the Noteholders, within 120 days after the end of each calendar year (beginning with calendar year 2019), an Officer’s Certificate of the Issuer stating, as to the signer thereof, that, (a) a review of the activities of the Issuer during the preceding calendar year and of its performance under this Indenture has been made under such officer’s supervision, (b) to the best of such officer’s knowledge, based on such review, the Issuer has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation that is continuing, specifying each such default known to such officer and the nature and status thereof and remedies therefor being pursued, and (c) to the best of such officer’s knowledge, based on such review, no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default hereunder or, if such an event has occurred and is continuing, specifying each such event known to such officer and the nature and status thereof and remedies therefor being pursued.

Section 3.08 Recording. The Issuer will, upon the Initial Closing Date and thereafter from time to time, prepare and cause financing statements and such other instruments as may be required with respect thereto, including without limitation, the Financing Statements to be filed, registered and recorded as may be required by present or future law (with file stamped copies thereof delivered to the Indenture Trustee) to create, perfect and protect the Lien hereof upon the Trust Estate, and protect the validity of this Indenture. The Issuer shall, from time to time, perform or cause to be performed any other act as required by law and shall execute (or authorize, as

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

applicable) or cause to be executed (or authorized, as applicable) any and all further instruments (including financing statements, continuation statements and similar statements with respect to any of said documents with file stamped copies thereof delivered to the Indenture Trustee) that are necessary or reasonably requested by the Indenture Trustee for such creation, perfection and protection. The Issuer shall pay, or shall cause to be paid, all filing, registration and recording taxes and fees incident thereto, and all expenses, Taxes and other governmental charges incident to or in connection with the preparation, execution, authorization, delivery or acknowledgment of the recordable documents, any instruments of further assurance, and the Notes.

Section 3.09 Agreements Not to Institute Bankruptcy Proceedings. The Issuer shall, and shall permit any Managing Member or any Financing Fund to, only voluntarily institute any Proceedings to adjudicate the Issuer, such Managing Member or such Financing Fund, as applicable, as bankrupt or insolvent, consent to the institution of bankruptcy or insolvency Proceedings against the Issuer, such Managing Member or such Financing Fund, as applicable, file a petition seeking or consenting to reorganization or relief under any applicable federal or State law relating to bankruptcy, consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer, such Managing Member or such Financing Fund, as applicable, or a substantial part of its property or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Issuer, in accordance with the terms of the Issuer Operating Agreement, the applicable Managing Member LLC Agreement or the applicable Financing Fund LLC Agreement, as applicable.

Section 3.10 Additional Covenants; Covenants with Respect to the Managing Members.

(a) So long as any of the Notes are Outstanding or any commitment of the Noteholders to purchase additional Notes exists:

(i) The Issuer will, and will cause each Managing Member and each Financing Fund to, keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and each asset included in the Trust Estate.

(ii) The Issuer shall not, and shall not permit any Managing Member or any Financing Fund to, consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (A) the entity (if other than the Issuer) formed or surviving such consolidation or merger, or that acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety, shall be organized and existing under the laws of the United States of America or any State as a special purpose bankruptcy remote entity, and shall expressly assume in form satisfactory to the Rating Agency the obligation to make due and punctual payments of principal and interest on the Notes then Outstanding and the performance of every covenant on the part of the Issuer to be performed or observed pursuant to the Indenture, (B) immediately after giving effect to such transaction, no Default, Event of Default or Early Amortization Period under this Indenture shall have

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

occurred and be continuing, (C) such consolidation, merger, conveyance or transfer would not violate any applicable Designated Transfer Restrictions, (D) the Issuer shall have delivered to the Rating Agency and the Indenture Trustee and each Noteholder an Officer’s Certificate of the Issuer and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer complies with this Indenture and (E) the Issuer shall have given prior written notice of such consolidation or merger to the Rating Agency.

(iii) The funds and other assets of the Issuer shall not, and the Issuer shall not permit the funds and other assets of any Managing Member or any Financing Fund to, be commingled with those of any other Person except to the extent expressly permitted under the Transaction Documents.

(iv) The Issuer shall not, and shall not permit any Managing Member or any Financing Fund to, be, become or hold itself out as being liable for the debts of any other Person.

(v) The Issuer shall not form, or cause to be formed, any subsidiaries (which, for the avoidance of doubt, shall not prohibit the conveyance of limited liability company interests in any Managing Member or any Financing Fund to the Issuer), permit any Managing Member to form, or cause to be formed, any subsidiaries other than the applicable Financing Fund or permit any Financing Fund to form, or cause to be formed, any subsidiaries.

(vi) The Issuer shall, and shall cause each Managing Member and each Financing Fund to, act solely in its own name and through its Authorized Officers or duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned. The Issuer shall not have any employees other than the Authorized Officers of the Issuer and the Issuer shall not permit any Managing Member or any Financing Fund to have any employees other than the Authorized Officers of such Managing Member or such Financing Fund, as applicable.

(vii) The Issuer shall, and shall cause each Managing Member and each Financing Fund to, maintain its records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person. The books of the Issuer, each Managing Member and each Financing Fund may be kept (subject to any provision contained in the applicable statutes) inside or outside the State of Delaware at such place or places as may be designated from time to time by the Issuer Operating Agreement, the applicable Managing Member LLC Agreement or the applicable Financing Fund LLC Agreement, as applicable.

(viii) All actions of the Issuer, each Managing Member and each Financing Fund shall be taken by an Authorized Officer of such Person (or any Person acting on behalf of such Person).

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ix) The Issuer shall not amend its certificate of formation (except as required under the Delaware law) or the Issuer Operating Agreement, without first giving prior written notice of such amendment to the Rating Agency (a copy of which shall be provided to the Indenture Trustee) and, with respect to amendments that could reasonably have a material adverse effect on the interests of the Noteholders, obtaining the prior written consent of the Required Noteholders. The Issuer shall not permit any Financing Fund LLC Agreement or Managing Member LLC Agreement to be amended in any material respect without the prior written consent of the Required Noteholders. The Issuer shall not permit any other Financing Fund Document to be amended in a manner adverse to the Noteholders without the prior written consent of the Required Noteholders; provided that, to the extent the applicable Tax Equity Investor Members are no longer members under any Financing Fund LLC Agreement, the Issuer shall amend and restate such Financing Fund LLC Agreement in form and substance reasonably acceptable to the Required Noteholders.

(x) The Issuer maintains, and shall cause each Managing Member and each Financing Fund to maintain, the formalities of the form of its organization.

(xi) The annual financial statements of Sunnova Energy and its consolidated subsidiaries will disclose the effects of the transactions contemplated by the Transaction Documents in accordance with GAAP. Any consolidated financial statements which consolidate the assets and earnings of Sunnova Energy, Intermediate Holdings, Holdings, any Managing Member, any Financing Fund or the Depositor with those of the Issuer will contain a footnote to the effect that the assets of the Issuer will not be available to creditors of Sunnova Energy, Intermediate Holdings, Holdings any Managing Member, any Financing Fund or the Depositor or any other Person other than creditors of the Issuer. The financial statements of the Issuer, if any, will disclose that the assets of Sunnova Energy, Intermediate Holdings, Holdings and the Depositor are not available to pay creditors of the Issuer.

(xii) Other than certain costs and expenses related to the issuance of the Notes and pursuant to the Parent Guaranty, none of Sunnova Energy, Intermediate Holdings, Holdings or the Depositor shall pay the Issuer’s expenses, guarantee the Issuer’s obligations or advance funds to the Issuer for payment of expenses except for costs and expenses for which Sunnova Energy, Intermediate Holdings, Holdings or the Depositor is required to make payments, in which case the Issuer will reimburse such Person for such payment.

(xiii) All business correspondences of the Issuer, each Managing Member and each Financing Fund are and will be conducted in such Person’s own name.

(xiv) Other than as contemplated by the Transaction Documents, none of Sunnova Energy, Intermediate Holdings, Holdings, any Managing Member, any Financing Fund or the Depositor acts or will act as agent of the Issuer and the Issuer does not and will not act as agent of Sunnova Energy, Intermediate Holdings, Holdings, any Managing Member, any Financing Fund or the Depositor.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(xv) The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) to acquire capital assets (either realty or personalty) other than pursuant to the Sale and Contribution Agreement.

(xvi) The Issuer shall, and shall cause each Managing Member and each Financing Fund to, comply with the requirements of all applicable laws, the non-compliance with which would have a Material Adverse Effect with respect to the Issuer, such Managing Member or such Financing Fund.

(xvii) The Issuer shall not, and shall not permit any Managing Member or any Financing Fund to, directly or indirectly, (A) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in such Person or otherwise with respect to any ownership or equity interest or security in or of such Person, (B) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (C) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Manager, the Servicer, the Facility Administrator, its beneficial owners or the Indenture Trustee as permitted by, and to the extent funds are available for such purpose under this Indenture and the other Transaction Documents (including distributions of Excess SRECs and proceeds related to Rebates generated with respect to the Conveyed Property); provided, further, that each Managing Member and each Financing Fund may make distributions to its members in accordance with the terms of the applicable Managing Member LLC Agreement or the applicable Financing Fund LLC Agreement, as applicable. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account or any other Account except in accordance with this Indenture and the other Transaction Documents.

(xviii) To the extent the Issuer or the applicable Managing Member is required to make any capital contributions or other payment obligations under any Financing Fund LLC Agreement, the Issuer shall cause, or shall cause such Managing Member to cause, all such capital contributions or other payment obligations to be made as and when due under such Financing Fund LLC Agreement.

(xix) Any capital contribution or loan required to be made by the Issuer or the applicable Managing Member to any Financing Fund pursuant to the applicable Financing Fund LLC Agreement or any other Financing Fund Document shall be made solely from a contribution from Sunnova Energy.

(xx) The Issuer shall, and shall cause the applicable Managing Member to, enforce its rights under the Financing Fund Documents to ensure that each Financing Fund shall make and apply the maximum distributions to such Managing Member and the Issuer in accordance with the Financing Fund Documents and Prudent Industry Practice, and without limitation, shall not, and shall not permit the applicable Managing Member to, agree to the maintenance of any cash reserve within any Financing Fund not required by the applicable Financing Fund LLC Agreement without the consent of the Required Noteholders.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(xxi) The Issuer shall not, and shall not permit any Managing Member to, exercise its rights, authorities and discretions under any Financing Fund Document to consent to, approve, ratify, vote in favor of or submit to any Tax Equity Investor Member for such consent, approval, ratification or vote, any matter which requires approval as a Major Decision, other than with the prior written consent of the Required Noteholders, which consent shall not be unreasonably withheld, conditioned or delayed.

(xxii) The Issuer shall determine whether or not to exercise, or to cause the applicable Managing Member to exercise, the Purchase Option with respect to each Financing Fund in accordance with the Purchase Standard. The Issuer will make such determination, and if it determines to do so, will exercise, or cause the applicable Managing Member to exercise, such Purchase Option, within the applicable Purchase Option Period in accordance with the terms and conditions of the applicable Financing Fund LLC Agreement. Such determination will take into account whether sufficient funds are available in the Supplemental Reserve Account to pay the related Purchase Option Price, and if such funds are not then available in the Supplemental Reserve Account, the Issuer will make a determination, in accordance with the Purchase Standard, whether to exercise such Purchase Option as soon thereafter as such funds are available in the Supplemental Reserve Account. Upon the Issuer’s or such Managing Member’s, as applicable, exercise and completion of a Purchase Option with respect to the membership interest of the related Tax Equity Investor Member, the Issuer shall (i) instruct the related Financing Fund to pay all distributions to be made by such Financing Fund to the Issuer or such Managing Member in respect of such membership interest directly to the Collection Account, (ii) cause the related Managing Member to execute and deliver to the Indenture Trustee a Managing Member Pledge Agreement and deliver to the Indenture Trustee the original certificate of such membership interest together with instruments of transfer executed in blank and (iii) cause the related Managing Member to amend the applicable Financing Fund LLC Agreement to require such Financing Fund to have at all times an Independent Member.

(b) So long as any of the Notes remain Outstanding or any commitment of the Noteholders to purchase additional Notes exists, the Issuer agrees, as the managing member of each Managing Member, that it will:

(i) cause such Managing Member (A) to cause the related Financing Fund to make all Financing Fund Distributions with respect to such Managing Member directly to the Collection Account and (B) to deliver to the Indenture Trustee for deposit into the Collection Account any Financing Fund Distributions received by such Managing Member;

(ii) cause such Managing Member to comply with the provisions of its Managing Member LLC Agreement and not to take any action that would cause such Managing Member to violate the provisions of its Managing Member LLC Agreement;

(iii) cause such Managing Member, to maintain all material licenses and permits required to carry on its business as now conducted and in accordance with the provisions of the Transaction Documents, except to the extent the failure to do so could not reasonably be expected to have a material adverse effect on the interests of the Noteholders;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iv) not permit or consent to the admission of any new member of such Managing Member other than a successor independent member in accordance with the provisions of its Managing Member LLC Agreement;

(v) not make any amendment to the Managing Member LLC Agreement of such Managing Member that could reasonably be expected to have a material adverse effect on the interests of the Noteholders;

(vi) cause such Managing Member (A) to comply with and enforce the provisions of the related Tax Loss Insurance Policy and (B) not to consent to any amendment to the related Tax Loss Insurance Policy to the extent that such amendment could reasonably be expected to have a material adverse effect on the interests of the Noteholders;

(vii) cause such Managing Member to (A) comply with the provisions of the applicable Financing Fund LLC Agreement and (B) not take any action that would violate the provisions of such Financing Fund LLC Agreement;

(viii) so long as such Managing Member is the managing member of any Financing Fund, cause such Financing Fund (A) to comply with and enforce the provisions of the related Tax Loss Insurance Policy, if any, and (B) not to amend the related Tax Loss Insurance Policy, if any, to the extent that such amendment could reasonably be expected to have a material adverse effect on the interests of the Noteholders;

(ix) so long as such Managing Member is the managing member of any Financing Fund, cause such Financing Fund to maintain all material licenses and permits required to carry on its business as now conducted and in accordance with the provisions of the Financing Fund Documents, except to the extent the failure to do so could not reasonably be expected to have a material adverse effect on the interests of the Noteholders;

(x) not permit such Managing Member to consent to the admission of any new member of the related Financing Fund other than pursuant to the exercise of the related Purchase Option by such Managing Member; and

(xi) ensure that a Financing Fund makes an election under Section 6226(a) of the Code (or any similar election available pursuant to Treasury Regulations thereunder) with respect to determinations of any adjustments at the partnership level.

Section 3.11 Providing of Notice. (a) The Issuer, upon learning of any failure on the part of Sunnova Energy, Sunnova Management, Intermediate Holdings, Holdings, any Managing Member or the Depositor to observe or perform in any material respect any covenant, representation or warranty set forth in the Sale and Contribution Agreement, the Parent Guaranty,

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the Management Agreement, the Servicing Agreement or any other Transaction Document to which it is a party, as applicable, which would reasonably be expected to have a material adverse effect on the Issuer, the Trust Estate, the Noteholders in their capacity as such or any Class or Series of the Notes, or upon learning of any Default, Event of Default, Manager Termination Event, Facility Administrator Termination Event, Servicer Termination Event or Early Amortization Period, shall promptly notify, in writing, the Indenture Trustee, the Noteholders, the Depositor, Intermediate Holdings, Holdings, Sunnova Management and Sunnova Energy, as applicable, of such failure, Default, Event of Default, Manager Termination Event, Facility Administrator Termination Event, Servicer Termination Event or Early Amortization Period.

(b) The Issuer shall promptly, but in no event later than ten (10) Business Days after the earlier of any Managing Member’s or any Financing Fund’s receipt or knowledge thereof, deliver, or cause to be delivered, to the Indenture Trustee copies of all material notices, documents or reports received or sent by the Issuer, such Managing Member or such Financing Fund pursuant to any Financing Fund Document, which shall include (without limitation) documents and reports in relation to (1) any call, withdrawal or put option, (2) true-up requirements, (3) the transfer of membership interests, (4) claims against the Issuer or the Financing Fund under any indemnity, (5) the threatened or actual removal of the related Managing Member as Manager under and as defined in any Financing Fund LLC Agreement, (6) any updates to financial models prepared by or in respect of any Financing Fund, (7) material correspondence on eligibility criteria in the Financing Fund Documents and (8) dispute resolution or independent investigation under the terms of any Financing Fund Documents (including, without limitation, any material dispute in relation to tax matters).

(c) The Issuer shall promptly, but in no event later than five (5) Business Days prior to any vote or approval in respect of a Major Decision or other material decisions that require the consent of any Class A Member of a Financing Fund, deliver, or cause to be delivered, to the Indenture Trustee written notice describing the issue to be decided by vote or approved together with copies of all material correspondence received and sent with respect to such decision.

(d) The Indenture Trustee, upon receiving written notice from the Issuer of the Parent Guarantor’s failure to perform any covenant or obligation of the Parent Guarantor set forth in the Parent Guaranty, shall promptly notify, in writing, the Parent Guarantor of such failure.

Section 3.12 Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Indenture Trustee and the Noteholders that as of each Closing Date:

(a) Each Sunnova Entity is duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with full power and authority to execute and deliver this Indenture, each Indenture Supplement, the Management Agreement, the Servicing Agreement, the Facility Administration Agreement, the Sale and Contribution Agreement, the Custodial Agreement and each other Transaction Document to which it is a party, as applicable, and to perform the terms and provisions hereof and thereof; such Person has full power and authority to own and operate its properties, to

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

carry on its businesses as now conducted and proposed to be conducted; and such Person is duly qualified to do business as a foreign business entity in good standing, and has obtained all required licenses and approvals, if any, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications except those jurisdictions in which failure to be so qualified would not have a material adverse effect on the business or operations of the Issuer, the Trust Estate, the Noteholders, any Managing Member, any Financing Fund, any Project or the Conveyed Property.

(b) All necessary action has been taken by each of the Issuer and each other Sunnova Entity to authorize such Person, and such Person has full power and authority, to execute, deliver and perform its obligations under this Indenture (as amended by each Indenture Supplement), the Management Agreement, the Servicing Agreement, the Facility Administration Agreement, the Sale and Contribution Agreement, the Custodial Agreement and each other Transaction Document to which it is a party, as applicable, and no consent or approval of any Person (including the Tax Equity Investor Members) is required for the execution, delivery or performance by the Issuer or any other Sunnova Entity, as applicable, of this Indenture (as amended by each Indenture Supplement), the Management Agreement, the Servicing Agreement, the Facility Administration Agreement, the Sale and Contribution Agreement, the Custodial Agreement and each other Transaction Document to which it is a party except for any consent or approval that has previously been obtained.

(c) This Indenture, each Indenture Supplement, the Management Agreement, the Servicing Agreement, the Facility Administration Agreement, the Sale and Contribution Agreement, the Custodial Agreement and each other Transaction Document to which it or any other Sunnova Entity is a party have been duly executed and delivered, and the execution and delivery of this Indenture, the Management Agreement, the Servicing Agreement, the Facility Administration Agreement, the Sale and Contribution Agreement, the Custodial Agreement and each other Transaction Document to which it or any other Sunnova Entity is a party by the Issuer or such other Sunnova Entity, as applicable, and the performance and compliance by such Person with the terms hereof and thereof will not violate the certificate of formation of such Person, the related Financing Fund LLC Agreement or the Issuer Operating Agreement (or other related organizational agreement) or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract or any other material agreement or instrument (including, without limitation, the Transaction Documents) to which the Issuer or any other Sunnova Entity is a party or which may be applicable to the Issuer, any other Sunnova Entity or any of their respective assets.

(d) This Indenture, each Indenture Supplement, the Management Agreement, the Servicing Agreement, the Facility Administration Agreement, the Sale and Contribution Agreement, the Custodial Agreement and each other Transaction Document to which the Issuer or any other Sunnova Entity is a party constitute valid, legal and binding obligations of such Person, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity).

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e) Neither of the Issuer nor any other Sunnova Entity is in violation of, and the execution, delivery and performance of this Indenture, each Indenture Supplement, the Management Agreement, the Servicing Agreement, the Facility Administration Agreement, the Sale and Contribution Agreement, the Custodial Agreement and each other Transaction Document to which it is a party, as applicable, by such Person will not constitute a violation with respect to, any order or decree of any court or any order, regulation or demand of any federal, State, municipal or governmental agency, which violation might have consequences that would have a Material Adverse Effect with respect to the Issuer, any other Sunnova Entity or any of their respective assets.

(f) No Proceeding of any kind, including but not limited to litigation, arbitration, judicial or administrative, is pending or, to the Issuer’s knowledge, threatened in writing against or contemplated by the Issuer or any other Sunnova Entity which would have a Material Adverse Effect with respect to the Issuer, any other Sunnova Entity or any of their respective assets.

(g) Each of the representations and warranties of the Issuer or any other Sunnova Entity, as applicable, set forth in the Management Agreement, the Servicing Agreement, the Facility Administration Agreement, the Sale and Contribution Agreement, the Issuer Operating Agreement and each other Transaction Document to which it is a party is, as of such Closing Date, true and correct in all material respects.

(h) The Issuer has not incurred debt or engaged in activities not related to the transactions contemplated hereunder or under the Transaction Documents except as permitted by the Issuer Operating Agreement or Section 3.04.

(i) The Issuer is not insolvent and did not become insolvent as a result of the Grant pursuant to this Indenture; the Issuer is not engaged and is not about to engage in any business or transaction for which any property remaining with the Issuer is unreasonably small capital or for which the remaining assets of the Issuer are unreasonably small in relation to the business of the Issuer or the transaction; the Issuer does not intend to incur, and does not believe or reasonably should not have believed that it would incur, debts beyond its ability to pay as they become due; and the Issuer has not made a transfer or incurred an obligation and does not intend to make such a transfer or incur such an obligation with actual intent to hinder, delay or defraud any entity to which the Issuer was or became, on or after the date that such transfer was made or such obligation was incurred, indebted.

(j) (i) The transfer of the Conveyed Property by the Depositor to the Issuer pursuant to the Sale and Contribution Agreement is an absolute transfer for legal purposes, (ii) the Grant of the Trust Estate by the Issuer pursuant to the terms of this Indenture is a pledge for financial accounting purposes, and (iii) the Notes will be treated by the Issuer as indebtedness for U.S. federal income tax purposes (unless otherwise required by applicable law). In this regard, (i) the financial statements of Sunnova Energy and its consolidated subsidiaries will show (A) that the Conveyed Property is owned by such consolidated group and (B) that the Notes are indebtedness of the consolidated group (and will contain appropriate footnotes describing that the assets of the Issuer will not be available to creditors of Sunnova Energy, Intermediate Holdings, Holdings or the Depositor or any other Person other than creditors of the Issuer), and (ii) the U.S. federal income Tax Returns of Sunnova Energy and its consolidated subsidiaries that are regarded entities for U.S. federal income tax purposes will indicate that the Notes are indebtedness unless otherwise required by applicable law.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(k) As of the Initial Cut-Off Date, the Aggregate Discounted Solar Asset Balance is $182,325,909.

(l) The legal name of the Issuer is as set forth in this Indenture; the Issuer has no trade names, fictitious names, assumed names or “doing business as” names.

(m) No item comprising the Conveyed Property has been sold, transferred, assigned or pledged by the Issuer to any Person other than the Indenture Trustee; immediately prior to the pledge of the Conveyed Property to the Indenture Trustee pursuant to this Indenture, the Issuer was the sole owner thereof and had good and indefeasible title thereto, free of any Lien other than Permitted Liens.

(n) Upon the filing of the Perfection UCCs in accordance with applicable law and the delivery to, and possession by, the Indenture Trustee of all certificates evidencing the Managing Member Membership Interests and the Financing Fund Interests and instruments of transfer executed in blank, the Indenture Trustee, for the benefit of the Noteholders, shall have a first priority perfected Lien on the Conveyed Property conveyed to the Issuer on such Closing Date and in the proceeds thereof, limited with respect to proceeds to the extent set forth in Section 9-315 of the UCC as in effect in the applicable jurisdiction, subject to Permitted Liens. All filings (including, without limitation, UCC filings) and other actions as are necessary in any jurisdiction to provide third parties with notice of and to document the transfer and assignment of the Trust Estate to the Issuer and to give the Indenture Trustee a first priority perfected Lien on the Trust Estate (subject to Permitted Liens), including delivery of the Custodian Files to the Custodian, and the payment of any fees, have been made or, with respect to Termination Statements, will be made within one Business Day of such Closing Date (or, with respect to the Perfection UCCs, ten days of such Closing Date in accordance with Section 3.11(r)(v)).

(o) None of the absolute transfer of Conveyed Property by Intermediate Holdings to Holdings pursuant to the Sale and Contribution Agreement, the absolute transfer of the Conveyed Property by Holdings to the Depositor pursuant to the Sale and Contribution Agreement, the absolute transfer of the Conveyed Property by the Depositor to the Issuer pursuant to the Sale and Contribution Agreement, or the Grant by the Issuer to the Indenture Trustee pursuant to this Indenture is subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(p) The Issuer is not, and after giving effect to the offering and sale of the Notes of the related Series and the application of the proceeds thereof as described in the related Indenture Supplement, will not be, required to register as an “investment company” as such term is defined in the 1940 Act. In making this determination, the Issuer is relying primarily on an exclusion or exemption from the definition of ‘investment company” contained in Section 3(a)(1) of the 1940 Act, although additional exclusions or exemptions may be available to the Issuer at such Closing Date or in the future.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(q) The Issuer is being structured so as not to constitute a “covered fund” for purposes of Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, based on its current interpretations. In determining that the Issuer is not a “covered fund”, the Issuer will not be relying solely on an exclusion or exemption from the definition of “investment company” under the 1940 Act contained in Section 3(c)(1) and/or Section 3(c)(7) of the 1940 Act.

(r) The principal place of business and the chief executive office of the Issuer are located in the State of Texas and the jurisdiction of organization of the Issuer is the State of Delaware, and there are no other such locations.

(s) Representations and warranties regarding the Lien and Custodian Files in each case, made as of such Closing Date:

(i) The Grant contained in the “Granting Clause” of this Indenture creates a valid and continuing Lien on the Conveyed Property in favor of the Indenture Trustee, for the benefit of the Holders of the Notes, which Lien is prior to all other Liens arising under the UCC (other than Permitted Liens), and is enforceable as such against creditors of the Issuer, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity).

(ii) The Issuer has taken all steps necessary to perfect its ownership interest in the PV Systems owned by the Issuer and in the Managing Member Membership Interests.

(iii) The Solar Service Agreements and rights to PBI Payments, Host Customer Payments and Hedged SREC Payments constitute “general intangibles”, “accounts”, “instruments” or “chattel paper” within the meaning of the UCC. The PV Systems constitute “Equipment” within the meaning of the UCC. The Managing Member Membership Interests constitute “investment property” or “general intangibles” within the meaning of the UCC.

(iv) The Issuer owns and has good and marketable title to the Conveyed Property free and clear of any Lien, claim or encumbrance of any Person, other than Permitted Liens.

(v) The Issuer has caused or will have caused, within ten days of such Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the Lien on the Conveyed Property granted to the Indenture Trustee hereunder.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(vi) The Issuer has received a Closing Date Certification from the Custodian that the Custodian is holding the Custodian Files that evidence the Solar Assets solely on behalf and for the benefit of the Indenture Trustee.

(vii) Other than the Lien granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a Lien on, or otherwise conveyed any portion of the Trust Estate, except for Hedged SRECs sold to Hedged SREC Counterparties or otherwise as permitted or required by this Indenture or the other Transaction Documents. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering any portion of the Trust Estate other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that have been terminated. The Issuer is not aware of any outstanding judgment or tax lien filings against the Issuer that have not been satisfied.

(viii) Except as permitted or required by the Transaction Documents, none of the Solar Service Agreements, PBI Documents, Hedged SREC Agreements, title to PV Systems or any certificates representing any Managing Member Membership Interest conveyed to the Issuer on such Closing Date or any instruments of transfer related thereto has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee, except for notations relating to Liens released prior to the pledge of the Conveyed Property to the Indenture Trustee.

(ix) The Issuer has taken all action required on its part for control (as defined in Section 8-106 of the UCC) to have been obtained by the Indenture Trustee on behalf of the Noteholders over the Managing Member Membership Interests conveyed to the Issuer on such Closing Date with respect to which such control may be obtained pursuant to the UCC. No person other than the Indenture Trustee has control or possession of all or any part of the Managing Member Membership Interests conveyed to the Issuer on such Closing Date. Without limiting the foregoing, all certificates evidencing the Managing Member Membership Interests in existence on such Closing Date and conveyed to the Issuer on such Closing Date have been delivered to the Indenture Trustee on behalf of the Noteholders.

The foregoing representations and warranties in Section 3.11(r)(i) – (ix) shall remain in full force and effect and shall not be waived or amended until the Notes are paid in full or otherwise released or discharged except in accordance with this Indenture.

(t) The Issuer has good and valid legal and beneficial title to all of the Managing Member Membership Interests free and clear of all Liens. All of the issued and outstanding Managing Member Membership Interests have been duly authorized and validly issued and are owned of record and beneficially by the Issuer. There are no outstanding options, warrants or rights for conversion into or acquisition, purchase or transfer of any of the Managing Member Membership Interests. The relevant Managing Member has good and valid legal and beneficial title to all of the Financing Fund Interests free and clear of all Liens. All of the issued and outstanding Financing Fund Interests have been duly authorized and validly issued

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and are owned of record and beneficially by the relevant Managing Member. Except as set forth in the relevant Financing Fund LLC Agreement, there are no outstanding options, warrants or rights for conversion into or acquisition, purchase or transfer of any Financing Fund Interests. As of the date hereof, all issued and outstanding class A membership interests in any Financing Fund are held by the relevant Tax Equity Investor Member.

(u) All Permits that are presently required to be obtained or applied for by any Managing Member or any Financing Fund to own and operate any Project in compliance with Applicable Law have been obtained other than such Permits the absence of which would not reasonably be expected to have a Material Adverse Effect or can be obtained in the ordinary course of business without undue difficulty or expense.

(v) Each Financing Fund owns or leases, or has a contractual right to use, all material equipment and facilities necessary for the operation and maintenance of the Projects it owns.

(w) Other than as would not reasonably be expected to result in a Material Adverse Effect, the Issuer, each Managing Member and each Financing Fund, as applicable, owns or holds a valid and enforceable agreement, license, permit, certificate, franchise or other authorization or right to use the technology and intellectual property rights necessary for the operation of its respective businesses, without conflict with the rights of any other Person.

Section 3.13 Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby represents and warrants to the Rating Agency and the Noteholders that as of each Closing Date:

(a) The Indenture Trustee has been duly organized and is validly existing as a national banking association;

(b) The Indenture Trustee has full power and authority and legal right to execute, deliver and perform its obligations under this Indenture and each other Transaction Document to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and each other Transaction Document to which it is a party;

(c) This Indenture and each other Transaction Document to which it is a party have been duly executed and delivered by the Indenture Trustee and constitute the legal, valid, and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, liquidation, moratorium, fraudulent conveyance, or similar laws affecting creditors’ or creditors of banks’ rights and/or remedies generally or by general principles of equity (regardless of whether such enforcement is sought in a Proceeding in equity or at law);

(d) The execution, delivery and performance of this Indenture and each other Transaction Document to which it is a party by the Indenture Trustee will not constitute a violation with respect to any order or decree of any court or any order, regulation or demand of any federal, State, municipal or governmental agency binding on the Indenture Trustee or such of its property which is material to it, which violation might have consequences that would materially and adversely affect the performance of its duties under this Indenture;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e) The execution, delivery and performance of this Indenture and each other Transaction Document to which it is a party by the Indenture Trustee do not require any approval or consent of any Person, do not conflict with the Articles of Association and Bylaws of the Indenture Trustee, and do not and will not conflict with or result in a breach which would constitute a material default under any agreement applicable to it or such of its property which is material to it and will not result in a lien on any of its property except pursuant to the Transaction Documents; and

(f) No Proceeding of any kind, including but not limited to litigation, arbitration, judicial or administrative, is pending or, to the Indenture Trustee’s knowledge, threatened against or contemplated by the Indenture Trustee which would have a reasonable likelihood of having an adverse effect on the execution, delivery, performance or enforceability of this Indenture or any other Transaction Document to which it is a party by or against the Indenture Trustee.

Section 3.14 Knowledge. Any references herein to the knowledge, discovery or learning of the Issuer, the Servicer, the Facility Administrator or the Manager shall mean and refer to actual knowledge of an Authorized Officer of the Issuer, the Servicer, the Facility Administrator or the Manager, as applicable.

ARTICLE IV

MANAGEMENT, ADMINISTRATION AND SERVICING OF SOLAR ASSETS

Section 4.01 Management Agreement. (a) The Management Agreement, duly executed counterparts of which have been received by the Indenture Trustee, sets forth the covenants and obligations of the Manager with respect to the Trust Estate and other matters addressed in the Management Agreement, and reference is hereby made to the Management Agreement for a detailed statement of said covenants and obligations of the Manager thereunder. The Issuer agrees that the Indenture Trustee, in its name or (to the extent required by law) in the name of the Issuer, may (but is not, unless so directed and indemnified by the Required Noteholders, required to) enforce all rights of the Issuer under the Management Agreement for and on behalf of the Noteholders whether or not a Default has occurred and has not been waived.

(b) Promptly following a request from the Indenture Trustee (acting at the direction of the Required Noteholders) to do so, the Issuer shall take all such commercially reasonable lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Manager of each of its obligations to the Issuer and with respect to the Trust Estate under or in connection with the Management Agreement, in accordance with the terms thereof, and in effecting such request shall exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Management Agreement to the extent and in the manner directed by the Indenture Trustee, including, without limitation, the transmission of notices of default on the part of the Manager thereunder and the institution of Proceedings to compel or secure performance by the Manager of each of its obligations under the Management Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) The Issuer shall not waive any default by the Manager under the Management Agreement without the written consent of the Indenture Trustee (which shall be given at the written direction of the Required Noteholders).

(d) The Issuer shall not waive any default by the Servicer under the Servicing Agreement without the written consent of the Indenture Trustee (which shall be given at the written direction of the Required Noteholders).

(e) The Issuer shall not waive any default by the Facility Administrator under the Facility Administration Agreement without the written consent of the Indenture Trustee (which shall be given at the written direction of the Required Noteholders).

(f) The Indenture Trustee does not assume any duty or obligation of the Issuer under the Management Agreement, and the rights given to the Indenture Trustee thereunder are subject to the provisions of Article VII.

(g) The Issuer has not and will not provide any payment instructions to any Host Customer, PBI Obligor or Hedged SREC Counterparty that are inconsistent with the Management Agreement.

(h) With respect to the Servicer’s obligations under Section 6.3 of the Servicing Agreement or the Facility Administrator’s obligations under Section 6.3 of the Facility Administration Agreement, the Indenture Trustee shall not have any responsibility to the Issuer, the Servicer, the Facility Administrator or any party hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent Accountant or any Qualified Service Provider by the Servicer or the Facility Administrator, as applicable; provided, however, that the Indenture Trustee shall be authorized, upon receipt of written direction from the Servicer or the Facility Administrator, as applicable, directing the Indenture Trustee, to execute any acknowledgment or other agreement with the Independent Accountant and any Qualified Service Provider required for the Indenture Trustee to receive any of the reports or instructions provided for herein, which acknowledgment or agreement may include, among other things, (i) acknowledgement that the Servicer or the Facility Administrator, as applicable, has agreed that the procedures to be performed by the Independent Accountant and any Qualified Service Provider are sufficient for the Issuer’s purposes, (ii) acknowledgment that the Indenture Trustee has agreed that the procedures to be performed by the Independent Accountant and any Qualified Service Provider are sufficient for the Indenture Trustee’s purposes and that the Indenture Trustee’s purposes are limited solely to receipt of the report and (iii) releases by the Indenture Trustee (on behalf of itself and the Noteholders) of claims against the Independent Accountant and any Qualified Service Provider and acknowledgement of other limitations of liability in favor of the Independent Accountant and any Qualified Service Provider. Notwithstanding the foregoing, in no event shall the Indenture Trustee be required to execute any agreement in respect of the Independent Accountant or any Qualified Service Provider that the Indenture Trustee determines adversely affects it in its individual capacity or which is in a form that is not reasonably acceptable to the Indenture Trustee.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(i) In the event such Independent Accountant or any Qualified Service Provider require the Indenture Trustee, the Backup Servicer, the Management Transition Manager or the Facility Administrator Transition Manager to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to Section 4.01(h), the Servicer shall direct the Indenture Trustee, the Backup Servicer, the Management Transition Manager or the Facility Administrator Transition Manager in writing to so agree; it being understood and agreed that the Indenture Trustee, the Backup Servicer, the Management Transition Manager or the Facility Administrator Transition Manager will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee, the Backup Servicer, the Management Transition Manager or the Facility Administrator Transition Manager has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. The Indenture Trustee, the Backup Servicer, the Management Transition Manager or the Facility Administrator Transition Manager shall not be liable for any claims, liabilities or expenses relating to such accountants’ engagement or any report issued in connection with such engagement, and the dissemination of any such report is subject to the written consent of the related accountants.

ARTICLE V

ACCOUNTS, COLLECTIONS, PAYMENTS OF INTEREST AND PRINCIPAL, RELEASES, AND STATEMENTS TO NOTEHOLDERS

Section 5.01 Accounts. (a)(i) On or prior to the Initial Closing Date, the Issuer shall cause the Indenture Trustee to open and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, an Eligible Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Collection Account shall initially be established with the Indenture Trustee.

(ii) On or prior to the Initial Closing Date, the Issuer shall cause the Indenture Trustee to open and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, an Eligible Account (the “Supplemental Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Supplemental Reserve Account shall initially be established with the Indenture Trustee.

(iii) On or prior to the Initial Closing Date, the Issuer shall cause the Indenture Trustee to open and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, an Eligible Account (the “Storage System Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Storage System Reserve Account shall initially be established with the Indenture Trustee.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iv) On or prior to the Initial Closing Date, the Issuer shall cause the Indenture Trustee to open and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, an Eligible Account (the “Liquidity Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Liquidity Reserve Account shall initially be established with the Indenture Trustee.

(v) On or prior to the Initial Closing Date, the Issuer shall cause the Indenture Trustee to open and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, an Eligible Account (the “Cash Trap Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Cash Trap Reserve Account shall initially be established with the Indenture Trustee.

(vi) On or prior to the Initial Closing Date, the Issuer shall cause the Indenture Trustee to open and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, an Eligible Account (the “Tax Loss Insurance Proceeds Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Tax Loss Insurance Proceeds Account shall initially be established with the Indenture Trustee.

(vii) Sunnova Energy has established and maintains an Eligible Account (the “Host Customer Deposit Account”).

(viii) On or prior to the Initial Closing Date, the Indenture Trustee is directed to open, and maintain until the first anniversary of the Initial Closing Date, an account (the “Closing Date Account”). On each Closing Date, each purchaser of the Notes to be issued on such date shall deposit its purchase price for its Notes into the Closing Date Account. On or prior to each Closing Date, the Indenture Trustee shall receive a flow of funds memo (“Flow of Funds Memo”) from the Issuer (or the Servicer on behalf of the Issuer) which has been approved by the purchasers of the Notes on such Closing Date. So long as the Indenture Trustee receives all of the funds noted in the Flow of Funds Memo to be deposited therein by 2:00 p.m., New York City time, on the related Closing Date and receives confirmation from the purchasers of the Notes (which may be by email) that all conditions precedent to the purchase of the Notes have been met, the Indenture Trustee shall distribute the funds as per the Flow of Funds Memo. If the Indenture Trustee does not receive all of the funds noted to be received in the Flow of Funds Memo by 2:00 p.m., New York City time, on the related Closing Date and does not receive confirmation from the purchasers of the Notes that all conditions precedent to the purchase of the Notes have been met, the Indenture Trustee shall return all funds so received the same day pursuant to the wire instructions listed on Annex A to the related NPA Supplement, or as otherwise directed by any purchaser of the Notes with respect to the funds representing its purchase price for its Notes. The funds on deposit in the Closing Date Account shall be uninvested. The Closing Date Account shall initially be established with the Indenture Trustee.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Funds on deposit in the Collection Account, the Supplemental Reserve Account, the Storage System Reserve Account, the Liquidity Reserve Account and the Cash Trap Reserve Account shall be invested by the Indenture Trustee (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise). All such Eligible Investments shall be held by or on behalf of the Indenture Trustee for the benefit of the Noteholders. Funds on deposit in the Collection Account shall be invested in Eligible Investments that will mature, or can be liquidated without penalty or fee, so that such funds will be available at the close of business on the Business Day immediately preceding the following Payment Date.

(c) Funds on deposit in the Tax Loss Insurance Proceeds Account shall be uninvested.

(d) All investment earnings of moneys pursuant to Section 5.01(b) deposited into the Collection Account, the Supplemental Reserve Account, the Storage System Reserve Account, the Liquidity Reserve Account and the Cash Trap Reserve Account shall be deposited (or caused to be deposited) by the Indenture Trustee into the Collection Account, and any loss resulting from such investments shall be charged to such Account. No investment of any amount held in any of the Collection Account, the Supplemental Reserve Account, the Storage System Reserve Account, the Liquidity Reserve Account and the Cash Trap Reserve Account shall mature later than the Business Day immediately preceding the Payment Date which is scheduled to occur immediately following the date of investment. The Servicer, on behalf of the Issuer, will not direct the Indenture Trustee to make any investment of any funds held in any of the Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person.

(e) The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s gross negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as Indenture Trustee, in accordance with their terms.

(f) Funds on deposit in any Account shall remain uninvested if (i) the Servicer shall have failed to give investment directions in writing for any funds on deposit in any Account (other than the Lockbox Account) to the Indenture Trustee by 1:00 p.m. Eastern time (or such other time as may be agreed by the Servicer and Indenture Trustee) on the Business Day on which such investment is to be made; or (ii) based on the actual knowledge of, or receipt of written notice by, a Responsible Officer of the Indenture Trustee, a Default or Event of Default shall have occurred and be continuing with respect to the Notes.

(g) (i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Accounts and in all proceeds thereof (including, without limitation, all investment earnings on the Collection Account) and all such funds, investments, proceeds and income shall be part of the Trust Estate. Except as otherwise

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provided in this Indenture, the Accounts shall be under the control (as defined in Section 9-104 of the UCC to the extent such account is a deposit account and Section 8-109 of the UCC to the extent such account is a securities account) of the Indenture Trustee for the benefit of the Noteholders. If, at any time, any of the Accounts (other than the Lockbox Account) ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) shall within five Business Days (or such longer period as to which the Rating Agency may consent) establish a new Account as an Eligible Account and shall transfer any cash and/or any investments to such new Account. The Servicer agrees that, in the event that any of the Accounts or the Host Customer Deposit Account are not accounts with the Indenture Trustee, the Servicer shall notify the Indenture Trustee in writing promptly upon any of such Accounts or the Host Customer Deposit Account ceasing to be an Eligible Account.

(ii) With respect to the Account Property (other than with respect to the Lockbox Account), the Indenture Trustee agrees that:

(A) any Account Property that is held in deposit accounts shall be held solely in Eligible Accounts; and, except as otherwise provided in this Indenture, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

(B) any Account Property that constitutes physical property shall be delivered to the Indenture Trustee in accordance with paragraph (i)(A) or (i)(B), as applicable, of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee;

(C) any Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (i)(C) or (i)(E), as applicable, of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Account Property as described in such paragraph;

(D) any Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (i)(D) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its nominee’s) ownership of such security;

(E) the Servicer shall have the power, revocable by the Indenture Trustee upon the occurrence of a Servicer Termination Event, to instruct the Indenture Trustee to make withdrawals and payments from the Accounts for the purpose of permitting the Servicer and the Indenture Trustee to carry out their respective duties hereunder; and

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(F) any Account held by it hereunder shall be maintained as a “securities account” as defined in the Uniform Commercial Code as in effect in New York (the “New York UCC”), and that it shall be acting as a “securities intermediary” for the Indenture Trustee itself as the “entitlement holder” (as defined in Section 8-102(a)(7) of the New York UCC) with respect to each such Account. The parties hereto agree that each Account shall be governed by the laws of the State of New York, and regardless of any provision in any other agreement, the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the New York UCC) shall be the State of New York. The Indenture Trustee acknowledges and agrees that (1) each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Accounts shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC and (2) notwithstanding anything to the contrary, if at any time the Indenture Trustee shall receive any order from the Indenture Trustee (in its capacity as securities intermediary) directing transfer or redemption of any financial asset relating to the Accounts, the Indenture Trustee shall comply with such entitlement order without further consent by the Issuer, or any other person. In the event of any conflict of any provision of this Section 5.01(g)(ii)(F) with any other provision of this Indenture or any other agreement or document, the provisions of this Section 5.01(g)(ii)(F) shall prevail.

Section 5.02 Supplemental Reserve Account, Storage System Reserve Account and Tax Loss Insurance Proceeds Account .

(a) (i) On each Payment Date, to the extent of Available Funds and in accordance with and subject to the Priority of Payments, the Indenture Trustee shall, based on the Quarterly Servicer Report, deposit into the Supplemental Reserve Account an amount equal to the Supplemental Reserve Account Deposit until the amount on deposit equals the Supplemental Reserve Account Required Balance.

(ii) The Indenture Trustee shall release funds from the Supplemental Reserve Account to pay the following amounts (without duplication) upon direction from the Manager (with respect to clause (A)(3)) or the Facility Administrator (with respect to clauses (A)(1)-(2), (B), (C) and (D)) set forth in an Officer’s Certificate:

(A) the costs (inclusive of labor costs) of replacement of any Inverter and for which (1) the Financing Fund Management Provider is not obligated under the related Maintenance Services Agreement to cover the replacement costs of such Inverter (or if so obligated, fails to pay such costs), for the purpose of funding a loan by the Managing Member to the related Financing Fund to pay for the replacement of such Inverter (or, if such a loan would not be permitted under the applicable Financing Fund LLC Agreement, the Managing Member shall provide such amount in the form of an additional capital contribution to the Financing Fund), (2) the Financing Fund Management Provider has paid under the related Maintenance Services Agreement or (3) the Manager has paid under the Management Agreement;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(B) the Tax Loss Insurance Proceeds Account, the amount of any deductible in connection with each claim paid by the Tax Loss Insurers under the Tax Loss Insurance Policies plus the amount of the difference, if any, between (1) the amount of a Tax Loss Indemnity minus (2) the sum of the amount of proceeds of the Tax Loss Insurance Policies received by the loss payee under the Tax Loss Insurance Policies with respect to such Tax Loss Indemnity and the amount of any deductible in connection therewith;

(C) the Purchase Option Price when due and payable under the terms of the related Financing Fund LLC Agreement upon exercise by the related Managing Member of the related Purchase Option; and

(D) the Withdrawal Amount when due and payable under the terms of the related Financing Fund LLC Agreement.

Upon such request, the Indenture Trustee shall promptly withdraw such amount from the Supplemental Reserve Account (to the extent it has been funded as of such date) and transfer such amount to the Manager’s account or the Facility Administrator’s account, as applicable, specified in the related Officer’s Certificate and if no such funds are on deposit, then from the Collection Account in accordance with the Priority of Payments.

(iii) On any date that the amount on deposit in the Supplemental Reserve Account exceeds the Supplemental Reserve Account Required Balance, the amount of such excess will be transferred (i) first, to the Liquidity Reserve Account to the extent the amount on deposit in the Liquidity Reserve Account is then less than the Liquidity Reserve Account Floor Amount, and (ii) then, to the Collection Account on the related Payment Date as set forth in the related Quarterly Servicer Report and will be part of the Available Funds distributed according to the Priority of Payments for such Payment Date.

(iv) On each Payment Date, if the amount of Available Funds (after giving effect to all amounts deposited into the Collection Account from the Liquidity Reserve Account) is less than the amount necessary to make the distributions described in clauses (i) through (vi) of the Priority of Payments, an amount equal to the lesser of (A) the amount on deposit in the Supplemental Reserve Account and (B) the amount of such insufficiency, shall be withdrawn from the Supplemental Reserve Account and deposited into the Collection Account to be used as Available Funds.

(v) All amounts on deposit in the Supplemental Reserve Account shall be withdrawn and deposited into the Collection Account on the Final Maturity Date with respect to the applicable Series or, if earlier, the acceleration of the Notes following an Event of Default.

(b) (i) On each Payment Date, to the extent of Available Funds and in accordance with and subject to the Priority of Payments, the Indenture Trustee shall, based on the Quarterly Servicer Report, deposit into the Storage System Reserve Account an amount equal to the Storage System Reserve Account Deposit until the amount on deposit equals the Storage System Reserve Account Required Balance.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) The Indenture Trustee shall release funds from the Storage System Reserve Account to pay the following amounts (without duplication) upon direction from the Manager (with respect to clause (A)) or the Facility Administrator (with respect to clauses (B) and (C)) set forth in an Officer’s Certificate the costs (inclusive of labor costs) of replacement of any Storage System to the extent that it no longer has the benefit of a Manufacturer Warranty and for which (A) the Financing Fund Management Provider is not obligated under the related Maintenance Services Agreement to cover the replacement costs of such Storage System (or if so obligated, fails to pay such costs), for the purpose of funding a loan by the Managing Member to the related Financing Fund to pay for the replacement of such Storage System (or, if such a loan would not be permitted under the applicable Financing Fund LLC Agreement, the Managing Member shall provide such amount in the form of an additional capital contribution to the Financing Fund), (B) the Financing Fund Management Provider has paid under the related Maintenance Services Agreement or (C) the Manager has paid under the Management Agreement. Upon such request, the Indenture Trustee shall promptly withdraw such amount from the Storage System Reserve Account (to the extent it has been funded as of such date) and transfer such amount to the Manager’s account or the Facility Administrator’s account, as applicable, specified in the related Officer’s Certificate and if no such funds are on deposit, then from the Collection Account in accordance with the Priority of Payments.

(iii) On any date that the amount on deposit in the Storage System Reserve Account exceeds the Storage System Reserve Account Required Balance, the amount of such excess will be transferred (A) first, to the Liquidity Reserve Account to the extent the amount on deposit in the Liquidity Reserve Account is then less than the Liquidity Reserve Account Floor Amount, and (B) then, to the Collection Account on the related Payment Date as set forth in the related Quarterly Servicer Report and will be part of the Available Funds distributed according to the Priority of Payments for such Payment Date.

(iv) All amounts on deposit in the Storage System Reserve Account shall be withdrawn and deposited into the Collection Account on the Final Maturity Date with respect to the applicable Series or, if earlier, the acceleration of the Notes following an Event of Default.

(c) Notwithstanding Section 5.02(a)(i) or (b)(i) hereof, upon the Rating Agency Condition being satisfied, in lieu of or in substitution for moneys otherwise required to be deposited to the Supplemental Reserve Account or Storage System Reserve Account, the Issuer (or the Manager on behalf of the Issuer) may deliver or cause to be delivered to the Indenture Trustee a Letter of Credit issued by an Eligible Letter of Credit Bank in an amount equal to the Supplemental Reserve Account Required Balance or Storage System Reserve Account Required Balance, respectively; provided that any Supplemental Reserve Account Deposit or Storage System Reserve Account Deposit required to be made after the replacement of amounts on deposit in the Supplemental Reserve Account or Storage System

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Reserve Account, as applicable, with the Letter of Credit shall be made in deposits to the Supplemental Reserve Account or Storage System Reserve Account, as applicable, as provided in the Priority of Payments or pursuant to an increase in the Letter of Credit, or addition of another Letter of Credit (such increase or addition to require satisfaction of the Rating Agency Condition). The Letter of Credit shall be held as an asset of the Supplemental Reserve Account or Storage System Reserve Account, as applicable, and valued for purposes of determining the amount on deposit in the Supplemental Reserve Account or Storage System Reserve Account, as applicable, as the amount then available to be drawn on such Letter of Credit. Any references to in the Transaction Documents to amounts on deposit in the Supplemental Reserve Account or Storage System Reserve Account, as applicable, shall include the value of the Letter of Credit unless specifically excluded. If the amounts on deposit in the Supplemental Reserve Account or Storage System Reserve Account, as applicable, are represented by a Letter of Credit, the Indenture Trustee shall be required to submit the drawing documents to the Eligible Letter of Credit Bank to draw the full stated amount of the Letter of Credit and deposit the proceeds therefrom in the Supplemental Reserve Account or Storage System Reserve Account, as applicable, in the following circumstances: (i) if the Indenture Trustee is directed by the Manager or Facility Administrator on behalf of the Issuer, pursuant to an Officer’s Certificate, or required to withdraw funds from the Supplemental Reserve Account or Storage System Reserve Account, as applicable, for any reason; (ii) if the Letter of Credit is scheduled to expire in accordance with its terms and has not been extended or replaced with a Letter of Credit issued by an Eligible Letter of Credit Bank by the date that is ten days prior to such expiration date; or (iii) if the Indenture Trustee is directed by the Issuer or the Facility Administrator pursuant to an Officer’s Certificate or by the Required Noteholders stating that the financial institution issuing the Letter of Credit ceases to be an Eligible Letter of Credit Bank. Any drawing on the Letter of Credit may be reimbursed by the Issuer only from amounts remitted to the Issuer pursuant to clause (xxi) of the Priority of Payments.

(d) Upon direction, the Indenture Trustee will deposit into the Tax Loss Insurance Proceeds Account upon receipt all proceeds of a Tax Loss Insurance Policy received by the Indenture Trustee.

(e) At the direction of the Facility Administrator pursuant to an Officer’s Certificate the Indenture Trustee (i) will transfer from the Supplemental Reserve Account an amount equal to the difference, if any, between the amount of such Tax Loss Indemnity and the amount of proceeds of the related Tax Loss Insurance Policy received by the Indenture Trustee with respect to such Tax Loss Indemnity (but not less than zero), (ii) will pay from amounts on deposit in the Tax Loss Insurance Proceeds Account with respect to such Tax Loss Indemnity the amount of the related Tax Loss Indemnity to the related Financing Fund for distribution by such Financing Fund to its Financing Fund Members in accordance with the terms of the related Financing Fund LLC Agreement and (iii) will distribute any remaining amounts in the Tax Loss Insurance Proceeds Account to or at the direction of the Issuer. At the direction of the Facility Administrator, the Indenture Trustee will distribute any proceeds from the Tax Loss Insurance Proceeds Account to the related Financing Fund or Managing Member to the extent such funds are paid in connection with costs incurred by a Financing Fund or the related Managing Member in contesting any Tax Loss in accordance with the terms and conditions of the related Tax Loss Insurance Policy, which were received by the Indenture Trustee and deposited in the Tax Loss Insurance Proceeds Account, to such Financing Fund or Managing Member and will distribute any remaining amounts in the Tax Loss Insurance Proceeds Account to or at the direction of the Issuer.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f) Upon direction, the Indenture Trustee shall transfer to the Collection Account all amounts on deposit in the Tax Loss Insurance Proceeds Account on the earlier of the Final Maturity Date with respect to the applicable Series or the acceleration of the Notes following an Event of Default.

Section 5.03 Liquidity Reserve Account. (a) On each Closing Date, the Issuer shall deposit or cause to be deposited into the Liquidity Reserve Account an amount such that the Liquidity Reserve Account Floor Amount shall be on deposit in the Liquidity Reserve Account. As described in the Priority of Payments, to the extent of Available Funds, the Indenture Trustee shall, on each Payment Date, deposit Available Funds into the Liquidity Reserve Account until the amount on deposit therein shall equal the Liquidity Reserve Account Floor Amount.

(b) On the Business Day prior to each Payment Date, the Indenture Trustee shall, based on the Quarterly Servicer Report, transfer funds on deposit in the Liquidity Reserve Account into the Collection Account to the extent the amount on deposit in the Collection Account as of such Payment Date is less than the amount necessary to make the distributions described in clauses (i) through (vi) of the Priority of Payments. If the amount on deposit in the Liquidity Reserve Account exceeds the Liquidity Reserve Account Floor Amount on any Payment Date during a Regular Amortization Period, the amount of such excess will be, based on the Quarterly Servicer Report, transferred into the Supplemental Reserve Account. If the amount on deposit in the Supplemental Reserve Account or Storage System Reserve Account exceeds the Supplemental Reserve Account Required Balance or Storage System Reserve Account, respectively, on such Payment Date, such amount of excess will be, based on the Quarterly Servicer Report, transferred to the Collection Account on such Payment Date and will be part of the Available Funds distributed according to the Priority of Payments for such Payment Date If the amount on deposit in the Liquidity Reserve Account exceeds the Liquidity Reserve Account Floor Amount on any Payment Date during an Early Amortization Period or Sequential Interest Amortization Period, the amount of such excess will be, based on the Quarterly Servicer Report, transferred into the Collection Account and will be part of the Available Funds distributed pursuant to the Priority of Payments for such Payment Date.

(c) With respect to the applicable Series, upon the earlier of the Final Maturity Date and the acceleration of the Notes following an Event of Default, the Indenture Trustee shall withdraw any remaining funds on deposit in the Liquidity Reserve Account (including investment earnings or income) and deposit such funds into the Collection Account. With respect to the applicable Series, upon the earlier of a Voluntary Prepayment Date in connection with a Voluntary Prepayment of the Notes in whole and the Termination Date, after payment of all amounts due on the Notes, the Indenture Trustee shall withdraw any remaining funds on deposit in the Liquidity Reserve Account (including investment earnings or income) and pay such amount to the Issuer. On the Final Maturity Date with respect to such Series, the Indenture Trustee shall withdraw any remaining funds on deposit in the Liquidity Reserve Account (including investment earnings or income) and deposit such funds into the Collection Account.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 5.04 Cash Trap Reserve Account. (a) During a Cash Trap Period, to the extent of Available Funds, amounts will be deposited into the Cash Trap Reserve Account in an amount equal to the Cash Trap Reserve Amount.

(b) On the initial Payment Date to occur after the commencement of an Early Amortization Period or a Sequential Interest Amortization Period, after giving effect to the payments and distributions under the Priority of Payments, the Indenture Trustee shall withdraw all amounts on deposit in the Cash Trap Reserve Account and deposit such amounts into the Collection Account to be part of the Available Funds distributed pursuant to the Priority of Payments.

(c) At any time during a Regular Amortization Period which is also a Cash Trap Period, the Issuer may elect, in its sole discretion, to apply funds on deposit in or credited to the Cash Trap Reserve Account to pay the Class A Notes of each Series until the Aggregate Outstanding Note Balance of such Notes has been reduced to zero, and then to pay down the Class B Notes, if any, until the Aggregate Outstanding Note Balance of the Class B Notes has been reduced to zero. Payments on the Notes made with funds in the Cash Trap Reserve Account will not require payment of the Make Whole Amount.

(d) So long as an Early Amortization Period or Sequential Interest Amortization Period is not in effect, on the Determination Date on which such Cash Trap Period ends and if no Event of Default has occurred and is continuing, any funds then on deposit in the Cash Trap Reserve Account will be released directly into the Collection Account.

(e) Pursuant to written direction, with respect to the applicable Series, the Indenture Trustee shall withdraw all amounts on deposit in the Cash Trap Reserve Account and deposit such amounts into the Collection Account on the Final Maturity Date or on a Voluntary Prepayment Date in connection with a Voluntary Prepayment in whole.

Section 5.05 Collection Account. (a) On each Business Day, the Issuer shall cause to be deposited into the Collection Account all amounts in the Lockbox Account (other than the Lockbox Bank Retained Balance) from Host Customers or otherwise in respect of the Conveyed Property (other than Host Customer Security Deposits received from the Host Customer, which will be deposited by the Servicer into the Host Customer Deposit Account). The Issuer shall cause all other amounts required to be deposited in the Collection Account pursuant to the Transaction Documents, to be deposited therein within two Business Days after receipt thereof. The Indenture Trustee shall make available (without charge via the Indenture Trustee website, www.wilmingtontrustconnect.com) or provide upon written request, subject to applicable charges, by first class mail, overnight courier or facsimile) monthly statements on all amounts received in the Collection Account to the Issuer and the Servicer.

(b) On or prior to the Initial Closing Date (in the case of the Initial Solar Assets) or the related Transfer Date (in the case of the Qualified Additional Solar Assets or other Additional Conveyed Property acquired after the Initial Closing Date), the Servicer shall have instructed all PBI Obligors, Hedged SREC Counterparties and Managing Members to deposit into the Collection Account all PBI Payments, Rebates, Hedged SREC Payments and Managing Member Distributions with respect to Issuer Managed Solar Assets, as applicable.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for (i) amounts previously deposited into the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds and (ii) to the extent the Issuer receives Insurance Proceeds related to the physical loss or damage to a PV System, any costs and expenses incurred by the Servicer in connection with the repair, restoration, replacement or rebuilding of such PV System. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Payment Date upon certification by the Servicer of such amounts; provided, however, that the Servicer must provide such certification within six months of such mistaken deposit, posting or returned check or costs and expenses, as applicable.

(d) In accordance with the Servicing Agreement, upon written direction from the Servicer, the Indenture Trustee shall, if such direction is received on or prior to each Determination Date, withdraw from the Collection Account and remit to the Servicer, amounts specified by the Servicer as required to be paid by the Issuer before the next Payment Date in respect of sales, use and property taxes.

(e) In accordance with Section 6.01(b) hereof, upon written direction from the Servicer, the Indenture Trustee shall withdraw the partial Voluntary Prepayment from the Collection Account on the related Voluntary Prepayment Date and distribute the same in accordance with the written direction of the Servicer to the holders of the Notes of the Class(es) or Series identified by the Issuer in the Notice of Prepayment.

(f) In accordance with the Account Control Agreement, to the extent that the balances on deposit in the Lockbox Account are insufficient to reimburse the Lockbox Bank for any Account Charges (as defined in the Account Control Agreement), upon demand from the Lockbox Bank of the reimbursement amount (with confirmation from the Servicer), the Indenture Trustee shall, upon written direction from the Servicer, withdraw from the Collection Account and remit to the Lockbox Bank the lesser of collected funds that are cleared funds on deposit in the Collection Account and such reimbursement amount.

Section 5.06 Distribution of Funds in the Collection Account. (a) On each Payment Date or Voluntary Prepayment Date with respect to payment of the Notes in full, Available Funds shall be distributed by the Indenture Trustee, based solely on the information set forth in the related Quarterly Servicer Report or the Voluntary Prepayment Servicer Report, as applicable, in the following order and priority of payments (the “Priority of Payments”):

(i) to the Servicer for payment to the appropriate taxing authorities, the amount of sales, use, franchise and property taxes required to be paid by the Issuer prior to the next Payment Date for which funds have not previously been withdrawn from the Collection Account;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) (A) to the Indenture Trustee, (1) the Indenture Trustee Fee for such Payment Date and (2)(x) any accrued and unpaid Indenture Trustee Fees with respect to prior Payment Dates plus (y) out-of-pocket expenses and indemnities of the Indenture Trustee incurred and not reimbursed in connection with its obligations and duties under this Indenture; (B) to the Management Transition Manager, (1) the Management Transition Manager Fee for such Payment Date and (2)(x) any accrued and unpaid Management Transition Manager Fees with respect to prior Payment Dates plus (y) Management Transition Manager Expenses; (C) to the Facility Administrator Transition Manager, (1) the Facility Administrator Transition Manager Fee for such Payment Date and (2)(x) any accrued and unpaid Facility Administrator Transition Manager Fees with respect to prior Payment Dates plus (y) Facility Administrator Transition Manager Expenses; (D) to the Backup Servicer, (1) the Backup Servicing Fee for such Payment Date and (2)(x) any accrued and unpaid Backup Servicing Fees with respect to prior Payment Dates plus (y) Backup Servicer Expenses plus (z) out-of-pocket expenses of the Backup Servicer incurred as Replacement Servicer (without duplication) and not reimbursed in connection with its obligations and duties under the Servicing Agreement; and (E) to the Backup Servicer, the Management Transition Manager and the Facility Administrator Transition Manager, (1) any accrued and unpaid transition costs; provided that the aggregate payments to (i) the Indenture Trustee and the Management Transition Manager as reimbursement for clauses A(2)(y) and B(2)(y) will be limited to $50,000 per calendar year, (ii) the Facility Administrator Transition Manager as reimbursement for clause C(2)(y) will be limited to $50,000 per calendar year, and (iii) the Backup Servicer as reimbursement for each of clauses D(2)(y) and D(2)(z) will be limited to $50,000 per calendar year, in each case, as long as no Event of Default has occurred, and the Notes have not been accelerated, or the Trust Estate sold, pursuant to this Indenture; provided, further that the aggregate payments to the (i) the Management Transition Manager as reimbursement for clause (E) will be limited to $150,000 per transition occurrence and $300,000 in the aggregate, (ii) the Facility Administrator Transition Manager as reimbursement for clause (E) will be limited to $150,000 per transition occurrence and $300,000 in the aggregate, and (iii) to the Backup Servicer as reimbursement for clause (E) will be limited to $150,000 per transition occurrence and $300,000 in the aggregate;

(iii) on a pari passu basis, (A) to the Manager, the Manager Fee for such Payment Date, plus any accrued and unpaid Manager Fees with respect to prior Payment Dates, (B) to the Servicer, the Servicer Fee for such Payment Date, plus any accrued and unpaid Servicer Fees with respect to prior Payment Dates, (C) to the Facility Administrator, the Facility Administrator Fee (if any) for such Payment Date, plus any accrued and unpaid Facility Administrator Fees with respect to prior Payment Dates, and (D) to each Financing Fund Management Provider, the applicable Financing Fund Management Provider Fee for such Payment Date, plus any accrued and unpaid Financing Fund Management Provider Fees to such Financing Fund Management Provider with respect to prior Payment Dates;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iv) to the Custodian, the Custodian Fee, plus any accrued and unpaid Custodian Fees with respect to prior Payment Dates plus certain extraordinary out-of-pocket expenses and indemnities of the Custodian incurred and not reimbursed in connection with its obligations and duties under the Custodial Agreement, provided, that payments to the Custodian as reimbursement for any such expenses and indemnities will be limited to $25,000 per calendar year as long as no Event of Default has occurred, and the Notes have not been accelerated, or the Trust Estate sold, pursuant to this Indenture;

(v) to the Holders of the Class A Notes, the Note Interest with respect to the Class A Notes for such Payment Date;

(vi) to the Holders of the Class B Notes, the Note Interest with respect to the Class B Notes for such Payment Date;

(vii) to the Liquidity Reserve Account, any amount greater than zero equal to (A) the Liquidity Reserve Account Floor Amount minus (B) the amount on deposit in the Liquidity Reserve Account on such Payment Date;

(viii) to the Manager, an amount equal to the sum of the cost of purchasing any replacement Inverters or Storage Systems that do not have the benefit of a Manufacturer Warranty, to the extent such costs are incurred by the Manager but not reimbursed from the Supplemental Reserve Account or Storage System Reserve Account, as applicable;

(ix) first, to the Supplemental Reserve Account, the Supplemental Reserve Account Deposit until the Supplemental Reserve Account Required Balance has been met and second to the Storage System Reserve Account, the Storage System Reserve Account Deposit until the Storage System Reserve Account Required Balance has been met;

(x) to the Noteholders in the following order:

(A) during a Regular Amortization Period, in the following order: (1) to the Class A Noteholders, the Scheduled Note Principal Payment for such Class of Notes for such Payment Date, (2) to the Class B Noteholders, the Scheduled Note Principal Payment for such Class of Notes for such Payment Date, (3) to the Class A Noteholders, the Unscheduled Note Principal Payment for such Payment Date until the Outstanding Note Balance of the Class A Notes has been reduced to zero, (4) to the Class B Noteholders, any Unscheduled Note Principal Payment for such Payment Date remaining after payment to the Class A Noteholders until the Outstanding Note Balance of the Class B Notes has been reduced to zero and (5) to the Class B Noteholders, any unpaid Class B Deferred Interest; or

(B) during an Early Amortization Period or Sequential Interest Amortization Period, all remaining Available Funds will be paid to the Class A Noteholders until the Outstanding Note Balance of the Class A Notes has been reduced to zero; then to the Class B Noteholders in the following order: (1) to reduce the Outstanding Note Balance of the Class B Notes to zero and (2) to pay any unpaid Class B Deferred Interest;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(xi) to the Class B Noteholders, the Additional Principal Amount, if any, until the Outstanding Note Balance of the Class B Notes has been reduced to zero and then to the Class A Noteholders, the Additional Principal Amount, if any, until the Outstanding Note Balance of the Class A Notes has been reduced to zero, provided that, after giving effect to such payment to the Class B Noteholders, as applicable, the Collateral Test is satisfied;

(xii) during a Cash Trap Period, to the Cash Trap Reserve Account, the Cash Trap Reserve Amount;

(xiii) to the Class B Noteholders, the Supplemental Principal Amount, if any, until the Outstanding Note Balance of the Class B Notes has been reduced to zero;

(xiv) to the Indenture Trustee, the Backup Servicer, the Management Transition Manager and the Facility Administrator Transition Manager, pro rata, any incurred and not reimbursed out-of-pocket expenses and indemnities of the Indenture Trustee, the Backup Servicer Expenses, the Management Transition Manager Expenses and the Facility Administrator Transition Manager Expenses to the extent not paid in accordance with clause (ii) above;

(xv) to the Custodian, any extraordinary out-of-pocket expenses and indemnities of the Custodian incurred and not reimbursed in connection with the obligations and duties under the Custodial Agreement, to the extent not paid in accordance with clause (iv) above;

(xvi) on a pari passu basis, (A) if Sunnova Management or any Affiliate thereof is not the Servicer, to the Servicer, any Servicer Extraordinary Expenses not previously paid and (B) if Sunnova Management or any Affiliate thereof is not the Manager, to the Manager, any Manager Extraordinary Expenses not previously paid;

(xvii) first to the Class A Noteholders and second to the Class B Noteholders, their respective Make Whole Amount, if any;

(xviii) first to the Class A Noteholders and second to the Class B Noteholders, their respective Post-ARD Additional Note Interest and Deferred Post-ARD Additional Note Interest due on such Payment Date, if any;

(xix) on a pari passu basis, (A) if Sunnova Management or any Affiliate thereof is the Servicer, to the Servicer, any Servicer Extraordinary Expenses not previously paid and (B) if Sunnova Management or any Affiliate thereof is the Manager, to the Manager, any Manager Extraordinary Expenses not previously paid;

(xx) to the Noteholders, any Voluntary Prepayment first to the Class A Noteholders until the Outstanding Note Balance of the Class A Notes has been reduced to zero and second to the Class B Noteholders until the Outstanding Note Balance of the Class B Notes has been reduced to zero;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(xxi) to the Eligible Letter of Credit Bank or other party as directed by the Manager (A) any fees or expenses related to the Letter of Credit and (B) any amounts which have been drawn under the Letter of Credit and any interest due thereon; and

(xxii) to or at the direction of the Issuer, any remaining Available Funds on deposit in the Collection Account.

Payments under any of the foregoing clauses of the Priority of Payments to Noteholders of Class A Notes of all Series shall be made on a pro rata basis to such Noteholders in accordance with the respective amounts specified in such clause due to such Noteholders in respect of such Class A Notes. Payments under any of the foregoing clauses of the Priority of Payments to Noteholders of Class B Notes of all Series with Class B Notes shall be made on a pro rata basis to such Noteholders in accordance with the respective amounts specified in such clause due to such Noteholders in respect of such Class B Notes.

(b) As directed by the Servicer pursuant to Section 2.1(c)(iii) of the Servicing Agreement, the Indenture Trustee shall, within three Business Days of such direction, transfer funds from the Collection Account to the Servicer in the amount required to pay any Managing Member Obligation then due and payable as set forth in an Officer’s Certificate specifying the name of the applicable creditor and amount to be paid to such creditor, not in excess of $100,000 per annum other than payments to the Tax Equity Investor pursuant to the Financing Fund LLC Agreement, and the Servicer or the Issuer may, by delivery of an Officer’s Certificate to the Indenture Trustee (in form reasonably satisfactory to the Indenture Trustee), request release of or direct the Indenture Trustee no more than once per week, and, in each case, with a reasonable volume of payment instructions to remit (i) to or at the direction of the Manager of the Issuer, Excess SRECs, (ii) to the applicable Financing Fund to whom the Issuer owes payments for the acquisition of SRECs, if any, the payment required under the applicable purchase or transfer agreement and (iii) any other amounts not constituting Available Funds that are not Managing Member Obligations, in each case, on deposit in the Collection Account.

Section 5.07 Equity Cure. (a) In the event that the sum of the amounts received in clause (i)(A) of the definition of DSCR results in the DSCR for any Collection Period to be less than 1.25 (any such event, a “Potential Equity Cure Event”), then on or prior to the date that is one Business Day prior to the related Determination Date, Sunnova Energy may, in its sole and absolute discretion, make a payment to the Issuer (as an indirect cash equity capital contribution through the Depositor, to be immediately deposited into the Collection Account and be part of Available Funds) in an amount equal to the amount in cash that, if deemed added to the sum specified in clause (i)(A) of the definition of DSCR, would cause the DSCR to be greater than 1.25 (each such payment by Sunnova Energy, an “Equity Cure Payment”).

(b) In the event that Sunnova Energy elects to make an Equity Cure Payment, Sunnova Energy shall notify the Issuer, the Indenture Trustee, the Noteholders, the Backup Servicer, and the Servicer of such election on or prior to the date that is not later than three Business Days prior to the related Determination Date. Upon timely payment and deposit of the Equity Cure Payment into the Collection Account, the Equity Cure Payment shall be added to the sum specified in clause (i)(A) of the definition of DSCR for purposes of calculating the DSCR as of the applicable Determination Date.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Sunnova Energy cannot make an Equity Cure Payment more frequently than one time with respect to any two consecutive Collection Periods and more than six times prior to the latest Final Maturity Date with respect to any Series. For avoidance of doubt, Sunnova Energy cannot make an Equity Cure Payment during an Early Amortization Period, Sequential Interest Amortization Period or a Cash Trap Period.

Section 5.08 Early Amortization Period Payments. Any distributions of principal made during an Early Amortization Period will be allocated in the following order to determine any unpaid amounts on future Payment Dates: (1) to the Class A Noteholders, the Scheduled Note Principal Payment for such Class calculated for such Payment Date, (2) the Class B Noteholders, the Scheduled Note Principal Payment for such Class calculated for such Payment Date, (3) to the Class A Noteholders, the Unscheduled Note Principal Payment for such Class calculated for such Payment Date and (4) to the Class B Noteholders, the Unscheduled Note Principal Payment for such Class calculated for such Payment Date. Any principal payments made in excess of the amounts allocated to Scheduled Note Principal Payment and Unscheduled Note Principal Payment for such Payment Date will be considered an additional paydown of principal.

Section 5.09 Note Payments. (a) The Indenture Trustee shall pay from amounts on deposit in the Collection Account in accordance with the Quarterly Servicer Report and the Priority of Payments to each Noteholder of record as of the related Record Date either (i) by wire transfer, in immediately available funds to the account of such Noteholder at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided to the Indenture Trustee appropriate written instructions at least five Business Days prior to the related Payment Date (which instructions may be provided in the Note Purchase Agreement and shall remain in effect for subsequent Payment Dates unless revoked by such Noteholder), or (ii) if not, by check sent to such Noteholder at the address of such Noteholder appearing in the Note Register, the amounts to be paid to such Noteholder pursuant to such Noteholder’s Notes.

(b) In the event that any withholding Tax is imposed on the Issuer’s payment (or allocations of income) to a Noteholder, such withholding Tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Indenture. The Indenture Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any withholding Tax that is legally owed by the Issuer as instructed by the Servicer, in writing in a Quarterly Servicer Report (but such authorization shall not prevent the Indenture Trustee from contesting at the expense of the applicable Noteholder any such withholding Tax in appropriate Proceedings, and withholding payment of such withholding Tax, if permitted by law, pending the outcome of such Proceedings). The amount of any withholding Tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Issuer or the Indenture Trustee (at the direction of the Servicer or the Issuer) and remitted to the appropriate taxing authority. If there is a possibility that withholding Tax is payable with respect to a distribution (such as a distribution to a non-U.S. Noteholder who has not delivered form W-8-BEN-E, W-8-BEN or W-8-ECI or not complied with paragraph (d) below), the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this clause (b). In the event that a Noteholder wishes to apply for a refund of any such withholding Tax, the Indenture Trustee shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Indenture Trustee for any out-of-pocket expenses incurred.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Each Noteholder, by its acceptance of a Note, will be deemed to have consented to the provisions of the Priority of Payments.

(d) Each Noteholder by its acceptance of a Note or an interest in a Note, will be deemed to have agreed to provide, upon request, the Tax Information to the Indenture Trustee or other person making payments on the Notes to that Noteholder. Each Noteholder shall update or replace its previously provided Tax Information promptly upon request by the Indenture Trustee or other person making payments on the Notes to that Noteholder. Each Noteholder will be deemed to agree that the Indenture Trustee has the right to withhold from any amount of interest or other amounts (without any corresponding gross up) payable to a Noteholder that fails to comply with the foregoing requirements. The Issuer hereby covenants with the Indenture Trustee that the Issuer will cooperate with the Indenture Trustee in obtaining sufficient information so as to enable the Indenture Trustee to (i) determine whether or not the Indenture Trustee is obliged to make any withholding, including FATCA Withholding Tax, in respect of any payments with respect to a Note and (ii) to effectuate any such withholding. Upon reasonable request from the Indenture Trustee, the Issuer will provide such additional information that it may have to assist the Indenture Trustee in making any withholdings or informational reports.

Section 5.10 Statements to Noteholders; Tax Returns. Within the time period required by Applicable Law after the end of each calendar year, the Issuer shall cause the Indenture Trustee to furnish to each Person who at any time during such calendar year was a Noteholder of record and received any payment thereon any information required by the Code to enable such Noteholders to prepare their U.S. federal and state income Tax Returns. The obligation of the Indenture Trustee set forth in this paragraph shall be deemed to have been satisfied to the extent that information shall be provided by the Indenture Trustee, in the form of Form 1099 or other comparable form, pursuant to any requirements of the Code.

The Issuer shall cause Sunnova Management, at Sunnova Management’s expense, to cause a firm of Independent Accountants to prepare any Tax Returns required to be filed by the Issuer. The Indenture Trustee, upon reasonable written request, shall furnish the Issuer with all such information in the possession of the Indenture Trustee as may be reasonably required in connection with the preparation of any Tax Return of the Issuer.

Section 5.11 Reports by Indenture Trustee. The Indenture Trustee shall provide or make available electronically (or upon written request, by first class mail, overnight courier or facsimile) to the Servicer a statement setting forth the amounts in the Collection Account, the Liquidity Reserve Account, the Cash Trap Reserve Account, the Supplemental Reserve Account and the Storage System Reserve Account and the identity of the investments included therein, as applicable. Without limiting the generality of the foregoing, the Indenture Trustee shall, upon the written request of the Servicer, promptly transmit or make available electronically to the Servicer, copies of all accountings of, and information with respect to, the Collection Account, the Liquidity

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Reserve Account, the Cash Trap Reserve Account, the Supplemental Reserve Account and the Storage System Reserve Account, investments thereof, as applicable, and payments thereto and therefrom. Additionally, to the extent readily available in a format commercially reasonable for circulation to the Noteholders, the Indenture Trustee shall provide or make available electronically to the Noteholders the aforementioned information upon receipt of a request by the Noteholders.

Section 5.12 Final Balances. On the Termination Date, all moneys remaining in all Accounts (other than the Lockbox Account), shall be, subject to applicable escheatment laws, remitted to, or at the direction of, the Issuer.

ARTICLE VI

VOLUNTARY PREPAYMENT OF NOTES AND RELEASE OF COLLATERAL

Section 6.01 Voluntary Prepayment. (a) Prior to the applicable Final Maturity Date, the Issuer may, in its sole discretion, prepay one or more Series or Class(es) of Notes (such prepayment, a “Voluntary Prepayment”), in whole or in part on any Business Day (such date, the “Voluntary Prepayment Date”), (i) for the Class A Notes, from and after the related Closing Date, and (ii) for the Class B Notes, from and after the second anniversary of the related Closing Date. Other than Voluntary Prepayments made using funds on deposit in the Cash Trap Reserve Account, any Voluntary Prepayment is required to be made on no less than 20 days’ prior notice (or such shorter period, but not less than two Business Days, as is necessary to cure an Event of Default) by the Issuer sending the Notice of Prepayment to the Indenture Trustee and the Servicer describing the Issuer’s election to prepay the Notes or portion thereof in the form attached hereto as Exhibit C.

(b) With respect to any Voluntary Prepayment in part or Voluntary Prepayment of one Class or Series in full, on or prior to the related Voluntary Prepayment Date, the Issuer shall deposit into the Collection Account, an amount equal to the sum of (i) the amount of outstanding principal of the Notes being prepaid, (ii) all accrued and unpaid interest thereon, and (iii) the related Make Whole Amount, if applicable. Such partial Voluntary Prepayment will be distributed by the Indenture Trustee on the related Voluntary Prepayment Date in accordance with the written direction of the Servicer to the holders of the Notes of the Class(es) or Series identified by the Issuer in the Notice of Prepayment. Voluntary Prepayments may be made of (i) only Class A Notes on a pro rata basis or (ii) pro rata portions of Class A Notes and Class B Notes on a pro rata basis among the Holders of Notes within each Class.

(c) With respect to a Voluntary Prepayment of all outstanding Notes in full, on or prior to the related Voluntary Prepayment Date, the Issuer will be required to deposit into the Collection Account an amount equal to (i) the sum of (A) the Aggregate Outstanding Note Balance, (B) all accrued and unpaid interest thereon, (C) the related Make Whole Amount, if any, and (D) all amounts owed to the Indenture Trustee, the Manager, the Servicer, the Facility Administrator, the Backup Servicer, the Management Transition Manager, the Facility Administrator Transition Manager and any other parties to the Transaction Documents, minus (ii) the sum of the amounts then on deposit in the Liquidity Reserve Account, the Supplemental Reserve Account, the Storage System Reserve Account

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and the Cash Trap Reserve Account. The Indenture Trustee will make distributions on the related Voluntary Prepayment Date in accordance with the Priority of Payments (without giving effect to clauses (vii), (ix), (x), (xi), (xiii) and (xiv) thereof) and solely as specified in the related Voluntary Prepayment Servicer Report and to the extent the Aggregate Outstanding Note Balance is prepaid and all other obligations of the Issuer under the Transaction Documents have been paid, release any remaining assets in the Trust Estate to, or at the direction of, the Issuer.

(d) If a Voluntary Prepayment Date with respect to a particular Class of a particular Series occurs prior to the Make Whole Determination Date with respect to such Class of such Series, the Issuer will be required to pay the Noteholders of such Class of such Series the related Make Whole Amount. No Make Whole Amount will be due to the Noteholders of a particular Class of a particular Series of Notes if a Voluntary Prepayment with respect to such Class of such Series is made on or after the Make Whole Determination Date for the related Series and Class of Notes. A Voluntary Prepayment may be made only if after giving effect to such Voluntary Prepayment and any related release of any of the Trust Estate from the Lien created by this Indenture, the Collateral Test and the Rating Agency Condition are satisfied.

(e) If the Issuer elects to rescind the Voluntary Prepayment, it must give written notice of such determination at least two Business Days prior to the related Voluntary Prepayment Date. If a redemption of the notes has been rescinded pursuant to this Section 6.01(e), the Indenture Trustee shall provide notice of such rescission to the registered owner of each Note which had been subject to the rescinded redemption at the address shown on the Note Register maintained by the Note Registrar with copies to the Issuer, Sunnova Energy, the Depositor and the Rating Agency.

Section 6.02 Notice of Voluntary Prepayment. Any Notice of Prepayment received by the Indenture Trustee from the Issuer shall be made available by the Indenture Trustee (via the Indenture Trustee website www.wilmingtontrustconnect.com) not less than twenty days and not more than thirty days prior to the date fixed for prepayment to the registered owner of each Note of each Class or Series to be prepaid with copies to the Issuer, Sunnova Energy, the Servicer and the Rating Agency. Failure to make such Notice of Prepayment available to any Noteholder, or any defect therein, shall not affect the validity of any Proceedings for the prepayment of other Notes. If a Voluntary Prepayment has been rescinded pursuant to Section 6.01(e), and to the extent the Indenture Trustee had made notice of the Voluntary Prepayment available, the Indenture Trustee shall make available notice of such rescission to the registered owner of each Note which had been subject to the rescinded Voluntary Prepayment with copies to the Issuer, Sunnova Energy, the Servicer and the Rating Agency.

Any notice made available as provided in this Section and in accordance with the Note Purchase Agreement, as applicable, shall be conclusively presumed to have been duly given, whether or not the registered owner of such Notes accesses the notice.

Section 6.03 Cancellation of Notes. All Notes which have been paid in full or retired or received by the Indenture Trustee for exchange shall not be reissued but shall be canceled and destroyed in accordance with its customary procedures.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 6.04 Release of Collateral. (a) The Indenture Trustee shall, on or promptly after the Termination Date, release any remaining portion of the Trust Estate from the Lien created by this Indenture and shall deposit into the Collection Account any funds then on deposit in any other Account. The Indenture Trustee shall release property from the Lien created by this Indenture pursuant to this Section 6.04(a) only upon receipt by the Indenture Trustee of an Issuer Order accompanied by an Officer’s Certificate and an Opinion of Counsel described in Section 314(c)(2) of the Trust Indenture Act of 1939, as amended, and meeting the applicable requirements of Section 10.02.

(b) (i) The Lien created by this Indenture on any (A) Defective Solar Asset shall automatically be released when the Depositor or the Parent Guarantor, as applicable, repurchases such Defective Solar Asset pursuant to the Sale and Contribution Agreement or the Parent Guaranty, as applicable, or (B) Defaulted Solar Asset shall automatically be released when the Depositor or the Parent Guarantor, as applicable, repurchases such Defaulted Solar Asset pursuant to the Sale and Contribution Agreement or the Parent Guaranty, as applicable, in each case upon (I) a payment by the Depositor or the Parent Guarantor, as the case may be, of the Repurchase Price of such Solar Asset and the deposit of such payment into the Collection Account and (II) receipt by the Indenture Trustee of an Officer’s Certificate of the Depositor or Parent Guarantor, as the case may be, certifying: (1) as to the identity of the Solar Asset to be released, (2) that the amount deposited into the Collection Account with respect thereto equals the Repurchase Price of such Solar Asset and (3) that all conditions in the Transaction Documents with respect to the release of such Solar Asset from the Lien of this Indenture have been met.

(ii) The Lien created by this Indenture on any Replaced Solar Asset shall automatically be released upon (A) a payment by the Depositor of any Substitution Shortfall Amount due with respect to such Replaced Solar Asset and the deposit of such payment into the Collection Account, (B) a substitution of the Replaced Solar Asset with a Qualified Additional Solar Asset in the Trust Estate and (C) receipt by the Indenture Trustee of an Officer’s Certificate of the Depositor certifying: (1) as to the identity of the Replaced Solar Asset to be released, (2) that the amount, if any, deposited into the Collection Account with respect thereto equals the Substitution Shortfall Amount required to be deposited and (3) that all conditions in the Transaction Documents with respect to the release of such Replaced Solar Asset from the Lien of this Indenture have been met.

(iii) The Lien created by this Indenture on any Host Customer Purchased Solar Asset shall automatically be released upon (A) deposit into the Collection Account of the purchase price paid by the related Host Customer for such Solar Asset, and (B) receipt by the Indenture Trustee of an Officer’s Certificate of the Manager certifying: (1) as to the identity of the Solar Asset to be released, (2) that the amount deposited in the Collection Account with respect thereto equals the purchase price of such Solar Asset under the related Solar Service Agreement and (3) that all conditions in the Transaction Documents with respect to the release of such Solar Asset from the Lien of this Indenture have been met.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iv) The Lien created by this Indenture on any Terminated Solar Asset shall automatically be released upon (A) the deposit by the Manager or the Issuer of (x) the entire amount of Insurance Proceeds received or expected to be received with respect to such Terminated Solar Asset and deposit of such payment into the Collection Account or (y) payment in full of the Unscheduled Note Principal Payment in respect of such Terminated Solar Asset to the Noteholders and (B) receipt by the Indenture Trustee of an Officer’s Certificate of the Manager certifying: (1) as to the identity of the Terminated Solar Asset to be released, and (2) that (x) the amount deposited in the Collection Account with respect thereto equals the entire amount of Insurance Proceeds received or expected to be received with respect to such Terminated Solar Asset or (y) the Unscheduled Note Principal Payment in respect of such Terminated Solar Asset has been paid in full to the Noteholder. Immediately upon such release by the Indenture Trustee, the Issuer shall cause a distribution-in-kind of such Terminated Solar Asset to the Depositor pursuant to the Sale and Contribution Agreement.

(c) Upon release of the Lien created by this Indenture in accordance with subsection (b), the Indenture Trustee shall release the applicable asset for all purposes and deliver to or upon the order of the Issuer (or to or upon the order of the Depositor if it has satisfied its respective obligations under Sections 7(a) or 7(b) of the Sale and Contribution Agreement with respect to a Solar Asset) the applicable Solar Asset and the related Custodian File. Upon the order of the Issuer, the Indenture Trustee shall authorize a UCC financing statement prepared by the Servicer evidencing such release. The Servicer shall file any such authorized UCC financing statements evidencing such release and any additional UCC financing statements (or amendments to existing UCC financing statements) as are necessary to perfect the Lien created by this Indenture on any applicable Qualified Additional Solar Assets substituted for any Replaced Solar Asset.

ARTICLE VII

THE INDENTURE TRUSTEE

Section 7.01 Duties of Indenture Trustee. (a) If a Responsible Officer of the Indenture Trustee has received notice pursuant to Section 7.02(a), or a Responsible Officer of the Indenture Trustee shall otherwise have actual knowledge that an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the occurrence and continuance of such an Event of Default:

(i) The Indenture Trustee need perform only those duties that are specifically set forth in this Indenture and any other Transaction Document to which it is a party and no others and no implied covenants or obligations of the Indenture Trustee shall be read into this Indenture or any other Transaction Document.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) In the absence of negligence or bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture or any other Transaction Document. The Indenture Trustee shall, however, examine such certificates and opinions to determine whether they conform on their face to the requirements of this Indenture or any other Transaction Document but the Indenture Trustee shall not be required to determine, confirm or recalculate information contained in such certificates or opinions.

(c) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of subsection (b) of this Section 7.01.

(ii) The Indenture Trustee shall not be liable in its individual capacity for any action taken, or error of judgment made, in good faith by a Responsible Officer or other officers of the Indenture Trustee, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.

(iii) The Indenture Trustee shall not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with a direction received by it from the Noteholders in accordance with this Indenture or any other Transaction Document or for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or any other Transaction Document, in each case unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.

(iv) The Indenture Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or to maintain the perfection of any Lien on the Trust Estate or in any item comprising the Conveyed Property.

(d) No provision of this Indenture or any other Transaction Document shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(e) The provisions of subsections (a), (b), (c) and (d) of this Section 7.01 shall apply to any co-trustee or separate trustee appointed by the Issuer and the Indenture Trustee pursuant to Section 7.13.

(f) The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Indenture Trustee resulting from any loss experienced on any item comprising the Conveyed Property except as a result of the Indenture Trustee’s gross negligence or willful misconduct.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(g) In no event shall the Indenture Trustee be required to take any action that conflicts with Applicable Law, any of the provisions of this Indenture or any other Transaction Document or with the Indenture Trustee’s duties hereunder or that adversely affect its rights and immunities hereunder.

(h) In no event shall the Indenture Trustee have any obligations or duties under or have any liabilities whatsoever to Noteholders under ERISA.

(i) In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities; it being understood that the Indenture Trustee shall resume performance as soon as practicable under the circumstances.

(j) With respect to all Conveyed Property and any related part of the Trust Estate released from the Lien of this Indenture, the Indenture Trustee shall assign, without recourse, representation or warranty, to the appropriate Person as directed by the Issuer in writing, prior to the Termination Date, all the Indenture Trustee’s right, title and interest in and to such assets, such assignment being in the form as prepared by the Servicer or the Issuer and acceptable to the Indenture Trustee. Such Person will thereupon own such Solar Asset and related rights appurtenant thereto free of any further obligation to the Indenture Trustee or the Noteholders with respect thereto. The Servicer or the Issuer will also prepare and the Indenture Trustee shall, upon written direction of the Issuer, also execute and deliver all such other instruments or documents as shall be reasonably requested by any such Person to be required or appropriate to effect a valid transfer of title to a Solar Asset and the related assets.

(k) The Indenture Trustee shall not make any direct or indirect transfer of the Managing Member Membership Interests except in compliance with the Designated Transfer Restrictions and the Tax Equity Consent to Collateral Assignment, if any.

Section 7.02 Manager Termination Event, Servicer Termination Event, Facility Administrator Termination Event or Event of Default. (a) The Indenture Trustee shall not be required to take notice of or be deemed to have notice or knowledge of any default, Default, Manager Termination Event, Servicer Termination Event, Facility Administrator Termination Event, Event of Default, event or information, or be required to act upon any default, Default, Manager Termination Event, Servicer Termination Event, Facility Administrator Termination Event, Event of Default, event or information (including the sending of any notice) unless a Responsible Officer of the Indenture Trustee is specifically notified in writing at the address set forth in Section 10.04 or until a Responsible Officer of the Indenture Trustee shall have acquired actual knowledge of a default, a Default, a Manager Termination Event, a Servicer Termination Event, a Facility Administrator Termination Event, an Event of Default, an event or information and shall have no duty to take any action to determine whether any such default, Default, Manager Termination Event, Servicer Termination Event, Facility Administrator Termination Event, Event of Default, or event has occurred. In the absence of receipt of such notice or actual knowledge, the Indenture Trustee may conclusively assume that there is no such default, Default, Event of Default, Facility Administrator Termination Event, Servicer Termination Event, Manager Termination

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Event or event. If written notice of the existence of a default, a Default, an Event of Default, a Manager Termination Event, a Servicer Termination Event, a Facility Administrator Termination Event, an event or information has been delivered to a Responsible Officer of the Indenture Trustee or a Responsible Officer of the Indenture Trustee has actual knowledge thereof, the Indenture Trustee shall promptly provide paper or electronic notice thereof to the Issuer, the Management Transition Manager, the Facility Administrator Transition Manager, the Backup Servicer, the Rating Agency and each Noteholder, but in any event, no later than five days after such knowledge or notice occurs.

(b) In the event the Servicer does not make available to the Rating Agency all reports of the Servicer and all reports to the Noteholders, upon request of a Rating Agency, the Indenture Trustee shall make available promptly after such request, copies of such Servicer reports as are in the Indenture Trustee’s possession to such Rating Agency and the Noteholders.

Section 7.03 Rights of Indenture Trustee. (a) The Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in any document. The Indenture Trustee need not investigate or re-calculate, evaluate, certify, verify or independently determine the accuracy of any numerical information, report, certificate, information, statement, representation or warranty or any fact or matter stated in any such document and may conclusively rely as to the truth of the statements and the accuracy of the information therein.

(b) Before the Indenture Trustee takes any action or refrains from taking any action under this Indenture or any other Transaction Document, it may require an Officer’s Certificate or an Opinion of Counsel, the costs of which (including the Indenture Trustee’s reasonable and documented attorney’s fees and expenses) shall be paid by the party requesting that the Indenture Trustee act or refrain from acting. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Indenture Trustee shall not be personally liable for any action it takes or omits to take or any action or inaction it believes in good faith to be authorized or within its rights or powers other than as a result of gross negligence or willful misconduct.

(d) The Indenture Trustee shall not be bound to make any investigation into the facts of matters stated in any reports, certificates, payment instructions, opinion, notice, order or other paper or document unless requested in writing by 25% or more of the Noteholders, and such Noteholders have provided to the Indenture Trustee indemnity satisfactory to it.

(e) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed by it hereunder with due care. The Indenture Trustee may consult with counsel, accountants and other experts and the advice or opinion of counsel, accountants and other experts with respect to legal and other matters relating to any Transaction Document shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with such advice or opinion of counsel.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f) The Indenture Trustee shall not be required to give any bond or surety with respect to the execution of this Indenture or the powers granted hereunder.

(g) The Indenture Trustee shall not be liable for any action or inaction of the Issuer, the Manager, the Servicer, the Facility Administrator the Backup Servicer, the Management Transition Manager, the Facility Administrator Transition Manager, the Custodian, or any other party (or agent thereof) to this Indenture or any Transaction Document and may assume compliance by such parties with their obligations under this Indenture or any other Transaction Document, unless a Responsible Officer of the Indenture Trustee shall have received written notice to the contrary at the Corporate Trust Office of the Indenture Trustee.

(h) The Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities (including the reasonable and documented fees and expenses of the Indenture Trustee’s counsel and agents) which may be incurred therein or thereby.

(i) The Indenture Trustee shall have no duty (i) to maintain or monitor any insurance or (ii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate.

(j) Delivery of any reports, information and documents to the Indenture Trustee provided for herein or any other Transaction Document is for informational purposes only (unless otherwise expressly stated), and the Indenture Trustee’s receipt of such or otherwise publicly available information shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Servicer’s, the Manager’s or the Issuer’s compliance with any of its representations, warranties or covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates). The Indenture Trustee shall not have actual notice of any default or any other matter unless a Responsible Officer of the Indenture Trustee receives actual written notice of such default or other matter.

(k) The Indenture Trustee does not have any obligation to investigate any matter or exercise any powers vested under this Indenture unless requested in writing by 25% or more of the Noteholders, and such Noteholders have provided to the Indenture Trustee indemnity satisfactory to it.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(l) Knowledge of the Indenture Trustee shall not be attributed or imputed to Wilmington Trust, National Association’s other roles in the transaction and knowledge of the Management Transition Manager shall not be attributed or imputed to the Indenture Trustee (other than those where the roles are performed by the same group or division within Wilmington Trust, National Association or otherwise share the same Responsible Officers), or any affiliate, line of business, or other division of Wilmington Trust, National Association (and vice versa).

(m) The right of the Indenture Trustee to perform any permissive or discretionary act enumerated in this Indenture or any related document shall not be construed as a duty.

Section 7.04 Not Responsible for Recitals, Issuance of Notes or Application of Moneys as Directed. The recitals contained herein and in the Notes, except the certificates of authentication on the Notes, shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations with respect to the Trust Estate or as to the validity or sufficiency of the Trust Estate or this Indenture or any other Transaction Document or of the Notes. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the proceeds of the Notes. Subject to Section 7.01(b), the Indenture Trustee shall not be liable to any Person for any money paid to the Issuer upon an Issuer Order, Servicer instruction or order or direction provided in a Quarterly Servicer Report contemplated by this Indenture or any other Transaction Document.

Section 7.05 May Hold Notes. The Indenture Trustee or any agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or Sunnova Energy or any Affiliate of the Issuer or Sunnova Energy with the same rights it would have if it were not the Indenture Trustee or other agent.

Section 7.06 Money Held in Trust. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer and except to the extent of income or other gain on investments which are obligations of the Indenture Trustee hereunder.

Section 7.07 Compensation and Reimbursement. (a) The Issuer agrees:

(i) to pay the Indenture Trustee in accordance with and subject to the Priority of Payments, the Indenture Trustee Fee. The Indenture Trustee’s compensation shall not be limited by any law with respect to compensation of a trustee of an express trust and the payments to the Indenture Trustee provided by Article V hereto shall constitute payments due with respect to the applicable fee agreement or letter;

(ii) in accordance with and subject to the Priority of Payments, to reimburse the Indenture Trustee upon request for all reasonable and documented expenses, disbursements and advances incurred or made by the Indenture Trustee, the Backup Servicer, the Management Transition Manager and the Facility Administrator Transition Manager in accordance with any provision of this Indenture (including, but not limited to, the reasonable compensation, expenses and disbursements of its agents and counsel and allocable costs of in-house counsel); provided, however, in no event

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

shall the Issuer pay or reimburse the Indenture Trustee or the agents or counsel, including in-house counsel of either, for any expenses, disbursements and advances incurred or made by the Indenture Trustee in connection with any negligent action or negligent inaction on the part of the Indenture Trustee; provided, further, that payments to the Indenture Trustee for reimbursement for any such expenses will be as set forth in Section 5.06(ii) hereof;

(iii) to indemnify the Indenture Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any fee, loss, liability, damage, cost or expense (including reasonable and documented attorneys’ fees, costs and expenses and court costs) incurred without negligence or bad faith on the part of the Indenture Trustee, to the extent such matters have been determined by a court of competent jurisdiction, arising out of, or in connection with, the acceptance or administration of this trust, including, without limitation, the costs and expenses of defending itself against any claim, action or suit in connection with the exercise or performance of any of its powers or duties hereunder and defending itself against any claim, action or suit (including a successful defense, in whole or in part, of a breach of its standard of care) or bringing any claim, action or suit to enforce the indemnification or other obligations of the relevant transaction parties; provided, however, that:

(A) with respect to any such claim the Indenture Trustee shall have given the Issuer, Intermediate Holdings, Holdings, the Depositor, the Facility Administrator, the Servicer and the Manager written notice thereof promptly after the Indenture Trustee shall have actual knowledge thereof, provided, that failure to notify shall not relieve the parties of their obligations hereunder;

(B) notwithstanding anything to the contrary in this Section 7.07(a)(iii), none of the Issuer, Intermediate Holdings, Holdings, the Facility Administrator, the Depositor, the Servicer or the Manager shall be liable for settlement of any such claim by the Indenture Trustee entered into without the prior consent of the Issuer, Intermediate Holdings, Holdings, the Depositor, the Servicer or the Manager, as the case may be, which consent shall not be unreasonably withheld or delayed; and

(C) the Indenture Trustee, its officers, directors, employees and agents, as a group, shall be entitled to counsel separate from the Issuer, Intermediate Holdings, Holdings, the Facility Administrator, the Depositor, the Servicer and the Manager; to the extent the Issuer’s, Intermediate Holdings’, Holdings’, the Depositor’s, the Facility Administrator’s, the Servicer’s and the Manager’s interests are not adverse to the interests of the Indenture Trustee, its officers, directors, employees or agents, the Indenture Trustee may agree to be represented by the same counsel as the Issuer, Intermediate Holdings, Holdings, the Depositor, the Facility Administrator, the Servicer and the Manager.

Such payment obligations and indemnification shall survive the resignation or removal of the Indenture Trustee as well as the discharge, termination or assignment hereof. The Indenture Trustee’s expenses are intended as expenses of administration.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(b) The Indenture Trustee shall, on each Payment Date, in accordance with the Priority of Payments, deduct payment of its fees and expenses hereunder from moneys in the Collection Account.

(c) The Issuer agrees to assume and to pay, and to indemnify, defend and hold harmless the Indenture Trustee and the Noteholders from any Taxes which may at any time be asserted with respect to, and as of the date of, the Grant of the Trust Estate to the Indenture Trustee, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes and costs, expenses and reasonable counsel fees in defending against the same.

Section 7.08 Eligibility; Disqualification. The Indenture Trustee shall always have a combined capital and surplus as stated in Section 7.09, and shall always be a bank or trust company with corporate trust powers organized under the laws of the United States or any State thereof which is a member of the Federal Reserve System and shall be rated at least investment grade by S&P.

Section 7.09 Indenture Trustee’s Capital and Surplus. The Indenture Trustee and/or its parent shall at all times have a combined capital and surplus of at least $100,000,000. If the Indenture Trustee publishes annual reports of condition of the type described in Section 310(a)(2) of the Trust Indenture Act of 1939, as amended, its combined capital and surplus for purposes of this Section 7.09 shall be as set forth in the latest such report.

Section 7.10 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Section 7.10 shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 7.11.

(b) The Indenture Trustee may resign at any time by giving 30 days’ prior written notice thereof to the Issuer and the Servicer. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(c) The Indenture Trustee may be removed at any time by the Super-Majority Noteholders upon 30 days’ prior written notice, delivered to the Indenture Trustee, with copies to the Servicer and the Issuer.

(d) (i) If at any time the Indenture Trustee shall cease to be eligible under Section 7.08 or 7.09 or shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, with 30 days’ (or less, if the Indenture Trustee is incapable of acting or bankrupt) prior written notice, the Issuer, with the prior written consent of the Super-Majority Noteholders, by an Issuer Order, may remove the Indenture Trustee.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) If the Indenture Trustee shall be removed pursuant to Sections 7.10(c) or (d) and no successor Indenture Trustee shall have been appointed pursuant to Section 7.10(e) and accepted such appointment within 30 days of the date of removal, the removed Indenture Trustee may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee acceptable to the Issuer.

(e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause, the Issuer, with the prior written consent of the Required Noteholders, by an Issuer Order shall promptly appoint a successor Indenture Trustee.

(f) The Issuer shall give to the Rating Agency and the Noteholders notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

(g) The provisions of this Section 7.10 shall apply to any co-trustee or separate trustee appointed by the Issuer and the Indenture Trustee pursuant to Section 7.13.

Section 7.11 Acceptance of Appointment by Successor. (a) Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee. Notwithstanding the foregoing, on request of the Issuer or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its fees, expenses and other charges, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder. Upon request of any such successor Indenture Trustee, the Issuer shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

(b) No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under Sections 7.08 and 7.09.

(c) Notwithstanding the replacement of the Indenture Trustee, the obligations of the Issuer pursuant to Section 7.07(a)(iii) and (c) and the Indenture Trustee’s protections under this Article VII shall continue for the benefit of the retiring Indenture Trustee.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 7.12 Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee. Any corporation or national banking association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or national banking association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation, bank, trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder if such corporation, bank, trust company or national banking association shall be otherwise qualified and eligible under Section 7.08 and 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Indenture Trustee shall provide the Rating Agency and the Noteholders written notice of any such transaction. In case any Notes have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had authenticated such Notes.

Section 7.13 Co-trustees and Separate Indenture Trustees. (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, for enforcement actions, and where a conflict of interest exists, the Indenture Trustee shall have power to appoint and, upon the written request of the Indenture Trustee, the Issuer shall for such purpose join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons that are approved by the Indenture Trustee either to act as co-trustee, jointly with the Indenture Trustee, of such part of the Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power of the Indenture Trustee deemed necessary or desirable, in all respects subject to the other provisions of this Section 7.13. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Indenture Trustee alone shall have power to make such appointment. No notice to the Noteholders of the appointment of any co-trustee or separate trustee shall be required under this Indenture. Notice of any such appointments shall be promptly given to the Rating Agency and the Noteholders by the Indenture Trustee.

(b) Should any written instrument from the Issuer be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.

(c) Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(i) The Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder with respect to the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised solely by the Indenture Trustee.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Indenture Trustee with respect to any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such co-trustee or separate trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed solely by such co-trustee or separate trustee.

(iii) The Indenture Trustee at any time, by an instrument in writing executed by it, may accept the resignation of, or remove, any co-trustee or separate trustee appointed under this Section 7.13. Upon the written request of the Indenture Trustee, the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 7.13.

(iv) No co-trustee or separate trustee appointed in accordance with this Section 7.13 hereunder shall be financially or otherwise liable by reason of any act or omission of the Indenture Trustee, or any other such trustee hereunder, and the Indenture Trustee shall not be financially or otherwise liable by reason of any act or omission of any co-trustee or other such separate trustee hereunder.

(v) Any notice, request or other writing delivered to the Indenture Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

(vi) Any separate trustee or co-trustee may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or with respect to this Indenture on its behalf and in its name. The Indenture Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee appointed in accordance with this Section 7.13. The Indenture Trustee shall not have any responsibility or liability relating to the appointment of any separate or co-trustee. Any such separate or co-trustee shall not be deemed to be an agent of the Indenture Trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estate, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 7.14 Books and Records. The Indenture Trustee agrees to provide to the Noteholders the right during normal business hours upon two days’ prior notice in writing to inspect its books and records insofar as the books and records relate to the functions and duties of the Indenture Trustee pursuant to this Indenture.

Section 7.15 Control. Upon the Indenture Trustee being adequately indemnified in writing to its satisfaction, the Required Noteholders shall have the right to direct the Indenture Trustee with respect to any action or inaction by the Indenture Trustee hereunder, the exercise of any trust or power conferred on the Indenture Trustee, or the conduct of any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or the Trust Estate provided that:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Indenture Trustee to financial or other liability (for which it has not been adequately indemnified) or be unduly prejudicial to the Noteholders not approving such direction including, but not limited to and without intending to narrow the scope of this limitation, direction to the Indenture Trustee to act or omit to act, directly or indirectly, to amend, hypothecate, subordinate, terminate or discharge any Lien benefiting the Noteholders in the Trust Estate;

(b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction; and

(c) except as expressly provided otherwise herein (but only with the prior written consent of or at the direction of the Required Noteholders), the Indenture Trustee shall have the authority to take any enforcement action which it reasonably deems to be necessary to enforce the provisions of this Indenture.

Section 7.16 Suits for Enforcement. If an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge, shall occur and be continuing, the Indenture Trustee may, in its discretion and shall, at the direction of the Required Noteholders (provided that the Indenture Trustee is adequately indemnified in writing to its satisfaction), proceed to protect and enforce its rights and the rights of any Noteholders under this Indenture by a Proceeding, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee or any Noteholders, but in no event shall the Indenture Trustee be liable for any failure to act in the absence of direction by the Required Noteholders.

Section 7.17 Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with Applicable Laws, including those relating to the funding of terrorist activities and money laundering, the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with Indenture Trustee. Accordingly, each of the parties agrees to provide to Indenture Trustee upon its request from time to time such identifying information and documentation as may be available to such party in order to enable the Indenture Trustee to comply with Applicable Law.

Section 7.18 Authorization. The Indenture Trustee is hereby authorized and directed to execute, deliver and perform its obligations under and make the representations contained in the Account Control Agreement on the Initial Closing Date. Each Noteholder, by its acceptance of a Note, acknowledges and agrees that the Indenture Trustee shall execute, deliver and perform its obligations under the Account Control Agreement and shall do so solely in its capacity as Indenture Trustee and not in its individual capacity. Furthermore, each Noteholder, by its acceptance of a Note acknowledges and agrees that the Indenture Trustee shall have no obligation to take any action pursuant to the Account Control Agreement unless directed to do so by the Required Noteholders.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 7.19 Tax Insurance Policies.

(a) If the Indenture Trustee has received written notice that (i) Sunnova Energy or its applicable Affiliate has failed to pay any Tax Loss Indemnity when due and (ii) the Managing Member of the affected Financing Fund has failed to make a demand under the related Tax Loss Insurance Policy with respect to such Tax Loss or to report such Tax Loss to the Tax Loss Insurer, the Indenture Trustee shall provide written notice thereof to the Noteholders.

(b) The Issuer hereby irrevocably appoints the Indenture Trustee as its agent and attorney-in-fact (such appointment being coupled with an interest) to take any action and execute any instrument, document, certificate or agreement in the name of the Issuer, as the managing member of the applicable Managing Member, that the Indenture Trustee may deem necessary or advisable to enforce all rights of the Managing Members under the Tax Loss Insurance Policies, including, without limitation (i) report any unpaid Tax Loss Indemnity amount and make a demand on the Tax Loss Insurer for any payment under the terms of a Tax Loss Insurance Policy and (ii) to enforce payment of such demand if not paid by any Tax Loss Insurer.

(c) The Noteholders, by their acceptance of the Notes, acknowledge and agree that the Indenture Trustee shall have no obligation to take any action pursuant to Section 7.19(b) hereof or otherwise with respect to the Tax Loss Insurance Policies unless the Indenture Trustee shall have been (i) directed to do so by the Required Noteholders, (ii) provided with adequate indemnity against all liabilities in connection therewith, including payment of the reasonable out-of-pocket costs of the Indenture Trustee incurred in connection with such action and (iii) provided with all documents and information that the Indenture Trustee may deem necessary in order to take such action.

(d) Nothing in this Section 7.19 shall be deemed to create any duty of the Indenture Trustee to monitor the compliance of any Managing Member as an insured under the related Tax Loss Insurance Policy with the obligations of such Managing Member or the related Financing Fund as insureds under such Tax Loss Insurance Policy.

ARTICLE VIII

EVENT OF DEFAULT

Section 8.01 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a) (i) a default in the payment of any Note Interest (which, for the avoidance of doubt, does not include Class B Deferred Interest, Post-ARD Additional Note Interest or Deferred Post-ARD Additional Note Interest) on a Payment Date, which default shall not have been cured within three Business Days or (ii) a default in the payment of any Make-Whole Amount when due greater than $25,000 individually, which default shall not have

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

been cured after three Business Days or (iii) any other amount due to (or payable on behalf of) the Noteholders under this Indenture, the Note Purchase Agreement or any other Transaction Document when due greater than $150,000 individually (other than those described in Section 5.06 or Section 8.01(b)), which default shall not have been cured after three Business Days;

(b) (i) the failure to reduce the Aggregate Outstanding Note Balance of the Class A Notes of any Series to zero at the Final Maturity Date of such Series or (ii) so long as there are no Class A Notes then Outstanding, the failure to reduce the Aggregate Outstanding Note Balance of the Class B Notes of any Series to zero at the Final Maturity Date of such Series;

(c) an Insolvency Event shall have occurred with respect to the Issuer, any Managing Member or any Financing Fund;

(d) the failure of any Sunnova Entity to observe or perform in any material respect any covenant or obligation of such Sunnova Entity set forth in this Indenture, the Note Purchase Agreement or any other Transaction Document (other than the failure to make any required payment with respect to the Notes), which has not been cured within 30 days from the date of receipt by the Issuer of written notice from the Indenture Trustee or by the Required Noteholders (to the extent a Responsible Officer of the Indenture Trustee has received written notice or has actual knowledge thereof) of such breach or default, or the failure of any Sunnova Entity to deposit into the Collection Account all amounts held or received by any Sunnova Entity required to be deposited therein within three (3) Business Days after the required deposit date;

(e) any representation, warranty or statement of any Sunnova Entity (other than representations and warranties as to whether a Solar Asset is an Eligible Solar Asset) contained in the Transaction Documents or any report, document or certificate delivered by such Sunnova Entity pursuant to the foregoing agreements shall prove to have been incorrect in any material respect as of the time when the same shall have been made and, within 30 days after written notice thereof shall have been given to the Indenture Trustee and the Issuer by the Servicer, the Indenture Trustee (to the extent a Responsible Officer of the Indenture Trustee has received written notice or has actual knowledge thereof) or by the Required Noteholders, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured (which cure may be effected by payment of an indemnity claim) or waived by the Indenture Trustee, acting at the direction of the Required Noteholders;

(f) the failure for any reason of the Indenture Trustee, on behalf of the Noteholders, to have a first priority perfected Lien on the Trust Estate (including the “Collateral” as defined in each Managing Member Pledge Agreement) in favor of the Indenture Trustee (subject to Permitted Liens) and such failure is not stayed, released or otherwise cured within ten days of receipt of notice or the Servicer’s, the Manager’s or the Issuer’s knowledge thereof;

(g) the Issuer, any Managing Member or any Financing Fund becomes subject to registration as an “investment company” under the 1940 Act;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(h) the Issuer, any Managing Member or any Financing Fund becomes classified as an association, a publicly traded partnership or a taxable mortgage pool that is taxable as a corporation for U.S. federal or state income tax purposes;

(i) the failure by Holdings, the Depositor or the Parent Guarantor to cure, repurchase, replace a Defective Solar Asset or pay the required Liquidated Damages Amount (if any) in accordance with the Sale and Contribution Agreement (except to the extent cured by the Parent Guarantor in accordance with the Parent Guaranty);

(j) any default in the payment of any amount due by the Parent Guarantor under the Parent Guaranty;

(k) any failure of the Parent Guarantor to observe or perform any covenant or obligation of the Parent Guarantor set forth in the Parent Guaranty, which has not been cured within 30 days from the earlier of (x) knowledge by the Parent Guarantor of such failure to perform and (y) the date of receipt by the Parent Guarantor of written notice from the Indenture Trustee of such failure to perform;

(l) there shall remain in force, undischarged, unsatisfied, and unstayed for more than 30 consecutive days, any final non-appealable judgment in the amount of $100,000 or more against the Issuer or the Depositor not covered by insurance or bond;

(m) upon termination of the Servicer after a Servicer Termination Event if the Backup Servicer shall not undertake its servicing obligations and a successor Servicer reasonably acceptable to the Required Noteholders and meeting the requirements of this Indenture shall not have been appointed as Servicer within 90 days after such termination of the Servicer and the Servicing Agreement (for the avoidance of doubt, no Event of Default shall occur if the Backup Servicer is exercising good faith efforts to find a successor Servicer beyond the foregoing 90 day period, for up to 180 days after such termination);

(n) upon termination of the Manager after a Manager Termination Event if a successor Manager reasonably acceptable to the Required Noteholders and meeting the requirements of this Indenture shall not have been appointed as Manager within 90 days after such termination of the Manager and the Management Agreement (for the avoidance of doubt, no Event of Default shall occur if the Management Transition Manager is exercising good faith efforts to find a successor Manager beyond the foregoing 90 day period, for up to 180 days after such termination);

(o) upon termination of the Facility Administrator after a Facility Administrator Termination Event if the Facility Administrator Transition Manager shall not undertake its management obligations and a successor Facility Administrator reasonably acceptable to the Required Noteholders and meeting the requirements of this Indenture shall not have been appointed as Facility Administrator within 90 days after such termination of the Facility Administrator and the Facility Administration Agreement (for the avoidance of doubt, no Event of Default shall occur if the Facility Administrator Transition Manager is exercising good faith efforts to find a successor Facility Administrator beyond the foregoing 90 day period, for up to 180 days after such termination);

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(p) other than a Change of Control that results from an involuntary Insolvency Event with respect to the Parent, a Change of Control shall have occurred;

(q) any default in any material respect by the Issuer or the Financing Fund in the observance and performance of or compliance with any covenant or agreement contained in the Financing Fund Documents (other than as provided for elsewhere in this Section 8.01), which default is not waived by the applicable counterparty and such default shall not be remediable or, if remediable, continues unremedied for such period of time under such Financing Fund Document which the Issuer or the Financing Fund has available to it during which to remedy such default or, if no such period is provided, shall continue unremedied for a period of thirty (30) days after the Issuer or the Financing Fund becomes aware of such default; provided, however, that the thirty (30) day period may be extended by an additional forty-five (45) days, in the event that such default has not been cured within the initial thirty (30) day period, such default remains capable of being cured within the additional forty-five (45) day period, no Material Adverse Effect has resulted from such default and the applicable Person continues to diligently pursue cure of such default; or

(r) any Managing Member shall have been removed as the “Managing Member” (as such term is defined in the related Financing Fund LLC Agreement) of the related Financing Fund for any reason other than as a result of the failure of the Parent to maintain specified liquidity requirements; provided that the receipt of any written notice, claim or threat of removal from the related Tax Equity Investor Member that it is reasonably likely to result in such Managing Member’s removal as “Managing Member” shall be a Default for all purposes hereunder until rescinded in writing by such Tax Equity Investor Member and such event shall mature into an Event of Default if the removal event that is the subject of such written notice, claim or threat is not cured on or prior to the last day of the applicable cure period prior to removal provided under such Financing Fund LLC Agreement.

In the case of any event described in the foregoing subparagraphs, after the applicable grace period set forth in such subparagraphs, if any, the Indenture Trustee shall give written notice to the Noteholders, the Rating Agency, the Manager, the Servicer, the Facility Administrator, the Backup Servicer, the Management Transition Manager, the Facility Administrator Transition Manager and the Issuer that an Event of Default has occurred. The Issuer is required to give the Indenture Trustee written notice of the occurrence of any Event of Default promptly after actual knowledge thereof.

Section 8.02 Actions of Indenture Trustee. If an Event of Default shall have occurred and be continuing hereunder, the Indenture Trustee shall, at the direction of the Required Noteholders, do one of the following:

(a) declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Indenture and the other Transaction Documents to become immediately due and payable;

(b) either on its own or through an agent, take possession of and sell the Trust Estate, pursuant to Section 8.15, provided, however, that neither the Indenture Trustee nor any collateral agent may sell or otherwise liquidate the Trust Estate unless either (i) the proceeds of such sale or liquidation are sufficient to discharge in full the amounts then due and unpaid upon the Notes for principal and accrued interest and the fees and all other amounts required to be paid pursuant to the Priority of Payments or (ii) the Holders of 100% of the principal amount of each Class and Series of Notes then Outstanding consent thereto;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) institute Proceedings for collection of amounts due on the Notes or under this Indenture by automatic acceleration or otherwise, or if no such acceleration or collection efforts have been made, or if such acceleration or collection efforts have been made, but have been annulled or rescinded, the Indenture Trustee may elect to take possession of the Trust Estate and collect or cause the collection of the proceeds thereof and apply such proceeds in accordance with the applicable provisions of this Indenture;

(d) enforce any judgment obtained and collect any amounts adjudged from the Issuer;

(e) institute any Proceedings for the complete or partial foreclosure of the Lien created by the Indenture with respect to the Trust Estate; and

(f) protect the rights of the Indenture Trustee and the Noteholders by taking any appropriate action including exercising any remedy of a secured party under the UCC or any other Applicable Law or in equity.

Notwithstanding the foregoing, upon the occurrence of an Event of Default of the type described in clause (c) of the definition thereof, the Aggregate Outstanding Note Balance, all interest accrued and unpaid thereon and all other amounts payable under the Indenture and the other Transaction Documents shall automatically become immediately due and payable.

Section 8.03 Indenture Trustee May File Proofs of Claim. In case of the pendency of any Insolvency Proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of overdue principal or any interest or other amounts) shall, at the written direction of the Required Noteholders, by intervention in such Insolvency Proceeding or otherwise,

(a) file and prove a claim for the whole amount owing and unpaid with respect to the Notes issued hereunder and file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Noteholders allowed in such Insolvency Proceeding; and

(b) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such Insolvency Proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall, upon written direction from the Noteholders, consent to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 7.07.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize and consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment, or composition affecting any of the Notes or the rights of any Noteholder thereof, or to authorize the Indenture Trustee to vote with respect to the claim of any Noteholder in any such Insolvency Proceeding.

Section 8.04 Indenture Trustee May Enforce Claim Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee for the benefit of the Noteholders, and any recovery of judgment shall be applied first, to the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and any other amounts due the Indenture Trustee under Section 7.07 (provided that, any indemnification by the Issuer under Section 7.07 shall be paid only in the priority set forth in Section 5.06), second, for the ratable benefit of the Holders of Class A Notes for all amounts due to such Noteholders and third, for the ratable benefit of the Holders of Class B Notes for all amounts due to such Noteholders.

Section 8.05 Knowledge of Indenture Trustee. Any references herein to the knowledge of the Indenture Trustee shall mean and refer to actual knowledge of a Responsible Officer of the Indenture Trustee.

Section 8.06 Limitation on Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder unless:

(a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b) the Required Noteholders shall have made written request to the Indenture Trustee to institute Proceedings with respect to such Event of Default in its own name as Indenture Trustee hereunder;

(c) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Indenture Trustee for 30 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such Proceedings; and

(e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30-day period by the Required Noteholders;

it being understood and intended that no one or more Holders of Notes of any Class shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of such Class, or to obtain or to seek to obtain priority or preference over any other Holders of such Class or to enforce any right under this Indenture, except in the manner herein provided.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 8.07 Unconditional Right of Noteholders to Receive Principal and Interest. The Holders of the Notes shall have the right, which is absolute and unconditional, subject to the express terms of this Indenture, to receive payment of principal and interest on such Notes, subject to the respective relative priorities provided for in this Indenture, as such principal and interest becomes due and payable from the Trust Estate and, subject to Section 8.06, to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired except as expressly permitted herein without the consent of such Holders.

Section 8.08 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then, and in every case, the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 8.09 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.10 Delay or Omission; Not Waiver. No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article VIII or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 8.11 Control by Noteholders. Other than as set forth herein, the Required Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee; provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture including, without limitation, any provision hereof which expressly provides for approval by a greater percentage of the aggregate principal amount of all Outstanding Notes;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction; provided, however, that, subject to Section 7.01, the Indenture Trustee need not take any action which a Responsible Officer or Officers of the Indenture Trustee in good faith determines might involve it in liability (unless the Indenture Trustee is furnished with the reasonable indemnity referred to in Section 8.11(c)); and

(c) the Indenture Trustee has been furnished reasonable indemnity against costs, expenses and liabilities which it might incur in connection therewith.

Section 8.12 Waiver of Certain Events by Less Than All Noteholders. The Required Noteholders may, on behalf of the Holders of all the Notes, waive any past Default, Event of Default, Facility Administrator Termination Event, Servicer Termination Event, or Manager Termination Event, and its consequences, except:

(a) a Default in the payment of the principal of the Notes at the Final Maturity Date, with respect to such Series, or interest on any Note, or a Default caused by the Issuer becoming subject to registration as an “investment company” under the 1940 Act, or

(b) with respect to a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default, Event of Default, Facility Administrator Termination Event, Servicer Termination Event or Manager Termination Event shall cease to exist, and any Default, Event of Default, Facility Administrator Termination Event, Servicer Termination Event or Manager Termination Event or other consequence arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default, Event of Default, Facility Administrator Termination Event, Servicer Termination Event or Manager Termination Event or impair any right consequent thereon.

Section 8.13 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by its acceptance of a Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.13 shall not apply to any suit instituted by the Indenture Trustee or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the Final Maturity Date expressed in such Note.

Section 8.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not, at any time, insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 8.15 Sale of Trust Estate. (a) The power to effect any sale of any portion of the Trust Estate pursuant to this Article VIII shall not be exhausted by any one or more sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate securing the Notes shall have been sold or all amounts payable on the Notes and under this Indenture with respect thereto shall have been paid. The Indenture Trustee, acting on its own or through an agent, may from time to time postpone any sale by public announcement made at the time and place of such sale.

(b) The Indenture Trustee shall not, in any private sale, sell to a third party the Trust Estate, or any portion thereof, unless either (i) the proceeds of such sale or liquidation are sufficient to discharge in full the amounts then due and unpaid upon the Notes for principal and accrued interest and the fees and all other amounts required to be paid pursuant the Priority of Payments or (ii) the Holders of 100% of the principal amount of the Class A Notes then Outstanding consent thereto. Notwithstanding the foregoing, prior to the consummation of any sale of the Trust Estate (either private or public), the Indenture Trustee shall first offer the Originator the opportunity to purchase the Trust Estate for a purchase price equal to the greater of (x) the fair market value of the Trust Estate and (y) the Aggregate Outstanding Note Balance of the Notes, plus accrued interest thereon and fees owed thereunder (such right, the “Right of First Refusal”). If the Originator does not exercise its Right of First Refusal within two Business Days of receipt of such offer, then the Indenture Trustee shall sell the Trust Estate as otherwise set forth in this Section 8.15; provided, further, that if the Originator does not exercise its Right of First Refusal and the Indenture Trustee elects to sell the Trust Estate in a private sale to a third party, then prior to the sale thereof, the Indenture Trustee shall offer the Originator the opportunity to purchase the Trust Estate for the purchase price being offered by such third party, and the Originator shall have two Business Days to accept such offer.

(c) The Indenture Trustee or any Noteholder may bid for and acquire any portion of the Trust Estate in connection with a public or private sale thereof, and in lieu of paying cash therefor, any Noteholder may make settlement for the purchase price by crediting against amounts owing on the Notes of such Holder or other amounts owing to such Holder secured by this Indenture, that portion of the net proceeds of such sale to which such Holder would be entitled, after deducting the reasonable costs, charges and expenses incurred by the Indenture Trustee or the Noteholders in connection with such sale. The Notes need not be produced in order to complete any such sale, or in order for the net proceeds of such sale to be credited against the Notes. The Indenture Trustee or the Noteholders may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d) The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a sale thereof. In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a sale thereof, pursuant to this Section 8.15, and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies. The Issuer hereby acknowledges that any private sale of any or all of the Trust Estate may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.

(e) The method, manner, time, place and terms of any sale of all or any portion of the Trust Estate shall be commercially reasonable.

Section 8.16 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.

Section 8.17 Class B Noteholder Purchase Option.

(a) If an Event of Default shall occur and be continuing and a Sequential Interest Amortization Period shall be in effect, then any Class B Noteholder shall have the option at any time thereafter to purchase all, but not less than all, of the Class A Notes then outstanding from Class A Noteholders (the “Class B Noteholder Purchase Option”) at a price equal to the aggregate principal balance of all Outstanding Class A Notes plus accrued interest thereof through the settlement date for the Class B Noteholder Purchase Option (the “Purchase Option Price”). At any time that the Class B Noteholder Purchase Option is available to the Class B Noteholders, any Class B Noteholder may provide written notice to each Class A Noteholder indicating that such Class B Noteholder would like to exercise the Class B Noteholder Purchase Option. Upon receipt of such notice, the Class A Noteholders and applicable Class B Noteholder(s) shall agree to a settlement date and shall make such purchase and sale in accordance with Section 8.17(b); provided that the applicable Class A Noteholders shall retain all rights as Holders of the Class A Notes prior to the settlement date of the Class B Noteholder Purchase Option, including all rights and remedies set forth under this Article VIII and the right to direct exercise by the Indenture Trustee of any rights and remedies under the Transaction Documents and the right to be indemnified or held harmless by the Issuer in accordance with the terms hereof.

(b) Upon the date of a purchase and sale pursuant to this Section 8.17, the applicable Class B Noteholders shall pay to the Class A Noteholders the Purchase Option Price by wire transfer in federal funds to such respective bank accounts of the Class A Noteholders as the Class A Noteholders may designate in writing to such Class B Noteholders for such purpose. If applicable, interest shall be calculated through the Business Day on which such purchase and sale shall occur if the amounts so paid by such Class B

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Noteholders to the bank account designated by a Class A Noteholder are received in such bank account prior to 1:00 p.m., New York time and interest shall be calculated to and include the next Business Day if the amounts so paid by such Class B Noteholders to the bank account designated by such Class A Noteholder are received in such bank account later than 1:00 p.m., New York time. Such purchase shall be expressly made without representation or warranty of any kind by such Class A Noteholders as to such Class A Notes or otherwise and without recourse to such Class A Noteholders, except that such Class A Noteholders shall represent and warrant: (a) that such Class A Noteholders shall convey such Class A Notes free and clear of any Liens or encumbrances of such Class A Noteholders or created or suffered by such Class A Noteholders and free and clear as to all claims made or threatened in writing against such Class A Noteholders related to such Class A Notes, and (b) such Class A Noteholders are duly authorized to assign such Class A Notes.

(c) For the avoidance of doubt, if the Indenture Trustee shall undertake a sale of the entire Trust Estate at the direction of the Majority Noteholders of the Class A Notes pursuant to this Article VIII, any Class B Noteholder shall be entitled to partake in any auction of the entire Trust Estate pursuant to the terms established therefor. If one or more Class B Noteholders shall submit the winning bid in any such auction, and all Class A Noteholders shall agree to sell the entire Trust Estate at such winning bid price, then, at the election of such winning Class B Noteholders, the Class A Noteholders shall sell the Class A Notes to such winning Class B Noteholders in lieu of consummating the sale of the entire Trust Estate.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Noteholder Approval. (a) Without the consent of the Noteholders, provided that (x) the Issuer shall have provided written notice to the Rating Agency and each Noteholder of such modification, (y) the Indenture Trustee shall have received a Tax Opinion and (z) if requested by the Indenture Trustee, the Indenture Trustee shall (a) have received an Opinion of Counsel that such modification is permitted under the terms of this Indenture and that all conditions precedent to the execution of such modification have been satisfied or (b) have received an officer’s certificate of the Manager that such modification is authorized or permitted under the terms of this Indenture and will not have an adverse effect in any material respect on the Noteholders in their capacity as such and the Rating Agency Condition shall have been satisfied with respect to such action (provided that the Issuer shall not be required to obtain the consent of any Person and the Rating Agency Condition shall not need to be satisfied with respect to any modification described in clauses (i), (ii) and (iii) below), the Issuer and the Indenture Trustee, when authorized and directed by an Issuer Order, at any time and from time to time, may enter into one or more amendments or indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i) to correct, amplify or add to the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) to evidence the succession of another Person to the Indenture Trustee in accordance with the terms hereof, and the assumption by any such successor of the covenants of the Indenture Trustee contained herein and in the Notes;

(iii) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or

(iv) to add to the covenants of the Issuer or the Indenture Trustee, for the benefit of the Noteholders or to surrender any right or power herein conferred upon the Issuer.

(c) Prior to and promptly after the execution by the Issuer and the Indenture Trustee of any amendment or supplemental indenture pursuant to this Section 9.01, the Indenture Trustee shall make available to the Noteholders and the Rating Agency a copy (or draft, if prior to execution) of such amendment or supplemental indenture. Any failure of the Indenture Trustee to make available such copy or draft shall not, however, in any way impair or affect the validity of any such amendment or supplemental indenture.

Section 9.02 Supplemental Indentures with Consent of Noteholders. (a) With the prior written consent of each Noteholder affected thereby, prior written notice to the Rating Agency and receipt by the Indenture Trustee of a Tax Opinion, the Issuer and the Indenture Trustee, when authorized and directed by an Issuer Order, at any time and from time to time, may enter into an amendment or a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture for the following purposes:

(i) to change the Final Maturity Date of the principal of any Note, or the due date of any payment of interest on any Note, or reduce the principal amount thereof, or the interest rate thereon (including the Interest Rate), change the place of payment where, or the coin or currency in which any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the payment of interest due on any Note on or after the due date thereof or for the enforcement of the payment of the entire remaining unpaid principal amount of any Note on or after the Final Maturity Date thereof or change any provision of Article VI regarding the amounts payable upon any Voluntary Prepayment (it being understood and agreed, for the avoidance of doubt, that (x) any of the foregoing changes with respect to a Class affects all Noteholders of such Class regardless of Series) and (y) the creation, authorization and issuance of any new Series of Notes (including Class A Notes and Class B Notes) in accordance with this Indenture shall be deemed not to constitute any of the foregoing changes;

(ii) to reduce the percentage of the Outstanding Note Balance, the consent of the Noteholders of which is required to approve any such supplemental indenture; or the consent of the Noteholders of which is required for any waiver of compliance with provisions of this Indenture, Events of Default, Manager Termination Events under the Indenture or under the Management Agreement, Servicer Termination Events under this Indenture or under the Servicing Agreement, Facility Administrator Termination Event under this Indenture or under the Facility Administration Agreement, and their consequences provided for in this Indenture or for any other purpose hereunder;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii) to modify any of the provisions of this Section 9.02;

(iv) to modify or alter the provisions of the proviso to the definition of the term “Outstanding”; or

(v) to permit the creation of any other Lien with respect to any part of the Trust Estate or terminate the Lien of this Indenture on any property at any time subject hereto or, except with respect to any action which would not have a material adverse effect on any Noteholder (as certified by the Issuer), deprive the Noteholder of the security afforded by the Lien of this Indenture (it being understood and agreed, for avoidance of doubt, that the creation, authorization and issuance of any new Series of Notes (including Class A Notes and/or Class B Notes) in accordance with this Indenture shall be deemed not to constitute any such creation or termination of a Lien or to deprive any Noteholder of the security afforded by the Lien of this Indenture).

(b) With the prior written consent of the Required Noteholders, satisfaction of the Rating Agency Condition and receipt by the Indenture Trustee of a Tax Opinion, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more amendments or indentures supplemental hereto, in form and substance satisfactory to the Indenture Trustee for the purpose of modifying, eliminating or adding to the provisions of this Indenture, including for the issuance of new Series of Notes subject to the satisfaction of the conditions thereto set forth in Section 2.10; provided that such supplemental indentures shall not have any of the effects described in paragraphs (i) through (v) of Section 9.02(a).

(c) Prior to and promptly after the execution by the Issuer and the Indenture Trustee of any amendment or supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall make available to the Noteholders and the Rating Agency a copy (or draft, if prior to execution) of such amendment or supplemental indenture. Any failure of the Indenture Trustee to make available such copy or draft shall not, however, in any way impair or affect the validity of any such amendment or supplemental indenture.

(d) Whenever the Issuer or the Indenture Trustee solicits a consent to any amendment or supplement to the Indenture, the Issuer shall fix a record date in advance of the solicitation of such consent for the purpose of determining the Noteholders entitled to consent to such amendment or supplement. Only those Noteholders at such record date shall be entitled to consent to such amendment or supplement whether or not such Noteholders continue to be Holders after such record date.

Section 9.03 Execution of Amendments and Supplemental Indentures. In executing, or accepting the additional trusts created by, any amendment or supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel (i) describing that the execution of such supplemental indenture is authorized or permitted by this Indenture and (ii) in accordance with Section 3.06(a) hereof. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 9.04 Effect of Amendments and Supplemental Indentures. Upon the execution of any amendment or supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes which have theretofore been or thereafter are authenticated and delivered hereunder shall be bound thereby. Notwithstanding any provision herein, no supplemental indenture that adversely affects the rights of, or increases the liability or obligations of the Backup Servicer or any Replacement Servicer shall be effective against such Person without its written consent.

Section 9.05 Reference in Notes to Amendments and Supplemental Indentures. Notes authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to this Article IX may, and if required by the Issuer shall, bear a notation as to any matter provided for in such supplemental indenture. If the Issuer shall so determine or the Noteholders shall so request, new Notes so modified as to conform to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X

MISCELLANEOUS

Section 10.01 Compliance Certificates and Opinions; Furnishing of Information. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture (except with respect to ordinary course actions under this Indenture and except as otherwise specifically provided in this Indenture), the Issuer at the request of the Indenture Trustee shall furnish to the Indenture Trustee a certificate describing that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel describing that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of certificates and Opinions of Counsel are specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or Opinion of Counsel need be furnished.

Section 10.02 Form of Documents Delivered to Indenture Trustee. (a) If several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by outside counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of any relevant Person, describing that the information with respect to such factual matters is in the possession of such Person, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, notices, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(d) Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer, the Servicer or the Manager shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s, the Servicer’s or the Manager’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such notice or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such notice or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 7.01(b)(ii).

(e) Wherever in this Indenture it is provided that the absence of the occurrence and continuation of a Default, an Event of Default, a Facility Administrator Termination Event, a Servicer Termination Event or a Manager Termination Event is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s or the Indenture Trustee’s right to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if a Responsible Officer of the Indenture Trustee does not have actual knowledge of the occurrence and continuation of such Default, Event of Default, Facility Administrator Termination Event, Servicer Termination Event or Manager Termination Event.

Section 10.03 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a limited liability company or a partnership on behalf of such corporation, limited liability company or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof, with respect to anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Notes.

Section 10.04 Notices, Etc. Any request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Indenture Trustee by any Noteholder or by the Issuer, shall be in writing and shall be delivered personally, sent by first-class registered or certified mail, postage prepaid, by facsimile transmission or electronic transmission in PDF format or overnight delivery service, postage or delivery charges prepaid or for the account of the sender, and received by, a Responsible Officer of the Indenture Trustee at its Corporate Trust Office listed below, or

(b) any other Person shall be in writing and shall be delivered personally or by facsimile transmission, electronic transmission in PDF format or prepaid or for the account of the sender overnight delivery service at the address listed below or at any other address subsequently furnished in writing to the Indenture Trustee by the applicable Person.

To the Indenture Trustee:

Wilmington Trust, National Association

110 North Market Street

Rodney Square North

Wilmington, DE 19890-1605

Attention: Corporate Trust Administration

Phone: (410) 244-3710

Fax: (302) 636-4141

Email: cwright1@wilmingtontrust.com

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

To the Issuer:

Sunnova RAYS I Issuer, LLC

20 East Greenway Plaza, Suite 475

Houston, Texas 77046

Attention: Chief Financial Officer

Email: notices@sunnova.com and treasury@sunnova.com

Phone: (281) 417-9816

Fax: (281) 985-9907

with a copy to:

Sunnova Energy Corporation

20 East Greenway Plaza, Suite 475

Houston, Texas 77046

Attention: Chief Financial Officer

Email: notices@sunnova.com and treasury@sunnova.com

Phone: (281) 417-9816

Fax: (281) 985-9907

To KBRA:	Kroll Bond Rating Agency, Inc. 845 Third Avenue, 4th Floor New York, New York 10022 Attention: ABS Surveillance Email: abssurveillance@kbra.com Phone: (212) 702-0707

Notices delivered to the Rating Agency shall be by electronic delivery to the email address set forth above where information is available in electronic format. In addition, upon the written request of any beneficial owner of a Note, the Indenture Trustee shall provide to such beneficial owner copies of such notices, reports or other information delivered, in one or more of the means requested, by the Indenture Trustee hereunder to other Persons as such beneficial owner may reasonably request.

Section 10.05 Notices and Reports to Noteholders; Waiver of Notices. (a) Where this Indenture provides for notice to Noteholders of any event or the mailing of any report to the Noteholders, such notice or report shall be written and shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class, postage-prepaid or overnight courier charges prepaid or for the account of sender, to each Noteholder affected by such event or to whom such report is required to be sent, at the address or electronic mail address of such Noteholder as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the sending of such report. In any case where a notice or report to Noteholders is sent in the manner provided above, neither the failure to send such notice or report, nor any defect in any notice or report so sent, to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders, and any notice or report which is sent in the manner herein provided shall be conclusively presumed to have been duly given or provided.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(c) If, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to the Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee and as shall result in actual receipt of such notice by the Noteholders shall be deemed to be a sufficient giving of such notice.

(d) The Indenture Trustee shall promptly make available to each Noteholder each Quarterly Servicer Report and, unless directed to do so under any other provision of this Indenture or any other Transaction Document in which case no request shall be necessary), a copy of all reports, financial statements and notices received by the Indenture Trustee pursuant to this Indenture and the other Transaction Documents, but only with the use of a password provided by the Indenture Trustee; provided, however, the Indenture Trustee shall have no obligation to provide such information described in this Section 10.05 until it has received the requisite information from the Issuer or the Servicer. The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. The Indenture Trustee’s internet website will initially be located at www.wilmingtontrustconnect.com or at such other address as the Indenture Trustee shall notify the parties to the Indenture from time to time. In connection with providing access to the Indenture Trustee’s website, the Indenture Trustee may require registration and the acceptance of a reasonable disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Indenture.

Section 10.06 Issuer Obligation. Each of the Indenture Trustee and each Noteholder accepts that the enforcement against the Issuer under this Indenture and under the Notes shall be limited to the assets of the Issuer, whether tangible or intangible, real or personal (including the Trust Estate) and the proceeds thereof. No recourse may be taken, directly or indirectly, against (a) any member, manager, officer, employee, trustee, agent or director of the Issuer or of any predecessor of the Issuer, (b) any member, manager, beneficiary, officer, employee, trustee, agent, director or successor or assign of a holder of a member or limited liability company interest in the Issuer, or (c) any incorporator, subscriber to capital stock, stockholder, officer, director, employee or agent of the Indenture Trustee or any predecessor or successor thereof, with respect to the Issuer’s obligations with respect to the Notes or any of the statements, representations, covenants, warranties or obligations of the Issuer under this Indenture or any Note or other writing delivered in connection herewith or therewith.

Section 10.07 Enforcement of Benefits. The Indenture Trustee for the benefit of the Noteholders shall be entitled to enforce and, at the written direction of and with indemnity by the Required Noteholders, the Indenture Trustee shall enforce the covenants and agreements of the Manager contained in the Management Agreement, the Servicer contained in the Servicing Agreement and Holdings and the Depositor contained in the Sale and Contribution Agreement and each other Transaction Document.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 10.08 Effect of Headings and Table of Contents. The Sections and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.09 Successors and Assigns. All covenants and agreements in this Indenture by the Issuer and the Indenture Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 10.10 Separability. If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Indenture, a provision as similar in its terms and purpose to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 10.11 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any separate trustee or co-trustee appointed under Section 7.13 and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 10.12 Legal Holidays. If the date of any Payment Date or any other date on which principal of or interest on any Note is proposed to be paid or any date on which mailing of notices by the Indenture Trustee to any Person is required pursuant to any provision of this Indenture, shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment or mailing of such notice need not be made on such date, but may be made or sent on the next succeeding Business Day with the same force and effect as if made or sent on the nominal date of any such Payment Date or other date for the payment of principal of or interest on any Note, or as if sent on the nominal date of such mailing, as the case may be, and in the case of payments except on the final Payment Date, no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

Section 10.13 Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Indenture and each Note shall be construed in accordance with and governed by the substantive laws of the State of New York (including New York General Obligations Laws §§ 5-1401 and 5-1402, but otherwise without regard to conflicts of law provisions thereof, except with regard to the UCC) applicable to agreements made and to be performed therein.

(b) The parties hereto agree to the non-exclusive jurisdiction of the Commercial Division, New York State Supreme Court, and federal courts in the borough of Manhattan in the City of New York in the State of New York.

(c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO AND EACH NOTEHOLDER BY ACCEPTANCE OF A NOTE IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS INDENTURE, ANY OTHER DOCUMENT IN CONNECTION HEREWITH OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 10.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of this Indenture by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective delivery of a manually executed counterpart hereof and deemed an original.

Section 10.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, the Issuer shall effect such recording at its expense in compliance with an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture or any other Transaction Document.

Section 10.16 Further Assurances. The Issuer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Indenture Trustee to effect more fully the purposes of this Indenture, including, without limitation, the execution of any financing statements or continuation statements relating to the Trust Estate for filing under the provisions of the UCC of any applicable jurisdiction.

Section 10.17 No Bankruptcy Petition Against the Issuer. The Indenture Trustee agrees (and each Noteholder by its acceptance of a Note shall be deemed to agree) that, prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Notes, it will not institute against the Issuer, or join any other Person in instituting against the Issuer, any Insolvency Proceedings or other Proceedings under the laws of the United States or any State of the United States. This Section 10.17 shall survive the termination of this Indenture.

Section 10.18 Repurchase/Liquidated Damages Demands. (a) To the extent a Responsible Officer of the Indenture Trustee receives a demand for the repurchase of or payment of Liquidated Damages with respect to a Solar Asset (as applicable) based on a breach of a representation or warranty made by Holdings or the Depositor of such Solar Asset (each, a “Demand”), the Indenture Trustee agrees (i) if such Demand is in writing, promptly to forward such Demand to Holdings, the Depositor, the Manager, the Servicer and the Issuer, and (ii) if such Demand is oral, to instruct the requesting party to submit such Demand in writing to the Indenture Trustee and the Issuer.

(b) In connection with the repurchase of a Solar Asset pursuant to a Demand, any dispute with respect to a Demand, or the withdrawal or final rejection of a Demand by Holdings or the Depositor of such Solar Asset, the Indenture Trustee agrees, to the extent a Responsible Officer of the Indenture Trustee has actual knowledge thereof, promptly to notify the Issuer, the Manager and the Depositor, in writing.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) The Indenture Trustee will (i) notify the Issuer, the Manager and the Depositor as soon as practicable and in any event within three Business Days after the receipt thereof and in the manner set forth in Exhibit D hereof, of all Demands and provide to the Issuer any other information reasonably requested to facilitate compliance by it with Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1 Information”), to the extent applicable, and (ii) if requested in writing by the Issuer or the Depositor, provide a written certification no later than ten days following any calendar quarter or calendar year that the Indenture Trustee has not received any Demands for such period, or if Demands have been received during such period, that the Indenture Trustee has provided all the information reasonably requested under clause (i) above with respect to such Demands. For purposes of this Indenture, references to any calendar quarter shall mean the related preceding calendar quarter ending in March, June, September, or December, as applicable. The Indenture Trustee has no duty or obligation to undertake any investigation or inquiry related to any repurchases of Conveyed Property, or otherwise assume any additional duties or responsibilities, other than those express duties or responsibilities of the Indenture Trustee hereunder or under the Transaction Documents, and no such additional obligations or duties are otherwise implied by the terms of this Indenture. The Issuer has full responsibility for compliance with all related reporting requirements associated with the transactions contemplated by the Transaction Documents and for all interpretive issues regarding this information.

Section 10.19 Multiple Roles. The parties expressly acknowledge and consent to Wilmington Trust, National Association, acting in the multiple roles of Indenture Trustee and the Management Transition Manager. Wilmington Trust, National Association may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles or other breach of duties to the extent that any such conflict or breach arises from the performance by Wilmington Trust, National Association of express duties set forth in this Indenture in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment), bad faith or willful misconduct by Wilmington Trust, National Association. The parties also expressly acknowledge and consent to GreatAmerica Portfolio Services Group LLC, acting in the multiple roles of the Backup Servicer and the Facility Administrator Transition Manager. GreatAmerica Portfolio Services Group LLC may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles or other breach of duties to the extent that any such conflict or breach arises from the performance by GreatAmerica Portfolio Services Group LLC of express duties set forth in this Indenture in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment), bad faith or willful misconduct by GreatAmerica Portfolio Services Group LLC.

Section 10.20 PATRIOT Act. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, USA PATRIOT Act), the Indenture Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such information as the Indenture Trustee may request from time to time in order to comply with any applicable requirements of the Patriot Act.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE XI

TERMINATION

Section 11.01 Termination of Indenture. (a) This Indenture shall terminate on the Termination Date. The Servicer shall promptly notify the Indenture Trustee in writing of any prospective termination pursuant to this Article XI. Upon termination of the Indenture, the Indenture Trustee shall notify the Lockbox Bank of the same pursuant to the Account Control Agreement, the Liens in favor of the Indenture Trustee on the Trust Estate shall automatically terminate and the Indenture Trustee shall convey and transfer of all right, title and interest in and to the Conveyed Property and other property and funds in the Trust Estate to the Issuer.

(b) Notice of any prospective termination (other than pursuant to Section 6.01(a) with respect to Voluntary Prepayments in full), specifying the Payment Date for payment of the final payment and requesting the surrender of the Notes for cancellation, shall be given promptly by the Indenture Trustee by letter to the Noteholders as of the applicable Record Date and the Rating Agency upon the Indenture Trustee receiving written notice of such event from the Issuer or the Servicer. The Issuer or the Servicer shall give such notice to the Indenture Trustee not later than the 5th day of the month of the final Payment Date describing (i) the Payment Date upon which final payment of the Notes shall be made, (ii) the amount of any such final payment, and (iii) the location for presentation and surrender of the Notes. Surrender of the Notes shall be a condition of payment of such final payment.

[SIGNATURE PAGE FOLLOWS]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed as of the day and year first above written.

SUNNOVA RAYS I ISSUER, LLC, as Issuer

By	/s/ Christopher Smith
Name:	Christopher Smith
Title:	Senior Vice President, Head of Finance and Treasurer

Signature Page to Sunnova RAYS I Issuer, LLC Indenture

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By	/s/ Drew Davis
Name:	Drew Davis
Title:	Vice President

Signature Page to Sunnova RAYS I Issuer, LLC Indenture

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

AGREED AND ACKNOWLEDGED:

SUNNOVA RAYS I MANAGEMENT, LLC as Manager

By	/s/ Christopher Smith
Name:	Christopher Smith
Title:	Senior Vice President, Head of Finance and Treasurer

SUNNOVA RAYS I MANAGEMENT, LLC as Servicer

By	/s/ Christopher Smith
Name:	Christopher Smith
Title:	Senior Vice President, Head of Finance and Treasurer

SUNNOVA ENERGY CORPORATION with respect to Section 5.07

By	/s/ Christopher Smith
Name:	Christopher Smith
Title:	Senior Vice President, Head of Finance and Treasurer

Signature Page to Sunnova RAYS I Issuer, LLC Indenture

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ANNEX A

Standard Definitions

STANDARD DEFINITIONS

Rules of Construction. In these Standard Definitions and with respect to the Transaction Documents (as defined below), (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms, (b) in any Transaction Document, the words “hereof,” “herein,” “hereunder” and similar words refer to such Transaction Document as a whole and not to any particular provisions of such Transaction Document, (c) any subsection, Section, Article, Annex, Schedule and Exhibit references in any Transaction Document are to such Transaction Document unless otherwise specified, (d) the term “documents” includes any and all documents, instruments, agreements, certificates, indentures, notices and other writings, however evidenced (including electronically), (e) the term “including” is not limiting and (except to the extent specifically provided otherwise) shall mean “including (without limitation)”, (f) unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including,” the words “to” and “until” each shall mean “to but excluding,” and the word “through” shall mean “to and including”, (g) the words “may” and “might” and similar terms used with respect to the taking of an action by any Person shall reflect that such action is optional and not required to be taken by such Person, (h) references to an agreement or other document include references to such agreement or document as amended, restated, reformed, supplemented and/or otherwise modified in accordance with the terms thereof and to any Annexes, Schedules and Exhibits thereto, and (i) references to any Person in any capacity includes any permitted successor or assign to such Person in such capacity.

“15Ga-1 Information” has the meaning set forth in Section 10.19(c) of the Indenture.

“1940 Act” means the Investment Company Act of 1940, as amended, including the rules and regulations thereunder.

“30/360 Basis” means the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Account Control Agreement” means the blocked account agreement, dated as of the Initial Closing Date, by and among the Issuer, the Servicer, the Facility Administrator, the Indenture Trustee and the Lockbox Bank with respect to the Lockbox Account.

“Account Property” means the Accounts and all proceeds of the Accounts, including, without limitation, all amounts and investments held from time to time in any Account (whether in the form of deposit accounts, book-entry securities, uncertificated securities, security entitlements (as defined in Section 8-102(a)(17) of the UCC as enacted in the State of New York), financial assets (as defined in Section 8-102(a)(9) of the UCC), or any other investment property (as defined in Section 9-102(a)(49) of the UCC).

“Accounts” has the meaning set forth in the Granting Clause of the Indenture.

“Acquisition Price” has the meaning set forth in the Sale and Contribution Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Act” has the meaning set forth in Section 10.03 of the Indenture.

“Additional Conveyed Property” has the meaning set forth in Section 2(b) of the Sale and Contribution Agreement.

“Additional Principal Amount” means, with respect to any Payment Date, the product of 90.0% and all Available Funds remaining after payment of clauses (i) through (x) of the Priority of Payments.

“Administrative Fee Base Rate” means, (i) in the case of a PV System, on the Initial Closing Date, $[***] and on each annual anniversary of the initial Determination Date will be increased by [***]% and (ii) in the case of an Independent Storage System, $[***] and on each annual anniversary of the initial Determination Date will be increased by [***]%.

“Administrative Services Agreement” means the servicing agreement or other administrative service agreement between the applicable Financing Fund Servicing Provider and Financing Fund whereby the Financing Fund Servicing Provider is responsible, in exchange for an administrative services fee paid by the related Financing Fund, for providing certain administrative services.

“Advanced Solar Assets” means the Solar Assets other than the Non-Advanced Solar Assets.

“Advisers Act” means U.S. Investment Advisers Act of 1940, as amended.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, a Person shall be deemed to “control” another Person if the controlling Person owns 5% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. In no event shall (a) any Tax Equity Investor Member be considered an Affiliate of the Issuer or its Affiliates (including the related Financing Fund) and (b) a shareholder of a public company be deemed to be an Affiliate of the public company.

“Aggregate Discounted Solar Asset Balance” means, as of any date of determination, the sum of the Discounted Solar Asset Balances of all Solar Assets that are Eligible Solar Assets as of such date of determination.

“Aggregate Outstanding Note Balance” means, as of any date of determination, the sum of the Outstanding Note Balances of all Classes and Series of Notes or of one Series or Class as so specified.

“Allocated Service Provider Fee” means, for each Solar Asset with respect to a Financing Fund for any month will be the sum of the amounts set forth as the “Allocated Service Provider Fee” in each Indenture Supplement for such month.

“Anticipated Flip Date” with respect to any Financing Fund, has the meaning set forth in the Sale and Contribution Agreement, as it may be supplemented from time to time in connection with the conveyance of the related Managing Member Membership Interest.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Anticipated Repayment Date” means, for the Series 2019-1 Notes, the Payment Date occurring in April 2031, and for any subsequent Series, the Payment Date occurring immediately after the twelfth anniversary of the applicable Closing Date, as set forth in the applicable Indenture Supplement.

“Applicable Law” means all applicable laws of any Governmental Authority, including, without limitation, laws relating to consumer leasing and protection and any ordinances, judgments, decrees, injunctions, writs and orders or like actions of any Governmental Authority and rules and regulations of any federal, regional, state, county, municipal or other Governmental Authority.

“Asset Management Agreement” means an asset management agreement or other services agreement between the applicable Financing Fund Management Provider and the Issuer whereby the Financing Fund Management Provider is responsible, in exchange for a Financing Fund Management Provider Fee paid by the Issuer, for providing certain asset management services.

“Authorized Officer” means, with respect to any Person, the Chairman, Co-Chairman or Vice Chairman of the Board of Directors, the President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or any other authorized officer of the Person who is authorized to act for the Person and whose name appears on a list of such authorized officers furnished by the Person to the Indenture Trustee (containing the specimen signature of such officers), as such list may be amended or supplemented from time to time.

“Available Funds” means, with respect to any Payment Date, (i) collections and payments received with respect to the Solar Assets and other items of the Trust Estate, including, without limitation, Host Customer Payments, PBI Payments, Hedged SREC Payments, Excess SREC Proceeds, Managing Member Distributions (net of Managing Member Obligations, if any) received as of the Calculation Date (net of, without duplication, Lockbox Bank Fees and Charges and the Lockbox Bank Retained Balance) and other than amounts already withdrawn from the Collection Account for payment of sales, use, franchise and property taxes and proceeds from Rebates to be distributed to the Depositor, (ii) earnings on Eligible Investments on deposit in the Collection Account for the related Collection Period, (iii) amounts deposited by Holdings or the Depositor pursuant to the Sale and Contribution Agreement, (iv) amounts deposited by the Servicer pursuant to the Servicing Agreement, (v) amounts deposited by the Facility Administrator pursuant to the Facility Administration Agreement, (vi) amounts deposited by the Manager pursuant to the Management Agreement, (vii) amounts deposited by the Parent Guarantor pursuant to the Parent Guaranty, (viii) amounts transferred from the Supplemental Reserve Account, the Storage System Reserve Account, the Liquidity Reserve Account, the Cash Trap Reserve Account, or the Host Customer Deposit Account, (ix) all distributions made by a Financing Fund to the Issuer upon the Issuer’s or Managing Member’s acquisition of the related Tax Equity Investor Member’s membership interest in such Financing Fund pursuant to the related Purchase Option or Withdrawal Right, (x) if a Voluntary Prepayment Date is the same date as a Payment Date, amounts received in connection with a Voluntary Prepayment, in each case on deposit in the Collection Account and (xi) any Equity Cure Payment made by Sunnova Energy during a Potential Equity Cure Event on deposit in the Collection Account; provided, however, that any amounts due during a Collection Period but deposited into the Collection Account within ten Business Days after the end of such Collection Period may, at the Servicer’s option upon notice to the Indenture Trustee, be treated as if such amounts were on deposit in the Collection Account as of the end of such Collection Period and if so treated, such amounts shall not be considered Available Funds for any other Payment Date; provided further that such amounts shall not exceed the shortfall in Available Funds to make payments to the Noteholders on the Notes. For the avoidance of doubt, Host Customer Security Deposits on deposit in the Host Customer Deposit Account are not Available Funds.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Backup Servicer” means GreatAmerica Portfolio Services Group LLC in its capacity as the Backup Servicer under the Servicing Agreement.

“Backup Servicer Expenses” means (i) any reasonable and documented out-of-pocket expenses incurred in taking any actions required in its role as Backup Servicer and (ii) any indemnities owed to the Backup Servicer in accordance with the Servicing Agreement.

“Backup Servicing Fee” means on each Payment Date (in accordance with and subject to the Priority of Payments), $[***] or, if contradictory, such other amount(s) set forth on Annex B to the Servicing Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq., as amended.

“Base Case Model” means, with respect to a Financing Fund, a computer model agreed to by Sunnova Energy and the related Tax Equity Investor Member showing the expected economic results from ownership of the PV Systems and Storage Systems, if applicable, owned by such Financing Fund and, if applicable, the assumptions to be used in calculating when the related Tax Equity Investor Member has reached its target internal rate of return, which is attached as an exhibit to the related Financing Fund LLC Agreement.

“Benefit Plan Investor” means (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as defined in and that is subject to Section 4975 of the Code or (iii) an entity whose assets are deemed to include “plan assets” of such “employee benefit plans” or “plans.”

“Business Day” means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in New York City, the cities in which the Servicer is located, the city in which the Custodian administers the Custodial Agreement or in the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

“Calculation Date” means, with respect to a Payment Date, unless the context requires otherwise, the close of business on the last day of the related Collection Period.

“Cash Trap Period” means the period commencing on any Determination Date if the DSCR is less than or equal to 1.25 to 1.00 for such Determination Date and the prior Determination Date. A Cash Trap Period will continue until the DSCR is greater than 1.25 to 1.00 for two Determination Dates.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Cash Trap Reserve Account” means the segregated trust account with that name established with the Indenture Trustee (or such successor bank, if applicable) in the name of the Indenture Trustee on behalf of the Noteholders and maintained pursuant to Section 5.04 of the Indenture.

“Cash Trap Reserve Amount” means, with respect to any Payment Date, the lesser of (i) the product of (A) 50% and (B) all Available Funds remaining after payment of clauses (i) through (xi) of the Priority of Payments and (ii) the difference between (A) the then Aggregate Outstanding Note Balance (after giving effect to principal payments on such Payment Date) and (B) the amount on deposit in the Cash Trap Reserve Account on such Payment Date, but not less than zero.

“Certifications” has the meaning set forth in Section 4(d) of the Custodial Agreement.

“Change of Control” means (i) any failure of Sunnova Energy to own, directly or indirectly, all of the equity interests in the Depositor and the Issuer, (ii) any failure of Sunnova Energy to Control the Depositor and the Issuer, (iii) any failure of the Issuer to own all of the Managing Member Membership Interests or (iv) any failure of Sunnova Energy to own, directly or indirectly, all of the Financing Fund Interests in the Financing Funds.

“Channel Partner” means a third party with whom the Originator contracts to source potential customers and to design, install and service PV Systems and Storage Systems, if applicable.

“Channel Partner Warranty” means a Channel Partner’s workmanship warranty under which the Channel Partner is obligated, at its sole cost and expense, to correct defects in its installation work for a period of at least ten years and provide a roof warranty of at least five years, in each case, from the date of installation.

“Class” means a Class of Notes of, which may be of one or more Series, as specified in the related Indenture Supplements.

“Class A Notes” means any Class A Notes issued pursuant to the Indenture and the related Indenture Supplement.

“Class B Deferred Interest” means an amount equal to the sum of (i) if such Payment Date occurs during a Sequential Interest Amortization Period, interest accrued during the related Interest Accrual Period at the related Interest Rate on the Outstanding Note Balance of the Class B Notes immediately prior to such Payment Date and (ii) the amount of unpaid Class B Deferred Interest from prior Payment Dates plus, to the extent permitted by law, interest thereon at the related Interest Rate.

“Class B Notes” means any Class B Notes, issued pursuant to the Indenture and the related Indenture Supplement.

“Closing Date” has, with respect to any Series, the meaning set forth in the related Indenture Supplement with respect to such Series.

“Closing Date Certification” has the meaning set forth in Section 4(a) of the Custodial Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes and U.S. Department of the Treasury regulations promulgated thereunder.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Collateral Test” means, at any time, that the following conditions are met at such time: (a) the Aggregate Outstanding Note Balance does not exceed 82.0% of the Aggregate Discounted Solar Asset Balance, and (b) the aggregate Outstanding Note Balance of all Class A Notes does not exceed 70.0% of the Aggregate Discounted Solar Asset Balance.

“Collection Account” means the segregated trust account with that name established with the Indenture Trustee (or such successor bank, if applicable) in the name of the Indenture Trustee on behalf of the Noteholders and maintained pursuant to Section 5.01 of the Indenture.

“Collection Period” means (i) with respect to a January Payment Date, the immediately preceding three month period beginning on October 1 and ending on December 31, (ii) with respect to an April Payment Date, the immediately preceding three month period beginning on January 1 and ending on March 31, (iii) with respect to a July Payment Date, the immediately preceding three month period beginning on April 1 and ending on June 30, and (iv) with respect to an October Payment Date, the immediately preceding three month period beginning on July 1 and ending on September 30, provided that the initial Collection Period will be the period from, but not including, the Initial Cut-Off Date through, and including, March 31, 2019.

“Consumer Protection Law” means all Applicable Laws and implementing regulations protecting the rights of consumers, including but not limited to those Applicable Laws enforced or administered by the Consumer Financial Protection Bureau, the Federal Trade Commission, and any other federal or state Governmental Authority (such as, by way of example, the California Department of Consumer Affairs) empowered with similar responsibilities.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlling Class” means the Class A Notes until the Outstanding Note Balance thereof has been reduced to zero and no commitment to purchase additional Class A Notes is outstanding, then the Class B Notes.

“Conveyed Property” has the meaning set forth in Section 2(b) of the Sale and Contribution Agreement.

“Corporate Trust Office” means the office of the Indenture Trustee at which its corporate trust business shall be administered, which office on the Initial Closing Date shall be for note transfer purposes and for purposes of presentment and surrender of the Notes for the final distributions thereon, as well as for all other purposes, Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890, or such other address as shall be designated by the Indenture Trustee in a written notice to the Issuer, the Servicer and the Facility Administrator.

“Custodial Agreement” means that certain custodial agreement, dated as of the Initial Closing Date, among the Custodian, the Servicer, the Facility Administrator, the Indenture Trustee and the Issuer.

“Custodian” means U.S. Bank National Association as custodian of the Custodian Files pursuant to the terms of the Custodial Agreement, and its permitted successors and assigns.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Custodian Fee” means, for each Payment Date (in accordance with and subject to the Priority of Payments) an amount equal to $[***] plus any other applicable amounts to which the Custodian is entitled (without duplication) as set forth in the fee schedule to that certain fee letter dated as of February 4, 2019 from the Custodian to Sunnova Energy.

“Custodian File” means (i) a PDF copy of the related Solar Service Agreement executed by a Host Customer, including any amendments thereto, provided that if an amendment to a Solar Service Agreement is not executed, the Custodian File shall only be deemed to contain such Solar Service Agreement without giving effect to such amendment, (ii) to the extent not incorporated within the related Solar Service Agreement, an executed copy of the related Production Guaranty and/or Customer Warranty Agreement, if any, (iii) an executed copy of the related PBI Documents, if any, or for any PBI Payments not evidenced by a signed written agreement, evidence of the application, reservation and procurement of such PBI Payment, (iv) an executed electronic copy of the related Interconnection Agreement to which Sunnova Energy is a party, if any, (v) an executed copy of the related Net Metering Agreement to which Sunnova Energy is a party, if separate from the Interconnection Agreement, (vi) documents evidencing Permits to operate the related PV System and Storage System, if any, (vii) documents evidencing related Hedged SREC Agreements, if any, (viii) all customer information with respect to ACH payments, if any, and (ix) any other documents the Manager routinely keeps on file, in accordance with its customary procedures, relating to such Solar Asset or the related Host Customer, which may include documents evidencing permission to operate a PV System and Storage System from the related utility or Governmental Authority, as applicable, or Rebates, if any. For purposes of clause (i) of this definition, “executed by a Host Customer” shall not require the signature of any co-owner.

“Customer Collections Policy” means the Servicer’s internal collection policy attached as Exhibit G to the Servicing Agreement.

“Customer Warranty Agreement” means (a) with respect to a PV System, any separate warranty agreement provided by Sunnova Energy to a Host Customer (which may be an exhibit to a Solar Service Agreement) in connection with the performance and installation of the related PV System (which may include a Production Guaranty) and Storage System included in connection therewith, if applicable, and (b) with respect to an Independent Storage System, any separate warranty agreement provided by Sunnova Energy to a Host Customer pursuant to which Sunnova Energy or its agents have agreed to repair or replace a Storage System in accordance with the terms of the Manufacturer Warranty attached to such agreement.

“Cut-Off Date” means, with respect to any Initial Solar Asset, the Initial Cut-Off Date, and with respect to each Qualified Additional Solar Asset, the related Subsequent Cut-Off Date.

“Default” means any event which results, or which with the giving of notice or the lapse of time or both would result, in, an Event of Default, a Manager Termination Event, a Servicer Termination Event or a Facility Administrator Termination Event.

“Defaulted Solar Asset” means (i) in the case of a Host Customer Solar Asset, (A) the related Host Customer is more than 120 days past due on any portion of a contractual payment due under the related Solar Service Agreement and (B) the related Solar Service Agreement has not been brought current or the related PV System and Storage System, if applicable, has not been removed and/or the related Solar Service Agreement re-assigned (or a replacement Solar Service Agreement executed) within 240 days after the end of such 120 day period; provided that, for the avoidance of

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

doubt, any past due amounts owed by an original Host Customer after reassignment to or execution of a replacement Solar Service Agreement with a new Host Customer shall not cause the Host Customer Solar Asset to be deemed to be a Defaulted Solar Asset; and (ii) in the case of a Hedged SREC Solar Asset, (A) the Hedged SREC Counterparty is more than 60 days past due on any portion of amounts due under such Hedged SREC Solar Asset, (B) the related Hedged SREC Counterparty fails to satisfy the eligibility requirements set forth in such Hedged SREC Solar Asset, or (C) the related Hedged SREC Agreement is terminated for any reason.

“Defaulted Solar Asset Ratio” means, for any Determination Date, an amount equal to the quotient of (i) the sum of the Discounted Solar Asset Balances for all Host Customer Solar Assets that became Defaulted Solar Assets at any point during the prior four Collection Periods (with the Discounted Solar Asset Balance of each Defaulted Solar Asset measured immediately prior to such Solar Asset becoming a Defaulted Solar Asset); provided that, solely for purposes of this definition, any such Defaulted Solar Asset shall not be deemed a Defaulted Solar Asset if the related Host Customer subsequently became current in making Host Customer Payments and did not thereafter fail to make timely Host Customer Payments such that the Solar Asset would again satisfy the definition of a Defaulted Solar Asset; divided by (ii) the average Aggregate Discounted Solar Asset Balance measured across the current Determination Date and the prior three Determination Dates.

“Defective Solar Asset” means an Advanced Solar Asset with respect to which it is determined by the Indenture Trustee (acting at the written direction of the Required Noteholders) or the Manager, at any time, that Sunnova Intermediate Holdings, Holdings, the Depositor or the Issuer breached one or more of the applicable representations or warranties regarding eligibility of such Solar Asset contained in Schedule I to the Sale and Contribution Agreement at the time of (i) the assignment by Sunnova Intermediate Holdings to Holdings, by Holdings to the Depositor or by the Depositor to the Issuer pursuant to the Sale and Contribution Agreement or (ii) the Grant by the Issuer to the Indenture Trustee under the Indenture, in each case which breach has a material adverse effect on the Noteholders’ interest in such Advanced Solar Asset and has not been cured within the applicable grace period or waived, in writing, by the Indenture Trustee, acting at the direction of the Required Noteholders.

“Deferred Post-ARD Additional Note Interest” has the meaning set forth in Section 2.03(c) of the Indenture.

“Delivery” means, when used with respect to Account Property:

(i)(A) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC, transfer thereof:

(1) by physical delivery to the Indenture Trustee, indorsed to, or registered in the name of, the Indenture Trustee or its nominee or indorsed in blank;

(2) by the Indenture Trustee continuously maintaining possession of such instrument; and

(3) by the Indenture Trustee continuously indicating by book-entry that such instrument is credited to the related Account;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(B) with respect to a “certificated security” (as defined in Section 8-102(a)(4) of the UCC), transfer thereof:

(1) by physical delivery of such certificated security to the Indenture Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Indenture Trustee or indorsed in blank;

(2) by the Indenture Trustee continuously maintaining possession of such certificated security; and

(3) by the Indenture Trustee continuously indicating by book-entry that such certificated security is credited to the related Account;

(C) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with Applicable Law, including applicable federal regulations and Articles 8 and 9 of the UCC, transfer thereof:

(1) by (x) book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a “depositary” pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee of the purchase by the securities intermediary on behalf of the Indenture Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee and continuously indicating that such securities intermediary holds such book-entry security solely as agent for the Indenture Trustee or (y) continuous book-entry registration of such property to a book-entry account maintained by the Indenture Trustee with a Federal Reserve Bank; and

(2) by the Indenture Trustee continuously indicating by book-entry that property is credited to the related Account;

(D) with respect to any asset in the Accounts that is an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (C) above or clause (E) below:

(1) transfer thereof:

(a) by registration to the Indenture Trustee as the registered owner thereof, on the books and records of the issuer thereof; or

(b) by another Person (not a securities intermediary) who either becomes the registered owner of the uncertificated security on behalf of the Indenture Trustee, or having become the registered owner, acknowledges that it holds for the Indenture Trustee; or

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(2) the issuer thereof has agreed that it will comply with instructions originated by the Indenture Trustee with respect to such uncertificated security without further consent of the registered owner thereof; or

(E) in the case of each security in the custody of or maintained on the books of a clearing corporation (as defined in Section 8-102(a)(5) of the UCC) or its nominee, by causing:

(1) the relevant clearing corporation to credit such security to a securities account of the Indenture Trustee at such clearing corporation; and

(2) the Indenture Trustee to continuously indicate by book-entry that such security is credited to the related Account;

(F) with respect to a “security entitlement” (as defined in Section 8-102(a)(17) of the UCC) to be transferred to or for the benefit of a collateral agent and not governed by clauses (C) or (E) above: if a securities intermediary (1) indicates by book entry that the underlying “financial asset” (as defined in Section 8-102(a)(9) of the UCC) has been credited to be the Indenture Trustee’s “securities account” (as defined in Section 8-501(a) of the UCC), (2) receives a financial asset from the Indenture Trustee or acquires the underlying financial asset for the Indenture Trustee, and in either case, accepts it for credit to the Indenture Trustee’s securities account or (3) becomes obligated under other law, regulation or rule to credit the underlying financial asset to the Indenture Trustee’s securities account, the making by the securities intermediary of entries on its books and records continuously identifying such security entitlement as belonging to the Indenture Trustee; and continuously indicating by book-entry that such securities entitlement is credited to the Indenture Trustee’s securities account; and by the Indenture Trustee continuously indicating by book-entry that such security entitlement (or all rights and property of the Indenture Trustee representing such securities entitlement) is credited to the related Account; and/or

(ii) in the case of any such asset, such additional or alternative procedures as are now or may hereafter become appropriate to effect the complete transfer of ownership of, or control over, any such assets in the Accounts to the Indenture Trustee free and clear of any adverse claims, consistent with changes in Applicable Law or the interpretation thereof.

In each case of Delivery contemplated by the Indenture, the Indenture Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that securities are held in trust pursuant to and as provided in the Indenture.

“Demand” has the meaning set forth in Section 10.19(a) of the Indenture.

“Depositor” means Sunnova RAYS I Depositor, LLC, a Delaware limited liability company.

“Depositor Financing Statement” means a UCC-1 financing statement naming the Issuer as the secured party and the Depositor as debtor.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Designated Transfer Restrictions” means the provisions of each Financing Fund LLC Agreement that provide that a transfer of any related Financing Fund Interest will not cause (i) a violation of securities laws or other applicable federal or state laws or the order of any court having jurisdiction over the relevant Financing Fund or any of its assets, (ii) such Financing Fund to be classified as a corporation for federal income tax purposes, (iii) the assets of such Financing Fund to become subject wholly or partly to the alternative depreciation system in Section 168(g) of the Code, or (iv) such Financing Fund or any of its Financing Fund Members to be treated as a Disqualified Entity during the time period specified in the related Financing Fund LLC Agreement; provided, however, that in any applicable context, the Indenture Trustee shall not be required to make any determination as to whether any Designated Transfer Restrictions shall have been satisfied.

“Determination Date” means, with respect to each Payment Date, the close of business on the third Business Day prior to such Payment Date.

“Discount Rate” means 6.00% per annum.

“Discounted Solar Asset Balance” means, as of any date of determination, (i) with respect to a Host Customer Solar Asset, an amount equal to the present value of the remaining and unpaid stream of Net Scheduled Payments for such Host Customer Solar Asset on or after such date of determination, based upon discounting such Net Scheduled Payments to such date of determination (except in the case of such date of determination being a Closing Date, to the related Cut-Off Date) at a rate per annum equal to the Discount Rate; and (ii) with respect to a Hedged SREC Solar Asset, an amount equal to the present value of the remaining and unpaid stream of Scheduled Hedged SREC Payments for such Hedged SREC Solar Asset on or after such date of determination (except in the case of such date of determination being a Closing Date, on or after the related Cut-Off Date), based upon discounting such Scheduled Hedged SREC Payments to such date of determination (except in the case of such date of determination being a Closing Date, to the related Cut-Off Date) at a rate per annum equal to the Discount Rate; provided, however, that in the case of any of (i) or (ii), any Non-Advanced Solar Asset, Defective Solar Asset, Defaulted Solar Asset or Terminated Solar Asset, as applicable, will be deemed to have a Discounted Solar Asset Balance equal to zero ($0.00); provided, further, that in the case of a Host Customer Solar Asset which is a Qualified Additional Solar Asset, the Discounted Solar Asset Balance for such Qualified Additional Solar Asset is equal to the present value of the remaining and unpaid stream of Net Scheduled Payments for such Host Customer Solar Asset for the period beginning after such date of determination and ending on the earlier of (A) the last Final Maturity Date and (B) the date of the last Net Scheduled Payment for such Host Customer Solar Asset based upon discounting such Net Scheduled Payments to such date of determination at a rate per annum equal to the Discount Rate.

“Dispose” or “Disposition” means any direct or indirect sale, transfer, assignment or other disposition.

“Disqualified Entity” means, at any time prior to the date that is 5 years from the date when the last PV System owned by any Financing Fund was placed in service, an entity that is a “tax exempt entity” for purposes of Section 168(h) of the Code; provided that if any indirect owner of such entity owns its indirect interest through a taxable C Corporation (as defined in the Code), but excluding any entity that is a “tax exempt controlled entity” defined in Section 168(h)(6)(F)(iii) of the Code, then such person will not be deemed to be a Disqualified Entity.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Distributable Cash” means (i) all amounts received by a Financing Fund from any source, minus (ii) all Financing Fund Expenses paid by the Financing Fund with amounts described in clause (i), minus (iii) to the extent not included in clause (ii),all reserves for future Financing Fund Expenses of such Financing Fund established with amounts described in clause (i) which are determined in the reasonable judgment of the related Managing Member and in accordance with Prudent Industry Practices.

“Distribution Variation” means the distributions of available cash which vary from the ordinary course distributions as set forth in the related Financing Fund LLC Agreement.

“DSCR” means for any Determination Date an amount equal to:

(i) (A) the sum of (1) the aggregate Host Customer Payments received during the related Collection Period (excluding (x) the portion of any amounts paid by the related Host Customer that represent the prepayment or buyout of expected future cash flows for future Collection Periods and (y) the sum of (I) any amounts paid by the related Host Customer in respect of sales, use or property taxes and (II) any amounts received by the Issuer in respect of tax refunds, rebates or credit received in the related Collection Period), (2) the aggregate PBI Payments (as defined herein) received during the related Collection Period, (3) the aggregate Hedged SREC Payments (as defined herein) and Excess SREC Proceeds (as defined herein) received during the related Collection Period, (4) the amount of Tax Loss Insurance Proceeds Reimbursement received during the related Collection Period and (5) the portion of Insurance Proceeds received during the related Collection Period in respect of lost Host Customer Payments, PBI Payments, Hedged SREC Payments and/or Excess SREC Proceeds; provided, however, that any amounts due during a Collection Period but deposited into the Collection Account within ten Business Days after the end of such Collection Period may, at the Servicer’s or Facility Administrator’s option upon notice to the Indenture Trustee, be treated as if such amounts were on deposit in the Collection Account as of the end of such prior Collection Period and if so treated, such amounts shall not be considered received during any other Collection Period; minus (B) the sum of (without duplication) (1) all cash payments made by the Financing Funds during the related Collection Period (other than to the Issuer or the Managing Member), (2) the aggregate Financing Fund Expenses paid or reserved for during the related Collection Period with respect to all Financing Funds, (3) Tax Equity Investor Distributions, (4) aggregate indemnity payments, if any, paid or reserved for by the Managing Members to the Tax Equity Investor Members (without duplication of any amounts distributed to the Tax Equity Investor Members in respect of indemnities as a result of the occurrence of an applicable Distribution Variation) during the related Collection Period and (5) the sum of (s) the Servicer Fee, (t) the Manager Fee, (u) the Facility Administrator Fee, (v) the Backup Servicing Fee, (w) the Management Transition Manager Fee, (x) the Facility Administrator Transition Manager Fee, (y) the Custodian Fee and (z) the Indenture Trustee Fee, in each case payable on the related Payment Date, divided by

(ii) the Total Debt Service for the related Payment Date.

“DSCR Recalculation” means, with respect to any date of determination, the DSCR for any Determination Date prior to such date recalculated on a pro forma basis to give effect to the reduction of any Tax Loss Indemnity Payment made during the Collection Period relating to such prior Determination Date by the amount of any Tax Loss Insurance Proceeds Reimbursement deposited in the Tax Loss Insurance Proceeds Account that represented a reimbursement or indemnity for such Tax Loss Indemnity Payment.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Early Amortization Event” has the meaning set forth in the definition of Early Amortization Period.

“Early Amortization Period” means the period commencing on any Determination Date if any of the following (each, an “Early Amortization Event”) occur (in each case, except during the continuance of a Sequential Interest Amortization Period):

(i) the DSCR is less than or equal to 1.15 to 1.00 for such Determination Date and the immediately preceding Determination Date;

(ii) on any date after the Anticipated Repayment Date, the Aggregate Outstanding Note Balance is greater than zero;

(iii) a Cash Trap Period has continued for three consecutive Determination Dates (including such Determination Date) and the DSCR on such Determination Date is less than or equal to 1.25 to 1.00; or

(iv) the insurance required to be maintained by any Financing Fund under the related Financing Fund LLC Agreement is not in effect (other than Tax Loss Insurance Policies).

An Early Amortization Period of the type described in clause (i) shall continue until the DSCR is greater than 1.15 to 1.00 for two consecutive Determination Dates. An Early Amortization Period of the type described in clause (ii) shall continue until the Aggregate Outstanding Note Balance has been reduced to zero. An Early Amortization Period of the type described in clause (iii) shall continue until the next Determination Date on which the DSCR is greater than 1.25 to 1.00. An Early Amortization Period of the type described in clause (iv) shall continue until all insurance required to be maintained by any Financing Fund LLC Agreement is in effect.

“EEA Financial Institution” means (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Account” means either (i) a segregated account or accounts maintained with an institution whose deposits are insured by the Federal Deposit Insurance Corporation, the unsecured and uncollateralized long-term debt obligations of which institution shall be rated investment grade or higher by S&P and the short-term debt obligations of which are at least investment grade by S&P,

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and which is (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any State, (C) a national banking association duly organized, validly existing and in good standing under the federal banking laws or (D) a subsidiary of a bank holding company, and as to which the Rating Agency has indicated that the use of such account shall not cause the withdrawal of its rating on any Notes, (ii) a segregated trust account or accounts maintained with the trust department of a federal or State chartered depository institution, having capital and surplus of not less than $[***], acting in its fiduciary capacity, and acceptable to the Rating Agency or (iii) with respect to the Host Customer Deposit Accounts, Texas Capital Bank, National Association.

“Eligible Institution” means (i) the corporate trust department of the Indenture Trustee or (ii) a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (A) has either (1) a long-term unsecured debt rating of “[***]” or better by S&P, or such other rating that is acceptable to the Rating Agency, as evidenced by a letter from the Rating Agency to the Indenture Trustee or (2) a certificate of deposit rating of “[***]” by S&P, or such other rating that is acceptable to the Rating Agency, as evidenced by a letter from the Rating Agency to the Indenture Trustee and (B) whose deposits are insured by the FDIC.

“Eligible Investments” means any one or more of the following obligations or securities:

(i) (A) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; (B) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are assigned the highest credit rating by S&P; and (C) evidence of ownership of a proportionate interest in specified obligations described in (A) and/or (B) above;

(ii) demand, time deposits, money market deposit accounts, certificates of deposit of, and federal funds sold by, depository institutions or trust companies (including the Indenture Trustee acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof (or domestic branches of foreign banks), subject to supervision and examination by federal or state banking or depository institution authorities, and having, at the time of the Issuer’s investment or contractual commitment to invest therein, a short term unsecured debt rating of “[***]” by S&P, or such lower rating as will not result in the downgrading, qualification or withdrawal of the rating on any Note by the Rating Agency;

(iii) securities bearing interest or sold at a discount issued by any corporation (other than the Issuer or any Affiliate of the Issuer) incorporated under the laws of the United States of America or any State thereof which have a rating of no less than “[***]” by S&P and a maturity of no more than 365 days;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iv) commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the closing date thereof) of any corporation (other than the Issuer or any Affiliate of the Issuer, but including the Indenture Trustee, acting in its commercial capacity), incorporated under the laws of the United States of America or any State thereof, that, at the time of the investment or contractual commitment to invest therein, a rating of “[***]” by S&P, or such lower rating as will not result in the downgrading, qualification or withdrawal of the rating on any Note by the Rating Agency;

(v) money market mutual funds, including, without limitation, those of the Indenture Trustee or any Affiliate thereof, having a rating, at the time of such investment, in the highest rating category by S&P, including any fund for which Wilmington Trust, National Association, the Indenture Trustee, or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (A) Wilmington Trust, National Association, the Indenture Trustee or an affiliate thereof, charges and collects fees and expenses from such funds for services rendered, (B) Wilmington Trust, National Association, the Indenture Trustee or an affiliate thereof, charges and collects fees and expenses for services rendered under the Transaction Documents and (C) services performed for such funds and pursuant to the Transaction Documents may overlap at any time;

(vi) money market deposit accounts, demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated no less than “[***]” by S&P;

(viii) repurchase agreements with respect to obligations of, or guaranteed as to principal and interest by, the United States of America or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States of America; provided, however, that the unsecured obligations of the party agreeing to repurchase such obligations at the time have a credit rating of no less than [***] by S&P; and

(ix) any investment agreement (including guaranteed investment certificates, forward delivery agreements, repurchase agreements or similar obligations) with an entity which on the date of acquisition has a credit rating of no less than [***] by S&P.

With respect to clause (v) immediately above, the Indenture Trustee, or an Affiliate thereof may charge and collect such fees from such funds as are collected customarily for services rendered to such funds (but not to exceed investment earnings thereon).

The Indenture Trustee may purchase from or sell to itself or an Affiliate, as principal or agent, the Eligible Investments listed above. All Eligible Investments in an Account shall be made in the name of the Indenture Trustee for the benefit of the Noteholders.

“Eligible Letter of Credit Bank” means a financial institution having total assets in excess of $[***] and with a long term rating of at least “[***]” by S&P and a short term rating of at least “[***]” by S&P.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Eligible Solar Asset” means a Solar Asset meeting, as of the related Cut-Off Date, all of the requirements set forth in Schedule I of the Sale and Contribution Agreement.

“Employee Benefit Plan” means an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, including any “single-employer plan” or “multiemployer plan” within the meaning of Section 4001(a)(15) and Section 4001(a)(3) of ERISA, respectively, that is subject to Title IV of ERISA or Section 412 of the Code.

“Equity Cure Payment” has the meaning set forth in Section 5.07(a) of the Indenture.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) under common control with such Person within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) or (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 8.01 of the Indenture.

“Event of Loss” means a loss that is deemed to have occurred with respect to a PV System and/or Storage System, if applicable, if such PV System or Storage System, if applicable, is damaged or destroyed or taken or removed by fire, theft or other casualty and such PV System or Storage System, if applicable, has become inoperable at the Host Customer location where initially installed because of such event.

“Excess SREC” means any SREC of a particular jurisdiction and vintage in excess of the amount of SRECs required to satisfy the aggregate annual SREC delivery requirements of such jurisdiction and vintage under all Hedged SREC Agreements.

“Excess SREC Proceeds” means all cash proceeds actually received by the Issuer or the related Financing Fund from the sale of Excess SRECs.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Facility Administration Agreement” means that certain facility administration agreement, dated as of the Initial Closing Date, among the Issuer, the Facility Administrator and the Facility Administration Transition Manager.

“Facility Administration Services” has the meaning set forth in Section 2.1(a) of the Facility Administration Agreement.

“Facility Administration Standard” has the meaning set forth in Section 2.1(a) of the Facility Administration Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Facility Administrator” means, initially, Sunnova Management in its capacity as the facility administrator under the Facility Administration Agreement and any Replacement Facility Administrator.

“Facility Administrator Fee” means on each Payment Date (in accordance with and subject to the Priority of Payments), (i) prior to the appointment of a Replacement Facility Administrator, an amount equal to $[***], and (ii) subsequent to the appointment of a Replacement Facility Administrator, the facility administration fees set forth in Annex B of the Facility Administration Agreement or such other amounts as may be required by the Replacement Facility Administrator.

“Facility Administrator Termination Event” has the meaning set forth in the Facility Administration Agreement.

“Facility Administrator Transition Manager” means GreatAmerica Portfolio Services Group LLC, in its capacity as the transition manager under the Facility Administration Agreement.

“Facility Administrator Transition Manager Expenses” means (i) any reasonable and documented out-of-pocket expenses incurred in taking any actions required in its role as Facility Administrator Transition Manager and (ii) any indemnities owed to the Facility Administrator Transition Manager in accordance with the Transaction Documents.

“Facility Administrator Transition Manager Fee” means on each Payment Date (in accordance with and subject to the Priority of Payments), $[***] or, if contradictory, such other amount(s) set forth on Annex B to the Facility Administration Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, and any amendments made to any of the foregoing after the date of the Indenture.

“FATCA Withholding Tax” means any withholding or deduction made pursuant to FATCA in respect of any payment.

“Final Determination” means a determination within the meaning of Section 1313 of the Code (or any comparable provision of state or local applicable law).

“Final Maturity Date” means (a) for the Series 2019-1 Notes, the Payment Date in April 2044 for the Class A Notes of such Series and the Payment Date in April 2034 for the Class B Notes of such Series, (b) for the Class A Notes of any subsequent Series, the Payment Date occurring immediately after the twenty-fifth anniversary of the applicable Closing Date, as set forth in the applicable Indenture Supplement and (c) for the Class B Notes of any subsequent Series, the Payment Date occurring immediately after the fifteenth anniversary of the applicable Closing Date, as set forth in the applicable Indenture Supplement.

“Financing Fund” means an entity listed as such in the Sale and Contribution Agreement.

“Financing Fund Distributions” means, with respect to a Financing Fund Interest, all distributions made to the related Managing Member by the related Financing Fund or any other Person under or in respect of such Financing Fund Interest.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Financing Fund Documents” means, with respect to any Financing Fund, the Managing Member LLC Agreement of the related Managing Member, the related Financing Fund LLC Agreement, the related Master Purchase Agreements, the related Maintenance Services Agreement, the related Administrative Services Agreement, as applicable, the related Financing Fund Parent Guaranty, any SREC Purchase Agreement and any other documents reflecting an agreement between one or more of the Issuer and any of its Affiliates, on the one hand, and any Tax Equity Investor Member, on the other hand, that could reasonably have a material effect on the cash distributions and rights of the Issuer, any Managing Member or any Financing Fund.

“Financing Fund Expenses” mean, with respect to a Financing Fund, all expenses incurred for the operation of such Financing Fund or the related PV Systems and Storage Systems, if applicable, consistent with Prudent Industry Practices and any reserves that, in the reasonable judgment of the related Managing Member, are necessary or appropriate for payment of such expenses, including but not limited to (i) the fee or any invoice for fees or expenses received under the related Maintenance Services Agreement or Administrative Services Agreement, (ii) the Financing Fund Management Provider Fee, (iii) expenses and/or premiums related to insurance required pursuant to the related Financing Fund Documents and (iv) fees and expenses under the related Administrative Services Agreement, including any cost due for tax preparation or audit services for the Financing Fund and any other expense incurred for any taxes or filing fees of the Financing Fund. In no event shall Tax Equity Investor Distributions be deemed to be Financing Fund Expenses.

“Financing Fund Interest” means, with respect to any Financing Fund, all class B membership interests, including all economic, voting or other equity interests represented thereby, in such Financing Fund and the membership interests of each Tax Equity Investor Member in such Financing Fund if and when acquired by the Issuer through the exercise of the related Purchase Option or Withdrawal Right.

“Financing Fund LLC Agreement” means, with respect to any Financing Fund, the limited liability company operating agreement of such Financing Fund.

“Financing Fund Management Provider” means, with respect to any Maintenance Services Agreement, the Sunnova Energy or its Affiliate in such Affiliate’s capacity as manager under such Maintenance Services Agreement.

“Financing Fund Management Provider Fee” means, for each Payment Date (in accordance with and subject to the Priority of Payments), with respect to a Financing Fund will be the sum of the amounts set forth as the “Financing Fund Management Provider Fee” in the applicable Indenture Supplement for such Payment Date.

“Financing Fund Members” means, with respect to any Financing Fund, the Managing Member and each Tax Equity Investor Member of such Financing Fund.

“Financing Fund Parent Guarantor” means Sunnova Energy or its Affiliate, as applicable, as guarantor under the relevant Financing Fund Parent Guaranty.

“Financing Fund Parent Guaranty” means, with respect to any Financing Fund, the limited guaranty provided by the Financing Fund Parent Guarantor in respect of the Managing Member’s obligations to make certain payments pursuant to the related Financing Fund LLC Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Financing Fund Reduction Amount” means, for any Payment Date, in connection with any Financing Fund with respect to which any Financing Fund Reduction Event has occurred during the related Collection Period, an amount equal to the sum of the Discounted Solar Asset Balances of all Solar Assets owned by such Financing Fund (other than Solar Assets associated with fully prepaid Host Customer Agreements), measured as of the last day of the Collection Period during which such event occurred; provided that if the related Financing Fund Reduction Event has been cured or waived in accordance with the Indenture, then such Financing Fund Reduction Amount (or any unpaid portion thereof) shall thereupon be reduced to zero dollars ($0.00).

“Financing Fund Reduction Event” means, with respect to any Financing Fund, (i) if any Insolvency Event of such Financing Fund or its related Managing Member shall have occurred, (ii) if the Tax Equity Investor Member shall have removed the related Managing Member as managing member of such Financing Fund pursuant to the related Financing Fund LLC Agreement, provided that such Financing Fund Reduction Event shall be deemed cured if a replacement managing member of such Financing Fund is appointed pursuant to the related Financing Fund LLC Agreement and approved by the Required Noteholders, (iii) if such Financing Fund or its related Managing Member shall become taxable as an association (or publicly traded partnership taxable as a corporation) for U.S. federal or state income tax purposes and (iv) there shall remain in force, undischarged, unsatisfied, and unstayed for more than 60 consecutive days, any final non-appealable judgment in the amount of $[***] or more not covered by insurance against such Financing Fund or its related Managing Member.

“Financing Fund Servicing Provider” means, with respect to any Administrative Services Agreement, the applicable Affiliate of Sunnova Energy in such Affiliate’s capacity as servicer under such Administrative Services Agreement.

“Financing Fund Solar Asset” has the meaning set forth in the Facility Administration Agreement.

“Financing Statements” means, collectively, the Intermediate Holdings Financing Statement, the Holdings Financing Statement, the Depositor Financing Statement, the Issuer Financing Statement and the Managing Member Financing Statements.

“Flip Date” means, with respect to a Financing Fund, the date on which the percentage of Distributable Cash allocated to the related Tax Equity Investor Member is reduced in accordance with the terms of the related Financing Fund LLC Agreement.

“Flow of Funds Memo” means, on or prior to each Closing Date, the flow of funds memo that the Indenture Trustee shall receive from the Issuer (or the Servicer on behalf of the Issuer), which has been approved by the purchasers of the Notes on such Closing Date.

“Force Majeure Event” means any event or circumstances beyond the reasonable control of and without the fault or negligence of the Person claiming Force Majeure. It shall include, without limitation, failure or interruption of the production, delivery or acceptance of electricity due to: an act of god; war (declared or undeclared); sabotage; riot; insurrection; civil unrest or disturbance; military or guerilla action; terrorism; economic sanction or embargo; civil strike, work stoppage, slow-down, or lock-out; explosion; fire; earthquake; abnormal weather condition or actions of the elements; hurricane; flood; lightning; wind; drought; the binding order of any Governmental Authority (provided that such order has been resisted in good faith by all reasonable legal means);

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the failure to act on the part of any Governmental Authority (provided that such action has been timely requested and diligently pursued); unavailability of electricity from the utility grid, equipment, supplies or products (but not to the extent that any such unavailability of any of the foregoing results from the failure of the Person claiming Force Majeure to have exercised reasonable diligence); and failure of equipment not utilized by or under the control of the Person claiming Force Majeure.

“GAAP” means (i) generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied and (ii) upon mutual agreement of the parties, internationally recognized generally accepted accounting principles, consistently applied.

“Governmental Authority” means any national, State or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including any zoning authority, the Federal Regulatory Energy Commission, the relevant State commissions, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Grant” means to pledge, create and grant a Lien on and with regard to property. A Grant of a Solar Asset or of any other instrument shall include all rights, powers and options of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments in respect of such collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hedged SREC” means an SREC that is held to satisfy the Issuer’s or the related Financing Fund’s SREC delivery obligations under a Hedged SREC Agreement.

“Hedged SREC Agreement” means the agreement pursuant to which a Hedged SREC Counterparty is required to make payments to the Issuer or the related Financing Fund in respect of SRECs generated by Issuer’s or the related Financing Fund’s PV Systems in the state subject to such Hedged SREC Agreement, including any parent guaranties provided by a Hedged SREC Counterparty or its affiliates associated with such agreement.

“Hedged SREC Counterparty” means the counterparty to the Issuer or the related Financing Fund under a Hedged SREC Agreement which on the initial Closing Date (with respect to a Hedged SREC Agreement that is an Initial Solar Asset) or on the applicable Transfer Date (with respect to a Hedged SREC Agreement that is a Qualified Additional Solar Asset) shall have (or shall have an affiliate that has provided a guarantee of such Hedged SREC Agreement who has) a rating of at least “Baa2” or “BBB” by at least one of S&P or Moody’s (other than CP Energy Marketing (US), Inc., which shall have a rating of at least “Baa3” or “BBB-” by at least one of S&P or Moody’s) and is one of the following (together with any of their affiliates so long as such initial counterparty remains liable for the full amount of its obligations under such Hedged SREC Agreement): DTE Energy Trading, Inc., Exelon Generation Company, LLC, CP Energy Marketing (US), Inc., Direct Energy Business Marketing, LLC, NextEra Energy Marketing, LLC, Connecticut Municipal Electric Energy Cooperative, EDF Trading North America, LLC, Noble Americas Gas & Power Corp., TransCanada Power Marketing Ltd., BP Energy Company and Vitol Inc.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Hedged SREC Payment” means with respect to a Hedged SREC Agreement, all payments due by the related Hedged SREC Counterparty under or in respect of such Hedged SREC Agreement.

“Hedged SREC Solar Asset” means (i) a Hedged SREC Agreement and all rights and remedies of the Issuer or the related Financing Fund thereunder, including all Hedged SREC Payments due on and after the related Cut-Off Date and any related security therefor, (ii) the related Hedged SRECs subject to such Hedged SREC Agreement, and (iii) all documentation in the Custodian File and other documents maintained by the Custodian related to such Hedged SREC Agreement and related Hedged SRECs.

“Hedged SREC True-Up Amount” means, in respect of any Hedged SREC Solar Asset subject to a SREC Production Event, an amount equal to the excess, if any, of (i) the Discounted Solar Asset Balance of such Hedged SREC Solar Asset immediately prior to such SREC Production Event, over (ii) the Discounted Solar Asset Balance of such Hedged SREC Solar Asset immediately after such SREC Production Event.

“Highest Lawful Rate” has the meaning set forth in the Sale and Contribution Agreement.

“Holder” means a Noteholder.

“Holdings” means Sunnova RAYS I Holdings, LLC, a Delaware limited liability company.

“Holdings Financing Statement” means a UCC-1 financing statement naming the Depositor as the secured party and Holdings as the debtor.

“Host Customer” means a customer under a Solar Service Agreement.

“Host Customer Deposit Account” means the segregated trust account with that name established with Texas Capital Bank, National Association (or such successor bank, if applicable) in the name of the Originator and maintained pursuant to Section 5.01 of the Indenture.

“Host Customer Payments” means, with respect to a PV System, Storage System, and a Solar Service Agreement, all payments due under or in respect of such Solar Service Agreement, including any amounts attributable to sales, use or property tax. For the avoidance of doubt, Host Customer Security Deposits will not constitute Host Customer Payments.

“Host Customer Purchased Solar Asset” means a Solar Asset for which the related Host Customer has exercised its option, if any, to purchase the related PV System and Storage System, if applicable, prior to the expiration of the term of the related Solar Service Agreement during the related Collection Period.

“Host Customer Security Deposit” means any security deposit that a Host Customer must provide in accordance with such Host Customer’s Solar Service Agreement or the Customer Collections Policy.

“Host Customer Solar Asset” means (i) a PV System and Storage System, if applicable, (including any Independent Storage System) installed on a residential property, (ii) all related real property rights, Permits and Manufacturer Warranties (in each case, to the extent transferable), (iii) all rights and remedies of the lessor/seller under the related Solar Service Agreement, including all Host Customer Payments on and after the related Cut-Off Date and any related security therefor

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(other than Host Customer Security Deposits), (iv) all rights and remedies of the payee under any PBI Documents related to such PV System, including all PBI Payments on and after the related Cut-Off Date, and (v) all documentation in the Custodian File and other documents maintained by the Custodian related to such PV System, such Storage System, the Solar Service Agreement and PBI Documents, if any.

“Indenture” means the indenture between the Issuer and the Indenture Trustee, dated as of the Initial Closing Date, as supplemented or amended by one or more indenture supplements or amendments thereto entered into pursuant to the applicable provisions thereof.

“Indenture Supplement” means a supplement to the Indenture, which if for purposes of the creation and issuance of a Series of Notes would be substantially in the form attached hereto as Exhibit E, between the Issuer and the Indenture Trustee.

“Indenture Trustee” means Wilmington Trust, National Association, until a successor Person shall have become the Indenture Trustee pursuant to the applicable provisions of the Indenture, and thereafter “Indenture Trustee” means such successor Person in its capacity as indenture trustee.

“Indenture Trustee Fee” means, for each Payment Date (in accordance with and subject to the Priority of Payments), an amount equal to $[***].

“Independent Accountant” means a nationally recognized firm of public accountants selected by the Servicer or Facility Administrator, as applicable; provided, that such firm is independent with respect to the Servicer and Facility Administrator, respectively, within the meaning of the Securities Act.

“Independent Member” means, for any entity, a Person that was not, at the time of admission as a member of such entity or at any time in the five years preceding admission as a member of such entity, (i) a direct or indirect owner of any equity interest in, or member (with the exception of serving as such entity’s Independent Member), officer, employee, director, manager or contractor, bankruptcy trustee, attorney or counsel of, such entity or any of its affiliates; (ii) a creditor, customer, supplier (other than a supplier of registered agent or registered office services), or other Person who derives any of its purchases or revenues from its business activities with such entity or any of its affiliates (other than any fee paid for its services as such entity’s Independent Member); (iii) an affiliate of such entity excluded from serving as such entity’s Independent Member under clause (i) or (ii) of this definition; (iv) a member of the immediate family by blood or marriage of any Person excluded from being an Independent Member under clause (i) or (ii) of this definition; or (v) a Person who received, or a member or employee of a firm or business that received, fees or other income from such entity or any of its communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Independent Storage System” means a Storage System acquired or installed pursuant to a Lease Agreement used solely to lease a Storage System, in each case, capable of delivering electricity to the location where installed without regard to connection to or operability of the electric grid in such location.

“Initial Closing Date” means the initial Closing Date occurring under the Indenture.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Initial Conveyed Property” has the meaning set forth in Section 2(a) of the Sale and Contribution Agreement.

“Initial Cut-Off Date” means December 31, 2018.

“Initial Outstanding Note Balance” means, with respect to any Class or Series of Notes, the amount specified as such in the related Indenture Supplement.

“Initial Solar Assets” means the Host Customer Solar Assets and Hedged SREC Solar Assets, in each case, identified on the Schedule of Solar Assets conveyed to the Issuer or owned by the Financing Funds on the Initial Closing Date (to the extent the membership interests of the Managing Member of such Financing Fund were contributed to the Issuer on the Initial Closing Date).

“Insolvency Event” means, with respect to any Person:

(i) the commencement of: (a) a voluntary case by such Person under the Bankruptcy Code or (b) the seeking of relief by such Person under other debtor relief laws in any jurisdiction outside of the United States;

(ii) the commencement of an involuntary case against such Person under the Bankruptcy Code (or other debtor relief laws) and the petition is not controverted or dismissed within 60 days after commencement of the case;

(iii) a custodian (as defined in the Bankruptcy Code) (or equal term under any other debtor relief law) is appointed for, or takes charge of, all or substantially all of the property of such Person;

(iv) such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (or any equal term under any other debtor relief laws) (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person;

(v) such Person is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt;

(vi) any order of relief or other order approving any such case or proceeding referred to in clauses (i) or (ii) above is entered;

(vii) such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of sixty (60) days; or

(viii) such Person makes a compromise, arrangement or assignment for the benefit of creditors or generally does not pay its debts as such debts become due.

“Insolvency Proceeding” means any proceeding of the sort described in the definition of “Insolvency Event.”

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Institutional Accredited Investor” means any “accredited investor” pursuant to Rules 501(a)(1), (2), (3) or (7) under the Securities Act.

“Insurance Policy” means, with respect to any PV System or Storage System, any insurance policy benefiting the Manager or the owner of the PV System or Storage System and providing coverage for loss or physical damage, credit life, credit disability, theft, mechanical breakdown, gap or similar coverage with respect to the PV System, Storage System or the Host Customer.

“Insurance Proceeds” means any funds, moneys or other net proceeds received by the Issuer or the related Financing Fund, as the case may be, as the payee in connection with the physical loss or damage to a PV System or Storage System, a loss of revenue associated with a PV System or Storage System or any other insurable event, including any incident that will be covered by the insurance coverage paid for and maintained by the Manager on the Issuer’s behalf or by the related manager on behalf of such Financing Fund.

“Interconnection Agreement” means, with respect to a PV System, a contractual obligation between a utility and a Host Customer that allows the Host Customer to interconnect such PV System to the utility electrical grid.

“Interest Accrual Period” means for any Payment Date, the period from and including the immediately preceding Payment Date to but excluding such Payment Date and in each case will be deemed to be a period of 90 days, except that the Interest Accrual Period for the initial Payment Date shall be the actual number of days from and including the Initial Closing Date to, but excluding, the initial Payment Date. For purposes of this calculation, all Payment Dates will be deemed to occur on the 30th calendar day of January, April, July or October, as applicable.

“Interest Rate” means, with respect to any Class and any Series, the interest rate per annum applicable to the Notes of such Class and such Series that is specified in the applicable Indenture Supplement.

“Intermediate Holdings” means Sunnova Intermediate Holdings, LLC, a Delaware limited liability company.

“Intermediate Holdings Financing Statement” means a UCC-1 financing statement naming Holdings as the secured party and Intermediate Holdings as the debtor.

“Inverter” means, with respect to a PV System, the necessary device(s) required to convert the variable direct electrical current (DC) output from a Solar Photovoltaic Panel into a utility frequency alternating electrical current (AC) that can be used by a Host Customer’s home or property, or that can be fed back into a utility electrical grid pursuant to an Interconnection Agreement.

“Issuer” means Sunnova RAYS I Issuer, LLC, a Delaware limited liability company.

“Issuer Financing Statement” means a UCC-1 financing statement naming the Indenture Trustee as the secured party and the Issuer as the debtor.

“Issuer Managed Solar Asset Expenses” mean all expenses incurred for the operation of the Issuer or the related PV Systems and Storage Systems owned by the Issuer, if applicable, consistent with Prudent Industry Practices and any reserves that, in the reasonable judgment of the Issuer, are necessary or appropriate for payment of such expenses, including but not limited to (i) the fee or any

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

invoice for fees or expenses received under the Management Agreement, Servicing Agreement or Facility Administration Agreement, (ii) expenses and/or premiums related to insurance required pursuant to the related Transaction Documents and (iii) fees and expenses under the Servicing Agreement or Facility Administration Agreement, including any cost due for tax preparation or audit services for the Issuer and any other expense incurred for any taxes or filing fees of the Issuer. In no event shall Issuer Expenses be deemed to include principal or interest payments on the Notes or any Financing Fund Expenses.

“Issuer Managed Solar Assets” has the meaning set forth in the recitals of the Management Agreement.

“Issuer Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Issuer dated March 28, 2019.

“Issuer Order” means a written order or request signed in the name of the Issuer by an Authorized Officer and delivered to the Indenture Trustee.

“Issuer Secured Obligations” means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Indenture Trustee for the benefit of the Noteholders and to the Noteholders under the Indenture, the Notes and the other Transaction Documents.

“KBRA” means Kroll Bond Rating Agency, Inc., and its successors and assigns.

“Lease Agreement” means an agreement between the owner of the PV System and Storage System, if applicable, and a Host Customer whereby the Host Customer leases such PV System and/or Storage System, if applicable (including any Independent Storage System), from such owner for fixed or escalating monthly payments.

“Letter of Credit” means any letter of credit issued by an Eligible Letter of Credit Bank and provided by the Issuer to the Indenture Trustee in lieu of or in substitution for moneys otherwise required to be deposited in the Supplemental Reserve Account or the Storage System Reserve Account, as applicable, which Letter of Credit is to be held as an asset of the Supplemental Reserve Account or the Storage System Reserve Account, respectively. For purposes of determining the amount on deposit in the Supplemental Reserve Account or the Storage System Reserve Account, as applicable, the related Letter of Credit shall be valued at the amount then available to be drawn under such Letter of Credit.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under Applicable Law.

“Limited Guaranty” means, with respect to each Financing Fund, the limited guaranty provided by Sunnova Energy in respect of the Managing Member’s obligations to make certain payments pursuant to the related Financing Fund LLC Agreement.

“Liquidated Damages Amount” means, as of any date of determination, for a Defective Solar Asset, an amount equal to the product of the Discounted Solar Asset Balance of such Solar Asset immediately prior to becoming a Defective Solar Asset.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Liquidity Reserve Account” means the segregated trust account with that name established and maintained with the Indenture Trustee and in the name of the Indenture Trustee on behalf of the Noteholders and maintained pursuant to Section 5.01 of the Indenture.

“Liquidity Reserve Account Floor Amount” means, with respect to each Payment Date, an amount equal to (i) the amount of interest scheduled to accrue over the six months commencing on such Payment Date on the Scheduled Outstanding Note Balance of the Class A Notes plus (ii) the product of (a) 1.00% and (b) the aggregate Outstanding Note Balance of the Class B Notes.

“LLCR” means, for any Determination Date, an amount equal to the present value of the stream of Available Funds remaining after payment of clauses (i) through (x) of the Priority of Payments for any Payment Date plus the Note Interest with respect to the Class B Notes for such Payment Date, in each case as projected for the period commencing on such Determination Date through the last Final Maturity Date of the Class B Notes, based upon discounting such amounts to such Determination Date at a rate per annum equal to the weighted average Interest Rate of the Class B Notes divided by (ii) the aggregate Outstanding Note Balance of all Class B Notes as of such Determination Date.

“Lockbox Account” means that certain account established at the Lockbox Bank and maintained in the name of the Issuer (subject to an Account Control Agreement) and to which the Servicer has instructed all Host Customers related to Issuer Managed Solar Assets to direct all Host Customer Payments.

“Lockbox Bank” means Texas Capital Bank, National Association.

“Lockbox Bank Fees and Charges” mean those debits from the Lockbox Account expressly permitted under the Account Control Agreement.

“Lockbox Bank Retained Balance” means the amount as set forth in the Account Control Agreement for the payment of Lockbox Bank Fees and Charges.

“Maintenance Log” has the meaning set forth in Exhibit A of the Management Agreement.

“Maintenance Services Agreement” means the management agreement or other maintenance services agreement between the applicable Financing Fund Management Provider and Financing Fund whereby the Financing Fund Management Provider is responsible, in exchange for a maintenance services fee paid by the related Financing Fund, for providing certain operation and management services.

“Major Decision” means any decision requiring the “Consent of the Members” or a “Fundamental Decision” (as each such term is defined in the applicable Financing Fund LLC Agreement).

“Majority Noteholders” means, with respect to any Class, Noteholders representing more than 50% of the Outstanding Note Balance of such Class of Notes of all Series then outstanding.

“Make Whole Amount” means, for a Voluntary Prepayment of any Series or Class(es), an amount equal to (i) zero if such Voluntary Prepayment is made with funds from the Cash Trap Reserve Account or if 20% or less of the Initial Outstanding Note Balance of such Series or Class(es) is then outstanding, or (ii) in all other cases: (A) for the Class A Notes, an amount equal to, (1) using

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the Reinvestment Yield, the sum of the discounted present values of the scheduled payments of principal and interest remaining until the Make Whole Determination Date for the portion of the Series of Class A Notes being prepaid (assuming prepayment of the remaining principal balance of the Class A Notes on the Make Whole Determination Date and calculated prior to the application of the related Voluntary Prepayment and assuming a Regular Amortization Period is in effect), minus (2) the amount of principal that will be repaid by such Voluntary Prepayment made on such Series of Class A Notes, (B) for the Class B Notes, the product of (1) the portion of the Series of Class B Notes being prepaid, and (2) (a) if such Voluntary Prepayment occurs prior to the fifth anniversary of the related Closing Date, 3.00%; (b) if such Voluntary Prepayment occurs on or after the fifth anniversary of the related Closing Date but prior to the sixth anniversary of the related Closing Date, 2.00%; (c) if such Voluntary Prepayment occurs on or after the sixth anniversary of the related Closing Date but prior to the seventh anniversary of the related Closing Date, 1.00%; and (d) if such Voluntary Prepayment occurs on or after the seventh anniversary of the related Closing Date, zero.

“Make Whole Determination Date” means, for the Series 2019-1 Notes, the Payment Date occurring in October 2030 and for any subsequent Series, the Payment Date occurring immediately after the eleventh anniversary of the applicable Closing Date, as set forth in the applicable Indenture Supplement.

“Management Agreement” means that certain management agreement, dated as of the Initial Closing Date, by and among the Manager, Management Transition Manager and the Issuer.

“Management Services” has the meaning set forth in Section 2.1(a) of the Management Agreement.

“Management Standard” has the meaning set forth in Section 2.1(a) of the Management Agreement.

“Management Transition Manager” means Wilmington Trust, National Association in its capacity as the transition manager under the Management Agreement.

“Management Transition Manager Expenses” means (i) any reasonable and documented out-of-pocket expenses incurred in taking any actions required in its role as the Management Transition Manager and (ii) any indemnities owed to the Management Transition Manager in accordance with the Transaction Documents.

“Management Transition Manager Fee” means on each Payment Date (in accordance with and subject to the Priority of Payments), an amount equal to $[***].

“Manager” means Sunnova Management as the initial Manager or any other Replacement Manager acting as Manager pursuant to the Management Agreement. Unless the context otherwise requires, “Manager” also refers to any successor Manager appointed pursuant to the Management Agreement.

“Manager Extraordinary Expenses” means (a) extraordinary expenses incurred by the Manager in accordance with the Management Standard in connection with (i) its performance of maintenance and operations services on a PV System and Storage System, if applicable, on an emergency basis in order to prevent serious injury, loss or damage to persons or property (including any injury, loss or damage to a PV System and Storage System, if applicable, caused by the Host Customer), (ii) any litigation, arbitration or enforcement proceedings pursued by the Manager in

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

respect of Manufacturer Warranties or Channel Partner Warranties, (iii) any litigation, arbitration or enforcement proceeding pursued by the Manager in respect of a Solar Service Agreement, Hedged SREC Agreement or PBI Document and the related Solar Assets, (iv) the replacement of Inverters or Storage Systems that do not have the benefit of a Manufacturer Warranty or Channel Partner Warranty, to the extent not reimbursed from the Supplemental Reserve Account or the Storage System Reserve Account, as applicable, (v) any liquidated damages paid by the Manager to a PBI Obligor in respect of a Host Customer Solar Asset for which the Manager has determined to be a Terminated Host Customer Solar Asset or (vi) any payment by the Manager on behalf of the Issuer to a Hedged SREC Counterparty (including fees, expenses, termination payments, indemnification payments, tax payments, collateral postings or other similar amounts) pursuant to the terms of the applicable Hedged SREC Agreement (net of amounts due and payable by such Hedged SREC Counterparty to the Issuer pursuant to such terms of the applicable Hedged SREC Agreement), (b) to the extent (i) a PV System or Storage System, if applicable, suffers an Event of Loss, (ii) Insurance Proceeds are reduced by any applicable deductible and (iii) the Manager incurs costs related to the repair, restoration, replacement or rebuilding of such PV System or Storage System in excess of the Insurance Proceeds that the Manager receives, an amount equal to the lesser of such excess and the applicable deductible, and (c) all fees, expenses and other amounts that are paid by the Manager on behalf of the Issuer and incurred in connection with the operation or maintenance of the Solar Assets or the Transaction Documents, including (i) fees, expenses and other amounts paid to attorneys, accountants and other consultants and experts retained by the Issuer and (ii) any sales, use, franchise or property taxes that the Manager pays on behalf of the Issuer.

“Manager Fee” means for each Payment Date (in accordance with and subject to the Priority of Payments) an amount equal to (A) prior to the appointment of a Replacement Manager, the sum of (i) the product of (a) one-quarter of the O&M Fee Base Rate set forth in clause (i) of such definition and (b) the aggregate DC nameplate capacity (measured in kW) of all PV Systems owned by the Issuer as of the first day of the related Collection Period (excluding PV Systems related to Defaulted Solar Assets that are not operational and not in the process of being removed, repaired or replaced) plus (ii) the product of (a) one-quarter of the O&M Fee Base Rate set forth in clause (ii) of such definition and (b) the number of batteries included in (1) PV Systems that include Storage Systems and (2) Independent Storage Systems, which in each case are owned or operated by the Issuer as of the first day of the related Collection Period (excluding Storage Systems related to Defaulted Solar Assets that are not operational and not in the process of being removed, repaired or replaced) and (B) subsequent to the appointment of a Replacement Manager, such other amount as may be required by such Replacement Manager.

“Manager Termination Event” has the meaning set forth in Section 7.1 of the Management Agreement.

“Managing Member” means, with respect to any Financing Fund, a subsidiary of the Issuer that owns the class B membership interest in such Financing Fund and, as of the initial Closing Date (with respect to the Initial Solar Assets) or on the applicable Transfer Date (with respect to any Qualified Additional Solar Asset), acts as the managing member of such Financing Fund, and in which the Issuer is the sole economic member.

“Managing Member Distributions” means, with respect to a Managing Member Membership Interest, all distributions made to the Issuer by the related Managing Member or any other Person under or in respect of such Managing Member Membership Interest.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Managing Member Financing Statement” means a UCC-1 financing statement naming the Indenture Trustee as the secured party and a Managing Member as the debtor.

“Managing Member LLC Agreement” means, with respect to any Managing Member, the limited liability company operating agreement of such Managing Member.

“Managing Member Membership Interest” means, with respect to any Managing Member, all membership, economic, voting or other equity interests in such Managing Member.

“Managing Member Obligations” means amounts due and payable by a Managing Member to a third-party creditor (including the Tax Equity Investor Member pursuant to the related Financing Fund LLC Agreement) that, if unpaid after a claim has been made therefor, may result in the diversion of Distributable Cash otherwise payable to the Managing Member to pay such obligations.

“Managing Member Pledge Agreement” means the pledge agreement and guaranty entered into by each Managing Member on the related Closing Date and delivered to the Indenture Trustee pledging such Managing Member’s Financing Fund Interests in the related Financing Fund to the Indenture Trustee for the benefit of the Noteholders and guarantying the Issuer Secured Obligations.

“Manufacturer Warranty” means any warranty given by a manufacturer of a PV System or Storage System relating to such PV System, Storage System or any part or component thereof.

“Master Purchase Agreement” means a master development, purchase and sale agreement between a Financing Fund and Sunnova Energy or an Affiliate of Sunnova Energy (including a Managing Member) pursuant to which Sunnova Energy or such Affiliate agreed to design, engineer, procure, install, commission, construct and performance test certain Solar Assets for the Financing Fund and the Financing Fund agreed to purchase such Solar Assets for fair market value, as established by a third-party appraisal, from Sunnova Energy or such Affiliate.

“Material Adverse Effect” means, with respect to any Person, any event or circumstance, individually or in the aggregate, having a material adverse effect on any of the following: (i) the business, property, operations or financial condition of such Person or the Trust Estate, (ii) the ability of such Person to perform its respective obligations under the Transaction Documents (including the obligation to make any payments) or (iii) the priority or enforceability of any Lien in favor of the Indenture Trustee.

“Minimum Denominations” has the meaning set forth in Section 2.01(g) of the Indenture.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Metering Agreement” means, with respect to a PV System, as applicable, a contractual obligation between a utility and a Host Customer that allows the Host Customer to offset its regular utility electricity purchases by receiving a bill credit at a specified rate for energy generated by such PV System that is exported to the utility electrical grid and not consumed by the Host Customer on its property. A Net Metering Agreement may be embedded or acknowledged in an Interconnection Agreement.

“Net Scheduled Payment” means, for any calendar month, an amount equal to (i) the sum of (a) the Scheduled Host Customer Payment for a Host Customer Solar Asset during such calendar month plus (b) the Scheduled PBI Payment (if any) for such Host Customer Solar Asset during such

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

calendar month, minus (ii) (a) if such Host Customer Solar Asset is owned by the Issuer, the sum of (1) one-twelfth of the Manager Fee for such Host Customer Solar Asset during such calendar month and (2) one-twelfth of the Servicer Fee for such Host Customer Solar Asset during such calendar month and (b) if such Host Customer Solar Asset is owned by a Financing Fund, the sum of (1) the Allocated Service Provider Fee for such calendar month and (2) one-twelfth of the Financing Fund Management Provider Fee for such Host Customer Solar Asset during such calendar month.

“Net Spread” has the meaning set forth on Schedule 2 of the Note Purchase Agreement.

“New York UCC” has the meaning set forth in Section 5.01(f)(ii)(F) of the Indenture.

“Non-Advanced Solar Asset” means a Solar Asset that does not meet one or more of the criteria required to be an Eligible Solar Asset on the applicable Cut-Off Date as designated on the Schedule of Solar Assets

“Non-Sequential Interest Amortization Period” means any period in which a Sequential Interest Amortization Period is not in effect.

“Note” or “Notes” means, collectively, the Notes of each Series and Class issued pursuant to the Indenture and the related Indenture Supplements.

“Note Interest” means, (i) with respect to the Class A Notes and any Payment Date, an amount equal to the sum of (a) interest accrued during the related Interest Accrual Period at the related Interest Rate on the Outstanding Note Balance of the Class A Notes immediately prior to such Payment Date and (b) the amount of unpaid Note Interest for the Class A Notes from prior Payment Dates plus, to the extent permitted by law, interest thereon at the related Interest Rate; and (ii) with respect to the Class B Notes and (a) any Payment Date occurring during a Non-Sequential Interest Amortization Period, an amount equal to the sum of (1) interest accrued during the related Interest Accrual Period at the related Interest Rate on the Outstanding Note Balance of the Class B Notes immediately prior to such Payment Date and (2) the amount of unpaid Note Interest for the Class B Notes from prior Payment Dates plus, to the extent permitted by law, interest thereon at the related Interest Rate, and (b) any Payment Date occurring during a Sequential Interest Amortization Period, an amount equal to zero. For the avoidance of doubt, Note Interest does not include Class B Deferred Interest or Post-ARD Additional Note Interest.

“Note Purchase Agreement” means a note purchase agreement among the Issuer, the Depositor, Sunnova Energy and a purchaser of Notes (including any NPA Supplement thereto).

“Note Register” and “Note Registrar” have the meanings set forth in Section 2.06 of the Indenture.

“Noteholder” means the Person in whose name a Note is registered in the Note Register.

“Notice of Prepayment” means the notice in the form of Exhibit C to the Indenture.

“NPA Supplement” means a supplement to the applicable Note Purchase Agreement substantially in the form attached thereto.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“O&M Fee Base Rate” means (i) in the case of a PV System, $[***] and on each annual anniversary of the initial Determination Date will be increased by [***]% per annum and (ii) in the case of a Storage System, $[***] and on each annual anniversary of the initial Determination Date will be increased by [***]%.

“Obligations” means the principal amount of the Outstanding Notes, accrued interest thereon, any Make Whole Amount payable with respect to such Notes and all other obligations, liabilities and indebtedness of every nature to be paid or performed by the Issuer, any Managing Member, the Manager, the Servicer or the Facility Administrator under the Transaction Documents, including fees, costs and expenses, and other sums now or hereafter owing, due or payable and whether before or after the filing of a proceeding under the Bankruptcy Code by or against any of the Issuer, any Managing Member, the Manager, the Servicer or the Facility Administrator, and the performance of all other terms, conditions and covenants under the Transaction Documents.

“Obligor” means a Host Customer, PBI Obligor, Hedged SREC Counterparty, Managing Member or Financing Fund.

“Officer’s Certificate” means a certificate signed by an Authorized Officer or a Responsible Officer, as the case may be.

“Opinion of Counsel” means a written opinion of counsel who may be outside counsel for the Issuer or the Indenture Trustee or other counsel and who shall be reasonably satisfactory to the Indenture Trustee, which shall comply with any applicable requirements of Section 10.02 of the Indenture and which shall be in form and substance satisfactory to the Indenture Trustee.

“Ordinary Course of Business” means the ordinary conduct of business consistent with custom and practice for, as the context may require, the rooftop and ground mounted solar businesses (including with respect to quantity and frequency) of the Issuer and its Affiliates.

“Originator” means Sunnova Energy in its capacity as Originator.

“Outstanding” means, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture; and

(iii) Notes alleged to have been destroyed, lost or stolen for which replacement Notes have been issued as provided for in Section 2.09 of the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that in determining whether the Noteholders of the requisite percentage of the Outstanding Note Balance have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by Sunnova Energy, the Issuer or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice,

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

consent or waiver, only Notes which the Indenture Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding with respect to payments but not voting if the pledgee establishes to the satisfaction of the Indenture Trustee, in its sole discretion, the pledgee’s right so to act with respect to such Notes and that the pledgee is not Sunnova Energy, the Issuer or an Affiliate thereof.

“Outstanding Note Balance” means, as of any date of determination, with respect to any Class or Series of Notes, the Initial Outstanding Note Balance of such Class or Series of Notes, less the sum of all scheduled and unscheduled note principal payments (including any portion of Voluntary Prepayments attributable to principal payments) actually distributed to the Noteholders of such Class or Series of Notes on or prior to such date.

“Parent Guarantor” means Sunnova Energy in its capacity as Parent Guarantor under the Parent Guaranty.

“Parent Guaranty” means the parent guaranty, dated as of the Initial Closing Date, made by the Parent Guarantor in favor of the Issuer and the Indenture Trustee.

“Parts” means components of a PV System.

“Payment Date” means the 30th day of each January, April, July and October during which any of the Notes remain Outstanding, beginning in April 2019; provided, however, that if any such day is not a Business Day, then the payments due thereon shall be made on the next succeeding Business Day.

“Payment Facilitation Agreement” means each modification, waiver or amendment agreement (including a replacement Solar Service Agreement) entered into by the Servicer on behalf of the Issuer relating to a Solar Service Agreement.

“Payment Facilitation Agreement Standard” means a Payment Facilitation Agreement which meets the following criteria: (i) such Payment Facilitation Agreement is entered into for a commercially reasonable purpose in an arm’s-length transaction on market terms and in accordance with the Servicing Standard; (ii) in the reasonable judgment of the Servicer or Facility Administrator, such Payment Facilitation Agreement is in the best interest of the Issuer and the Noteholders and does not adversely impact the value of such Solar Asset relative to the value of such Solar Asset had such Payment Facilitation Agreement not been completed; (iii) the Servicer or Facility Administrator has considered the obligation of the Issuer, if any, to make an Unscheduled Note Principal Payment in connection with such Payment Facilitation Agreement that results in a Payment Facilitation Amount and (iv) if the Payment Facilitation Agreement will result in a Payment Facilitation Amount then either (A) the related Solar Asset is a Defaulted Solar Asset or (B) in the judgment of the Servicer or the Facility Administrator, the Host Customer related to such Solar Asset could reasonably be expected to stop making the Host Customer Payment due under the related Solar Service Agreement but for such Payment Facilitation Agreement.

“Payment Facilitation Amount” means, with respect to any Host Customer Solar Asset for which a Payment Facilitation Agreement has been completed, an amount equal to the excess, if any, of (i) the Discounted Solar Asset Balance of such Host Customer Solar Asset immediately prior to such Payment Facilitation Agreement being completed (which includes any past due amounts), over (ii) the Discounted Solar Asset Balance of such Host Customer Solar Asset immediately after completion of such Payment Facilitation Agreement. For the avoidance of doubt, the Scheduled Host Customer Payments to be used in the calculation of clause (x)(ii) and (y)(ii) will be determined in accordance with the terms of the Payment Facilitation Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“PBI Documents” means, with respect to a PV System, (i) all applications, forms and other filings required to be submitted to a PBI Obligor in connection with the performance based incentive program maintained by such PBI Obligor and the procurement of PBI Payments, and (ii) all approvals, agreements and other writings evidencing (A) that all conditions to the payment of PBI Payments by the PBI Obligor have been met, (B) that the PBI Obligor is obligated to pay PBI Payments, and (C) the rate and timing of such PBI Payments.

“PBI Liquidated Damages” means any liquidated damages due and payable to a PBI Obligor in respect of a Solar Asset.

“PBI Obligor” means a utility or Governmental Authority that maintains or administers a renewable energy program designed to incentivize the installation of PV Systems and use of solar generated electricity that has approved and is obligated to make PBI Payments to the owner of the related PV System.

“PBI Payments” means, with respect to a PV System and the related PBI Documents, all payments due by the related PBI Obligor under or in respect of such PBI Documents; provided that PBI Payments do not include Rebates, Hedged SRECs or SRECs or amounts received, if any, in respect of SRECs or Hedged SRECs.

“Percentage Interest” means, with respect to any Note of any Class, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Outstanding Note Balance of such Note on such date, and the denominator of which is the aggregate Outstanding Note Balance on such date of all Notes of such Class.

“Perfection UCCs” means (A) with respect to each Solar Asset and the property related thereto, (i) the date-stamped original of the filed Intermediate Holdings Financing Statement, Holdings Financing Statement and Depositor Financing Statement covering such Solar Asset and the related Conveyed Property and (ii) the date-stamped original of the filed Issuer Financing Statement covering the Trust Estate and (iii) the date-stamped original of the filed Termination Statements releasing the Liens held by creditors of Sunnova Energy, its Affiliates or any other Person (other than as expressly contemplated by the Transaction Documents) covering such Solar Asset and the related Conveyed Property, or, in the case of (iii) above, a copy of search results performed and certified by a national search company indicating that such Termination Statements have been filed in the UCC filing offices of the States in which the Financing Statements being terminated were originally filed and (B) with respect to the pledge by each Managing Member of its Financing Fund Interests to the Indenture Trustee pursuant to the Managing Member Pledge Agreement, the date-stamped original of the filed Managing Member Financing Statement covering such Financing Fund Interests.

“Permits” means, with respect to any PV System or Storage System, the applicable permits, franchises, leases, orders, licenses, notices, certifications, approvals, exemptions, qualifications, rights or authorizations from or registration, notice or filing with any Governmental Authority required to operate such PV System or Storage System.

“Permitted Liens” means (i) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings and appropriately reserved for, (ii) any other lien or encumbrance arising under or permitted by the

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Transaction Documents, (iii) to the extent a PV System or Storage System constitutes a fixture, any conflicting interest of an encumbrancer or owner of the real property that has or would have priority over the applicable UCC fixture filing (or, in Guam, its jurisdictional equivalent) and (iv) Liens in favor of the Indenture Trustee (or in favor of the Issuer and created pursuant to the Transaction Documents) or otherwise created under the Indenture and Indenture Supplements.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, limited liability partnership, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Governmental Authority.

“Plan” means a Benefit Plan Investor or any plan or arrangement that is subject to Similar Law.

“Plan Asset Regulations” means 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA.

“Post-ARD Additional Interest Rate” means, for a Class of Notes, a rate per annum determined by the Servicer to be the greater of (i) 5.00%; and (ii) the amount, if any, by which the sum of the following exceeds the related Interest Rate: (A) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on the Anticipated Repayment Date of the United States Treasury Security having a term closest to ten (10) years, plus (B) 5.00%, plus (C) the related Post-ARD Spread.

“Post-ARD Additional Note Interest” has the meaning set forth in Section 2.03(c) of the Indenture.

“Post-ARD Spread” means with respect to any Class or Series of Notes, the percentage specified as such in the related Indenture Supplement.

“Post-Closing Date Certification” has the meaning set forth in Section 4(b) of the Custodial Agreement.

“Potential Equity Cure Event” means an event whereby the sum of the amounts received in clause (i)(A) of the definition of “DSCR” for any Collection Period results in the DSCR, for such Collection Period, to be less than 1.25 to 1.00.

“Power Purchase Agreement” means an agreement between the owner of the PV System and Storage System, if applicable, and a Host Customer whereby the Host Customer agrees to purchase electricity produced by such PV System or that may be stored by such Storage System, if applicable.

“Predecessor Notes” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.09 of the Indenture in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

“Prepayment Amount” has the meaning set forth in Section 6.01(a) of the Indenture.

“Priority of Payments” has the meaning set forth in Section 5.06 of the Indenture.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Production Guaranty” means, with respect to a PV System, an agreement in the form of a production warranty between the Host Customer and Sunnova Energy (or in some cases, between the Host Customer and the owner of the PV System), that specifies a minimum level of solar energy production, as measured in kWh, for a specified time period. A Production Guaranty stipulates the terms and conditions under which the related Host Customer could be compensated or receive a production credit if the related PV System does not meet the electricity production minimums.

“Project” means a PV System and Storage System, if applicable, the associated Real Property Rights, rights under the applicable Solar Service Agreements and all other related rights to the extent applicable thereto including, without limitation, all Parts and manufacturers’ warranties and rights to access Host Customer data.

“Prudent Industry Practices” means the practices, methods, acts and equipment (including but not limited to the practices, methods, acts and equipment engaged in or approved by a prudent, experienced participant in the renewable energy electric generation industry operating in the United States) that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that reasonably should have been known at the time a decision was made, would have been expected to accomplish the desired result in a manner that complies with, and is otherwise consistent with, Applicable Law (including, for the avoidance of doubt all Consumer Protection Laws), Permits, codes and standards, equipment manufacturer’s recommendations, reliability, safety and environmental protection.

“Purchase Option” means, with respect to any Financing Fund, the right of the applicable Managing Member or its designated Affiliate pursuant to the related Financing Fund LLC Agreement to purchase the related Tax Equity Investor Member’s interest in the related Financing Fund.

“Purchase Option Call Date” means, with respect to each Purchase Option, the earliest date on which such Purchase Option may be exercised pursuant to the related Financing Fund LLC Agreement.

“Purchase Option Period” means, with respect to each Purchase Option, the period during which such Purchase Option may be exercised pursuant to the related Financing Fund LLC Agreement.

“Purchase Option Price” means, with respect to any Purchase Option, the cost to the applicable Managing Member, the Issuer or any Affiliate of the Issuer to exercise such Purchase Option pursuant to the related Financing Fund LLC Agreement.

“Purchase Standard” means (i) the terms of the relevant Financing Fund LLC Agreement and the terms of the Transaction Documents to which the Issuer is a party, (ii) the availability of funds in the Supplemental Reserve Account to pay the related Purchase Option Price as then projected by the Manager and (iii) the same degree of analysis that the Issuer and its Affiliates use in determining whether or not to exercise similar purchase options for comparable assets owned by the Issuer and its Affiliates, taking into consideration the best interests of all parties to the Transaction Documents.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“PV System” means, a photovoltaic system, including Solar Photovoltaic Panels, Inverters, Racking Systems, any Storage System installed in connection therewith, wiring and other electrical devices, as applicable, conduits, weatherproof housings, hardware, remote monitoring equipment, connectors, meters, disconnects and over current devices (including any replacement or additional parts included from time to time).

“Qualified Additional Solar Asset” means a Solar Asset that meets each of the following criteria as of the related Transfer Date:

(i) qualifies as an Eligible Solar Asset;

(ii) the Host Customers related to the Qualified Additional Solar Assets (1) transferred to the Issuer on such Transfer Date or (2) owned by a Financing Fund the related Managing Member Membership Interests of which are transferred to the Issuer on such Transfer Date (such Solar Asset, the “Transferred Solar Assets”), shall not cause the weighted average FICO score as of the date of origination of the Solar Assets to be less than [***];

(iii) such Transferred Solar Assets transferred on such Transfer Date shall not cause the percentage concentration of all Solar Assets owned by the Issuer and the Financing Funds on such Transfer Date (including for the avoidance of doubt, such Transferred Solar Assets) (a) in any one state to exceed 20.0% (or, with respect to California and New Jersey, 50.0%), in any one U.S. territory to exceed 7.0% or in all U.S. territories to exceed 10.0%, of the Aggregate Discounted Solar Assets Balance, or (b) that are Hedged SREC Solar Assets to exceed 10.0%, of the Aggregate Discounted Solar Assets Balance;

(iv) such Transferred Solar Assets transferred on such Transfer Date shall not cause the weighted average estimated total electricity cost under the Solar Service Agreements relating to all Solar Assets owned by the Issuer or a Financing Fund on such Transfer Date (including, for the avoidance of doubt, such Transferred Solar Assets) for the first year of such agreement to exceed 80% of the weighted average pre-solar total electricity cost from the applicable traditional utility electricity provider for such Persons for the prior year, in each case as estimated as of the respective origination date of such agreement using Sunnova Energy’s pricing tools and assumptions in the ordinary course;

(v) the PV Systems related to such Transferred Solar Assets transferred on such Transfer Date shall not cause the percentage of PV Systems relating to all Host Customer Solar Assets owned by the Issuer or a Financing Fund on such Transfer Date (including, for the avoidance of doubt, such Transferred Solar Assets) that are able to be remotely turned off (or otherwise remotely caused to cease power production) to be less than 60% as of such Transfer Date;

(vi) the Solar Panels related to such Transferred Solar Assets transferred on such Transfer Date shall not cause the percentage of Solar Panels relating to all Host Customer Solar Assets owned by the Issuer or a Financing Fund on such Transfer Date (including, for the avoidance of doubt, such Transferred Solar Assets) and manufactured by manufacturers on Bloomberg’s Tier 1 list of Solar Panel manufacturers to be less than 60% as of such Transfer Date;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(vii) the Issuer shall have delivered to the Indenture Trustee a customary third party technical due diligence report with respect to the PV Systems and Storage Systems related to such Transferred Solar Assets and of similar scope and detail as the report made available to the Noteholders with respect to the Initial Solar Assets;

(viii) the weighted average time between the Transfer Date and the date on which the related permission to operate letter (or its functional equivalent from the connecting utility) has been received authorizing the operation of the respective Transferred Solar Asset is at least six months;

(ix) if the Transferred Solar Assets transferred on such Transfer Date are being transferred as a result of a substitution of a Replaced Solar Asset, the requirements set forth in the Sale and Contribution Agreements are met; and

(x) if the Transferred Solar Assets transferred on such Transfer Date include Storage Systems and Storage Systems have not been included as part of any prior Transferred Solar Assets, the Rating Agency Condition has been satisfied with respect to the Outstanding Notes of each Series.

“Qualified Service Provider” means an Independent Accountant or other independent service provider of nationally recognized standings in the industry (including Protiviti Inc.).

“Qualified Service Provider Report” has the meaning set forth in Section 6.3(a) of the Servicing Agreement and the Facility Administration Agreement.

“Quarterly Facility Administrator Report” has the meaning set forth in Section 6.1 of the Facilitation Administration Agreement.

“Quarterly Manager Report” has the meaning set forth in Section 6.1 of the Management Agreement.

“Quarterly Servicer Report” has the meaning set forth in Section 6.1 of the Servicing Agreement.

“Racking System” means, with respect to a PV System, the hardware required to mount and securely fasten a Solar Photovoltaic Panel onto the Host Customer site where the PV System is located.

“Rating Agency” means KBRA or, at the request of the Issuer, any other nationally recognized statistical rating organization or other comparable Person acceptable to the Majority Noteholders of the related Class or Series designated by the Issuer to provide a rating for such Class or Series, written notice of which designation shall have been given by the Issuer to the Servicer, Facility Administrator and the Indenture Trustee.

“Rating Agency Condition” means, with respect to any action and any Series, that each Rating Agency shall have notified the Issuer, the Servicer, the Facility Administrator, the Noteholders and the Indenture Trustee in writing that such action will not result in a qualification or withdrawal of its then-current rating assigned to the Notes of such Series or a reduction of its rating assigned to the Class A Notes of such Series to below “A-(sf)” (or equivalent rating) or a reduction of its rating assigned to the Class B Notes of such Series to below “BB(sf)” (or equivalent rating). Such condition may be amended at any time with the prior written consent of the Holders of 100% of the principal amount of each Class and Series of Notes then Outstanding.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Real Property Rights” means all real property rights contained in the Solar Service Agreements, if any.

“Rebate” means any rebate by a PBI Obligor, electric distribution company, or state, territorial or local governmental authority or quasi-governmental agency as an inducement to install or use a PV System, paid upon such PV System being placed in service.

“Recharacterized Notes” has the meaning set forth in Section 2.13 of the Indenture.

“Record Date” means, with respect to a Payment Date or a Voluntary Prepayment Date, the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date or Voluntary Prepayment Date occurs.

“Regular Amortization Period” means any period other than an Early Amortization Period or a Sequential Interest Amortization Period.

“Reinvestment Yield” means, with respect to any Class of Notes, the yield on United States Treasury securities having a remaining term to maturity that is closest to the weighted average remaining life of such Class of Notes (calculated to the Make Whole Determination Date) plus 0.50%. Should more than one United States Treasury security have a term to maturity that is closest to the weighted average life of such Class of Notes, then the yield of the United States Treasury security quoted closest to par will be used in the calculation.

“Removal Policy” means the Manager’s internal removal policy attached as Exhibit H to the Management Agreement.

“Replaced Solar Asset” means a Defective Solar Asset, a Defaulted Solar Asset or a Terminated Solar Asset for which the Depositor has substituted a Qualified Additional Solar Asset pursuant to the Sale and Contribution Agreement.

“Replacement Facility Administrator” means any Person appointed to replace the Facility Administrator and to assume the obligations of the Facility Administrator under the Facility Administration Agreement.

“Replacement Manager” means any Person appointed to replace the Manager and to assume the obligations of Manager under the Management Agreement.

“Replacement Servicer” means any Person appointed to replace the Servicer and to assume the obligations of Servicer under the Servicing Agreement.

“Repurchase Price” means, as of any date of determination, for a Defective Solar Asset or Defaulted Solar Asset an amount equal to the Discounted Solar Asset Balance of such Solar Asset as if such Solar Asset were not a Defective Solar Asset or Defaulted Solar Asset.

“Required Noteholders” means as of any date, the Noteholders holding Outstanding Notes representing more than 50% of the aggregate principal balance of the Controlling Class of Notes of all Series Outstanding as of such date, after disregarding the principal balance of any Notes owned by any Sunnova Entity or any Affiliate of any thereof; provided, however, that (i) only Notes that a Responsible Officer knows to be so owned shall be so disregarded and (ii) in the event that all Outstanding Notes are owned by any Sunnova Entity or any Affiliate thereof, then the “Required Noteholders” shall refer to the Holders of such Notes.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Required Tax Loss Insurance Coverage Period” means the period from the initial Closing Date to the later to occur of (i) the Anticipated Repayment Date and (ii) if prior to the scheduled expiration of the related Tax Loss Insurance Policy, the IRS commences an investigation of any Financing Fund that could result in a Tax Loss Indemnity with respect to such Financing Fund, the date of either (a) the termination of such investigation without a determination by the IRS that results in a Tax Loss Indemnity or (b) a Final Determination with respect to such investigation and payment of any Tax Loss Indemnity resulting from such Final Determination.

“Responsible Officer” means when used with respect to the Indenture Trustee, the Management Transition Manager, the Backup Servicer and the Facility Administrator Transition Manager, any President, Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer or Corporate Trust Officer, or any other officer in the Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of the Indenture. When used with respect to any Person other than the Indenture Trustee, the Management Transition Manager, the Backup Servicer or the Facility Administrator Transition Manager that is not an individual, the President, Chief Executive Officer, Chief Financial Officer, Chief Marketing Officer, Chief Strategy Officer, Treasurer, any Vice-President, Assistant Vice-President, the Controller or any internal legal counsel of such Person, or any other officer or employee having similar functions.

“Right of First Refusal” has the meaning set forth in Section 8.15(b) of the Indenture.

“Rule 17g-5” means Rule 17g-5 under the Exchange Act.

“S&P” means S&P Global Ratings.

“Sale and Contribution Agreement” means the Sale and Contribution Agreement, dated as of the Initial Closing Date, by and between Intermediate Holdings, Holdings, the Depositor and the Issuer.

“Schedule of Solar Assets” means, as the context may require, the schedule of Solar Assets (a) assigned by Intermediate Holdings to Holdings, assigned by Holdings to the Depositor, assigned by the Depositor to the Issuer and pledged by the Issuer to the Indenture Trustee or (b) owned by the Financing Funds on or before a Transfer Date, as such schedule may be amended or supplemented from time to time (in accordance with the terms of the Transaction Documents).

“Scheduled Hedged SREC Payments” means for each Hedged SREC Solar Asset, the payments scheduled to be paid by a Hedged SREC Counterparty during each calendar month in respect of the initial term of the related Hedged SREC Agreement, as set forth in Schedule III to the Indenture, as the same may be adjusted by the Servicer or Facility Administrator to reflect that such Hedged SREC Solar Asset has become a Defaulted Solar Asset, a Terminated Solar Asset, a Defective Solar Asset, a Replaced Solar Asset or if a Payment Facilitation Agreement has been executed in connection with such Hedged SREC Solar Asset or if any Hedged SREC True-Up Amount is applied with respect to such Hedged SREC Solar Asset, or as updated from time to time by an Indenture Supplement.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Scheduled Host Customer Payments” means for each Host Customer Solar Asset, the Host Customer Payments expected to be received from the related Host Customer during each calendar month in respect of the initial term of the related Solar Service Agreement, as set forth in Schedule III to the Indenture, as the same may be adjusted by the Servicer or Facility Administrator to reflect that such Host Customer Solar Asset has become a Defaulted Solar Asset, a Terminated Host Customer Solar Asset, a Defective Solar Asset, a Replaced Solar Asset or if a Payment Facilitation Agreement has been executed in connection with such Host Customer Solar Asset, or as updated from time to time by an Indenture Supplement. The Scheduled Host Customer Payments exclude any amounts attributable to sales, use or property taxes to be collected from Host Customers.

“Scheduled Note Principal Payment” means, for a Class or Series of Notes and a Payment Date, an amount equal to the sum of: (i) any unpaid portion of the Scheduled Note Principal Payments for such Class or Series of Notes from prior Payment Dates, and (ii) the difference between (1) the Scheduled Outstanding Note Balance of such Class or Series of Notes for the prior Payment Date minus (2) the Scheduled Outstanding Note Balance of such Class or Series of Notes for such Payment Date. For the avoidance of doubt, the Scheduled Note Principal Payment for any Class B Notes will be zero prior to the Payment Date following the related Anticipated Repayment Date.

“Scheduled Outstanding Note Balance” means for each Payment Date and each Class or Series of Notes, the amount set forth as the Scheduled Outstanding Note Balance on Schedule II to the Indenture (as updated from time to time by an Indenture Supplement).

“Scheduled PBI Payments” means for each Host Customer Solar Asset, the payments scheduled to be paid by a PBI Obligor during each calendar month, if any, as set forth in Schedule III to the Indenture, as the same may be adjusted by the Servicer or Facility Administrator to reflect that such Host Customer Solar Asset has become a Defaulted Solar Asset, a Terminated Host Customer Solar Asset, a Defective Solar Asset, a Replaced Solar Asset or if a Payment Facilitation Agreement has been executed in connection with such Host Customer Solar Asset, or as updated from time to time by an Indenture Supplement.

“Scheduled Tax Equity Investor Distributions” means for any calendar quarter, the amounts projected to be distributed to the Tax Equity Investor Members based on Scheduled Host Customer Payments and Scheduled PBI Payments, assuming (i) all Purchase Options are exercised and (ii) no Distribution Variations occur, as set forth in Schedule IV to the Indenture, as the same may be adjusted by the Servicer or Facility Administrator to reflect that such Host Customer Solar Asset has become a Defaulted Solar Asset, a Terminated Host Customer Solar Asset, a Defective Solar Asset, a Replaced Solar Asset or if a Payment Facilitation Agreement has been executed in connection with such Host Customer Solar Asset, or as updated from time to time by an Indenture Supplement.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Sequential Interest Amortization Period” means the period commencing on any Determination Date where:

(i) prior to the Anticipated Repayment Date, the DSCR is less than or equal to 1.00 to 1.00 for such Determination Date; or

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) as a result of the appointment of a Replacement Manager, Replacement Servicer, Replacement Facility Administrator, replacement Financing Fund Management Provider or replacement Financing Fund Servicing Provider, the aggregate Solar Asset Expenses in respect of the related Collection Period is increased at least [***]% over what the aggregate Solar Asset Expenses would have been for such Collection Period had such Person not been replaced;

(iii) on any date after the Payment Date occurring in April 2034, the Aggregate Outstanding Note Balance is greater than zero; or

(iv) (A) an Event of Default shall have occurred under Section 8.01(d) or (e) of the Indenture with respect to a Sunnova Entity (other than the Issuer) and such Event of Default shall not have been cured within 60 days after the declaration of such Event of Default, or (B) an Event of Default shall have occurred under Section 8.01(k) of the Indenture and such Event of Default shall not have been cured within 60 days after the declaration of such Event of Default, or (C) an Event of Default shall have occurred under Section 8.01(i) or (j) of the Indenture as to which the aggregate amount related to such Event of Default is at least equal to $[***], or (D) any other Event of Default shall have occurred.

A Sequential Interest Amortization Period of the type described in clause (i) shall continue until the next Determination Date on which the DSCR is greater than 1.00 to 1.00. A Sequential Interest Amortization Period of the type described in clause (ii) shall continue until the next Determination Date on which the aggregate Solar Asset Expenses for the Issuer and all Financing Funds in respect of the related Collection Period are no longer [***]% greater than what the aggregate Solar Asset Expenses for the Issuer and all Financing Funds would have been for such Collection Period had the Manager, Servicer, Facility Administrator, Financing Fund Management Provider for any Financing Fund or Financing Fund Servicing Provider for any Financing Fund not been replaced. A Sequential Interest Amortization Period of the type described in clause (iii) will continue until the Aggregate Outstanding Note Balance has been reduced to zero and a Sequential Interest Amortization Period caused by an event described in clause (iv) above shall continue until the applicable Event or Events of Default have been cured or waived in accordance with the Indenture. Notwithstanding the foregoing, the commencement or continuation of any Sequential Interest Amortization Period may be waived from time to time by the Required Noteholders.

“Series” means any series of Notes issued pursuant to the Indenture and the related Indenture Supplement.

“Servicer” means, initially, Sunnova Management in its capacity as the Servicer under the Servicing Agreement and any Replacement Servicer.

“Servicer Extraordinary Expenses” means (a) extraordinary expenses incurred by the Servicer in accordance with the Servicing Standard in connection with any litigation, arbitration or enforcement proceeding pursued by the Servicer in respect of a Solar Service Agreement, and (b) all fees, expenses and other amounts that are paid by the Servicer on behalf of the Issuer and incurred in connection with the financing or servicing of the Solar Assets or the Transaction Documents, including (i) fees, expenses and other amounts paid to attorneys, accountants and other consultants and experts retained by the Issuer and (ii) any sales, use, franchise or property taxes that the Servicer pays on behalf of the Issuer.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Servicer Fee” means on each Payment Date (in accordance with and subject to the Priority of Payments) (a) prior to the appointment of a Replacement Servicer, the amount equal to the sum of (i) the product of (A) one-quarter of the Administrative Fee Base Rate set forth in clause (i) of such definition and (B) the aggregate DC nameplate capacity (measured in kW) of all the PV Systems owned by the Issuer as of the first day of the related Collection Period (excluding PV Systems related to Defaulted Solar Assets that are not operational and not in the process of being removed, repaired or replaced) and (ii) the product of (A) one-quarter of the Administrative Fee Base Rate set forth in clause (ii) of such definition and (B) the number of batteries included in Independent Storage Systems owned or operated by the Issuer as of the first day of the related Collection Period (excluding Storage Systems related to Defaulted Solar Assets that are not operational and not in the process of being removed, repaired or replaced), and (b) subsequent to the appointment of a Replacement Servicer, the servicing fees set forth in Annex B of the Servicing Agreement or such other amount as may be required by such Replacement Servicer.

“Servicer Termination Event” has the meaning set forth in the Servicing Agreement.

“Servicing Agreement” means that certain servicing agreement, dated as of the Initial Closing Date, among the Issuer, the Servicer and the Backup Servicer.

“Servicing Services” has the meaning set forth in Section 2.1(a) of the Servicing Agreement.

“Servicing Standard” has the meaning set forth in Section 2.1(a) of the Servicing Agreement.

“Settlement Statement” has the meaning set forth in the Sale and Contribution Agreement.

“Similar Law” means any law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Solar Asset” means one of the solar assets identified on the Schedule of Solar Assets, each of which is a (i) Host Customer Solar Asset or (ii) Hedged SREC Solar Asset.

“Solar Asset Management Files” means such files, documents, and computer files (including those documents comprising the Custodian File) necessary for the Manager to perform the Management Services.

“Solar Asset Expenses” mean all Issuer Managed Solar Asset Expenses and all Financing Fund Expenses.

“Solar Photovoltaic Panel” means, with respect to a PV System, the necessary hardware component that uses wafers made of silicon, cadmium telluride, or any other suitable material, to generate a direct electrical current (DC) output using energy from the sun’s light.

“Solar Service Agreement” means, in respect of a PV System and Storage System, if applicable (including any Independent Storage System), a Lease Agreement or a Power Purchase Agreement entered into with a Host Customer and all ancillary agreements and documents related thereto, including any related Payment Facilitation Agreements, but excluding any Production Guaranty or Customer Warranty Agreement.

“Spread Premium” has the meaning set forth on Schedule 2 of the Note Purchase Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“SREC” means a solar renewable energy certificate representing environmental credits, benefits, emissions reductions, offsets and allowances, howsoever entitled, that are created or otherwise arise from a PV System’s generation of electricity, including, but not limited to, a solar renewable energy certificate issued to comply with a State’s renewable portfolio standard. For the avoidance of doubt, SRECs do not include any renewable energy certificates that are the basis for PBI Payments or to which a PBI Obligor is given title to under a performance-based incentive program.

“SREC Purchase Agreement” means, with respect to any Financing Fund, the SREC purchase and sale agreement or other agreement to transfer or sell SRECs between the applicable Financing Fund and an Affiliate of Sunnova Energy whereby the Financing Fund agrees to sell SRECs to such Affiliate.

“SREC Production Event” means, in respect of any Hedged SREC Solar Asset, an event whereby the Issuer’s PV Systems in the related State subject to the such Hedged SREC Agreement are not capable of producing the minimum number of SRECs required by such Hedged SREC Agreement or any modification, waiver or amendment of a Hedged SREC Agreement has been made that changes the amounts due or the timing of payments required to be made under such Hedged SREC Agreement.

“State” means any one or more of the states comprising the United States and the District of Columbia.

“Storage System” means an energy storage system, whether or not used in connection with a PV System, including any battery management system, wiring and other electrical devices, as applicable, conduits, weatherproof housings, hardware, remote monitoring equipment and connectors (including any replacement or additional parts included from time to time).

“Storage System Reserve Account” means the segregated trust account with that name established and maintained with the Indenture Trustee and in the name of the Indenture Trustee on behalf of the Noteholders and maintained pursuant to Section 5.01 of the Indenture.

“Storage System Reserve Account Closing Date Deposit”, as of any Closing Date, shall have the meaning set forth with respect to such Closing Date in the related Indenture Supplement; provided that, for the initial Closing Date, the Storage System Reserve Account Closing Date Deposit shall be zero.

“Storage System Reserve Account Deposit” means, for any Payment Date, an amount equal to the lesser of (i) the product of (1) one-quarter of $[***], and (2) the aggregate storage capacity (measured in kWh) of the batteries included in Storage Systems owned by the Issuer or a Financing Fund (excluding Defaulted Solar Assets that are not operational and not in the process of being removed) that have related Solar Service Agreements with remaining terms that exceed the remaining terms of the related Manufacturer Warranty for such Storage System and (ii) (a) the Storage System Reserve Account Required Balance as of the related Determination Date, minus (b) the amount on deposit in the Storage System Reserve Account as of the related Determination Date.

“Storage System Reserve Account Required Balance” means the product of (a) $[***], and (b) the aggregate storage capacity (measured in kWh) of the batteries included in Storage Systems owned by the Issuer or a Financing Fund (excluding Defaulted Solar Assets that are not operational and not in the process of being removed) that have related Solar Service Agreements with remaining terms that exceed the remaining terms of the related Manufacturer Warranty for such Storage System.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Subcontractor” means any Person to whom the Manager subcontracts any of its obligations under the Management Agreement, and any Person to whom such obligations are further subcontracted of any tier.

“Subsequent Cut-Off Date” means, with respect to any Qualified Additional Solar Asset, (i) the close of business on the last day of the calendar month immediately preceding the related Transfer Date or (ii) such other date designated by the Servicer or Facility Administrator.

“Substitution Shortfall Amount” means an amount in cash equal to the amount by which the Discounted Solar Asset Balance of the Replaced Solar Asset (measured as if such Solar Asset were not a Defective Solar Asset, Defaulted Solar Asset or Terminated Solar Asset, as applicable) exceeds the Discounted Solar Asset Balance of the Qualified Additional Solar Asset as of the related Transfer Date.

“Sunnova Collateral Companies” means the Issuer, the Financing Funds and the Managing Members.

“Sunnova Energy” means Sunnova Energy Corporation, a Delaware corporation.

“Sunnova Entity” means each of Sunnova Energy, Sunnova Management, the Depositor, Holdings, Intermediate Holdings, the Issuer, any Managing Member and any Affiliate of any of the foregoing.

“Sunnova Management” means Sunnova RAYS I Management, LLC, a Delaware limited liability company.

“Super-Majority Noteholders” means Noteholders representing not less than 66-2/3% of the Outstanding Note Balance of the Controlling Class of Notes of all Series then outstanding, or, if otherwise indicated, a particular Class or Series of Notes then Outstanding.

“Supplemental Principal Amount” means, with respect to any Payment Date, (i) if the LLCR is less than 1.13 to 1.00 or the Defaulted Solar Asset Ratio is greater than 0.60% as of the related Determination Date and the aggregate Outstanding Note Balance of all Class B Notes has not been reduced to zero (after giving effect to all payments on the Class B Notes on such Payment Date), all Available Funds remaining after payment of clauses (i) through (xii) of the Priority of Payments and (ii) otherwise, zero.

“Supplemental Reserve Account” means the segregated trust account with that name established and maintained with the Indenture Trustee and in the name of the Indenture Trustee on behalf of the Noteholders and maintained pursuant to Section 5.01 of the Indenture.

“Supplemental Reserve Account Closing Date Deposit”, as of any Closing Date, means an amount equal to the sum of (i) the product of (a) 10%, (b) $[***], and (c) the aggregate DC nameplate capacity (measured in kW) of all PV Systems (x) contributed to the Issuer on such Closing Date or (y) owned by a Financing Fund for which the membership interests of the Managing Member of such Financing Fund were contributed to the Issuer on such Closing Date (excluding in each case Defaulted Solar Assets that are not operational and not in the process of being removed) and (ii) for any Closing Date on which all membership interests of the Tax Equity Investor Members in such Financing Funds have not been acquired by the Issuer or a Managing Member or the related Purchase Option and Withdrawal Right has not expired or terminated, the related Purchase Option Price for such Financing Funds; provided that, for the initial Closing Date, the Supplemental Reserve Account Closing Date Deposit shall be $[***].

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Supplemental Reserve Account Deposit” means, for any Payment Date, an amount equal to the lesser of (i) the product of (1) one-quarter of $[***], and (2) the aggregate DC nameplate capacity (measured in kW) of all the PV Systems owned by the Issuer or a Financing Fund (excluding Defaulted Solar Assets that are not operational and not in the process of being removed) on the related Determination Date plus and (ii) (a) the Supplemental Reserve Account Required Balance as of the related Determination Date, minus (b) the amount on deposit in the Supplemental Reserve Account as of the related Determination Date.

“Supplemental Reserve Account Required Balance” means the sum of (i) the product of (a) $[***] and (b) the aggregate DC nameplate capacity (measured in kW) of all PV Systems owned by the Issuer or a Financing Fund (excluding Defaulted Solar Assets that are not operational and not in the process of being removed) on the related Determination Date and (ii) for any Payment Date prior to the date on which all membership interests of the Tax Equity Investor Members in the Financing Funds have all been acquired by the Issuer or a Managing Member or the related Purchase Option and Withdrawal Right has expired or terminated, $[***].

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any taxes, customs, duties, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, net worth, employment, occupation, payroll, withholding, social security, alternative or add-on minimum, ad valorem, transfer, stamp, unclaimed property or environmental tax, or any other tax, custom, duty, fee, levy or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount attributable thereto; and

(ii) any liability for the payment of amounts with respect to payment of a type described in clause (i), including as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement, but excluding any liability arising under any commercial agreement the primary purpose of which does not relate to Taxes.

“Tax Credit” means an investment tax credit under Section 48(a) of the Code or any successor provision.

“Tax Equity Consent to Collateral Assignment” means, with respect to any Financing Fund, the consent, dated as of the as of the initial Closing Date (with respect to the Initial Solar Assets) or on the applicable Transfer Date (with respect to a Qualified Additional Solar Asset), among each related Tax Equity Investor Member whose consent, if any, is required under the organizational documents of such Financing Fund, the related Managing Member and the Issuer, which shall be substantially in the form of Exhibit F to the Indenture.

“Tax Equity Investor Distributions” means the aggregate distributions made by the Financing Funds to the Tax Equity Investor Members with respect to the related Collection Period, including any distribution of cash to the applicable Tax Equity Investor Member during the related Collection Period as a result of the occurrence of a Distribution Variation.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Tax Equity Investor Member” means with respect to any Financing Fund, the member of such Financing Fund to whom substantially all of the tax benefits of ownership of the related PV Systems and a portion of cash are allocated.

“Tax Information” means information and/or properly completed and signed tax certifications so that the recipient can determine the amount of any withholding of tax, including FATCA Withholding Tax, including for the avoidance of doubt, properly completed and signed tax certifications (generally with respect to U.S. federal income Tax, IRS Form W-9 (or applicable successor form) in the case of a Person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a Person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code).

“Tax Loss” means the amount of a Tax Credit assumed in the related Base Case Model that the applicable Financing Fund or the Financing Fund Members (or their affiliates) shall lose the benefit of, shall not have the right to claim, shall suffer the disallowance of, shall be required to recapture or shall not claim (as a result of a Final Determination in accordance with the terms of the related Master Purchase Agreement).

“Tax Loss Claim” means the assertion by the Internal Revenue Service of a position that would result in a Tax Loss Indemnity if not reversed through administrative action or litigation.

“Tax Loss Indemnity” means the obligation of Sunnova Energy or its Affiliate (including certain Managing Members), pursuant to the terms of a Master Purchase Agreement Financing Fund LLC Agreement or other Financing Fund Document, to pay, indemnify or reimburse the related Financing Fund or Tax Equity Investor Member, or related Persons the amount of any Tax Loss, reduced by any Tax Savings and grossed-up for any U.S. federal interest, penalties, fines or additions to tax payable by a related Financing Fund Member (or its affiliate) as a result thereof and for the net amount of any additional U.S. federal income taxes payable by a related Financing Fund Member (or its Affiliate or related Persons) as a result of including any Tax Loss Indemnity payment in its income and to defend and hold harmless any such Person with respect to a Tax Loss Claim, in each case as a result of the breach or inaccuracy of certain representations, warranties and covenants of Sunnova Energy or its Affiliate set forth in the applicable Master Purchase Agreement.

“Tax Loss Indemnity Payment” means, with respect to any Determination Date, the amount by which the amount of Host Customer Payments that would have been received during the related Collection Period and have been available to be applied pursuant to the Priority of Payments has been reduced by any payment made in respect of any Tax Loss Indemnity during the related Collection Period.

“Tax Loss Insurance Policy” means, with respect to any Financing Fund, the policy of insurance issued by the Tax Loss Insurer on the initial Closing Date (with respect to the Initial Solar Assets) or on the applicable Transfer Date (with respect to any Qualified Additional Solar Asset) with respect to such Financing Fund naming such Financing Fund and the related Managing Member as insureds and the Indenture Trustee on behalf of the Noteholders as loss payee.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Tax Loss Insurance Proceeds Account” has the meaning set forth in Section 5.01(a) of the Indenture.

“Tax Loss Insurance Proceeds Reimbursement” means, with respect to any date of determination, proceeds of the Tax Loss Insurance Policy representing a reimbursement or indemnity for any payments made prior to such date of determination by a Managing Member or a Financing Fund in respect of a Tax Loss Indemnity as a result of the basis of each PV System, for purposes of determining the related Tax Credits, being determined by a Final Determination to be less than the purchase price for such PV Systems pursuant to the related Master Purchase Agreement.

“Tax Loss Insurer” means, with respect to any Tax Loss Insurance Policy, the obligor under such policy.

“Tax Opinion” means an Opinion of Counsel to the effect that an amendment or modification of the Indenture will not materially adversely affect the federal income tax characterization of any Note or interest payable thereon, or adversely affect the federal tax classification status of the Issuer.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Taxes (including attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Tax Savings” means, with respect to a Tax Loss, any federal income tax savings realized by the related Financing Fund Members (or their affiliates) as a result of the Tax Loss, using an assumed tax rate equal to the maximum allowable U.S. federal corporate income tax rate applicable to corporations as of a given date of determination.

“TEP I LLC Agreement” means the Amended and Restated Limited Liability Company Agreement dated as of March 2, 2018, by and between Firstar Development, LLC and Sunnova TEP I Manager, LLC.

“Terminated Solar Asset” means a Solar Asset (other than a Hedged SREC Solar Asset) for which the related PV System and Storage System, if applicable, (i) has experienced an Event of Loss, (ii) is not repaired, restored, replaced or rebuilt to substantially the same condition as it existed immediately prior to the Event of Loss within 120 days after such Event of Loss, and (iii) (a) with respect to Issuer-Managed Solar Assets, is deemed to be a Terminated Solar Asset by the Manager in accordance with the Management Agreement or (b) with respect to a Financing Fund Solar Asset, is deemed to be a Terminated Solar Asset by the Facility Administrator in accordance with the Facility Administration Agreement.

“Termination Date” means the date on which the Indenture Trustee shall have received payment and performance of all Issuer Secured Obligations.

“Termination Statements” has the meaning set forth in Section 2.10(p) of the Indenture.

“Total Debt Service” means, for a Payment Date, an amount equal to the sum of (i) the Note Interest with respect to each Class and Series of Notes (in all cases, assuming a Non-Sequential Interest Amortization Period for such Payment Date), and (ii) the aggregate Scheduled Note Principal Payment for all Classes and Series of Notes, in each case for such Payment Date.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Transaction Documents” means, collectively, the Indenture (including each Indenture Supplement), the Management Agreement, the Sale and Contribution Agreement (including each Transfer Certificate), the Note Purchase Agreement (including each NPA Supplement), the Parent Guaranty, the Servicing Agreement, the Custodial Agreement, the Account Control Agreement, each Managing Member Pledge Agreement, each Tax Equity Consent to Collateral Assignment, the Financing Fund Documents, any Asset Management Agreement and any other document with respect to a Series specified in the related Indenture Supplement.

“Transfer” means any direct or indirect transfer or sale of any ownership interest in a Note.

“Transfer Certificate” means a transfer certificate executed and delivered under, and substantially in the form of Exhibit D to, the Sale and Contribution Agreement.

“Transfer Date” means, with respect to a Qualified Additional Solar Asset, the date upon which the Issuer acquires such Qualified Additional Solar Asset from the Depositor or the date upon which the Issuer acquires the Managing Member Membership Interests in the Managing Member of the Financing Fund that owns such Qualified Additional Solar Asset.

“Transfer Date Certification” has the meaning set forth in Section 4(c) of the Custodial Agreement.

“Transferred Solar Assets” shall have the meaning set forth in the definition of “Qualified Additional Solar Asset”.

“Transferee” means any Person who is acquiring by Transfer any ownership interest in a Note.

“True-Up Obligation” means, with respect to a PV System, a true-up obligation between the Host Customer and the owner of the PV System, that specifies a minimum level of solar energy production, as measured in kWh, for a specified time period. A True-Up Obligation stipulates the terms and conditions under which the related Host Customer could be compensated or receive a production credit if the related PV System does not meet the electricity production estimates.

“Trust Estate” means all property and rights of the Issuer Granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture and each Managing Member Pledge Agreement for the benefit of the Noteholders.

“U.S. Risk Retention Rules” means the final rules, which require a “sponsor” of a securitization transaction (or a majority-owned affiliate of the sponsor) to retain a portion of the credit risk of the asset-backed securities transaction, adopted in October 2014 by the Federal Deposit Insurance Company, the Federal Housing Finance Agency, the Office of the Comptroller of the Currency of the Department of the Treasury, the SEC, the Board of Governors of the Federal Reserve System and the U.S. Department of Housing and Urban Development to implement the credit risk retention requirements of Section 15G of the Exchange Act as added by Section 941 of the Dodd-Frank Act.

“UCC” means the Uniform Commercial Code as adopted in the State of New York or in any other State having jurisdiction over the assignment, transfer, pledge of the Solar Assets from the Originator to the Depositor, the Depositor to the Issuer or of the Trust Estate from the Issuer to the Indenture Trustee.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“UCC Fixture Filing” means a “fixture filing” as defined in Section 2A-309 of the UCC covering a PV System and Storage System, if applicable, naming the initial Manager as secured party on behalf of the Issuer.

“Underwriting and Reassignment Credit Policy” means the Manager’s internal reassignment policy attached as Exhibit F to the Servicing Agreement.

“Unscheduled Note Principal Payment” means for a Payment Date means an amount equal to the sum of:

(i) the product of (x) [***]%, multiplied by (y) the sum of (without duplication):

(a) the sum of the Discounted Solar Asset Balances of all Solar Assets that became Defaulted Solar Assets during the related Collection Period (the Discounted Solar Asset Balance of each Defaulted Solar Asset measured immediately prior to such Solar Asset becoming a Defaulted Solar Asset) other than any Defaulted Solar Assets that are replaced with Qualified Additional Solar Assets at least three (3) Business Days prior to the related Determination Date;

(b) the sum of the Discounted Solar Asset Balances of all Solar Assets that became Terminated Solar Assets during the related Collection Period (the Discounted Solar Asset Balance of each Terminated Solar Asset measured immediately prior to such Solar Asset becoming a Terminated Solar Asset) other than any Terminated Solar Assets that are replaced with Qualified Additional Solar Assets at least three (3) Business Days prior to the related Determination Date; and

(c) the sum of all cash proceeds actually received by the Issuer, the Managing Members or the Financing Funds during the related Collection Period (without duplication, including such amounts received by any such entity during the same or a prior Collection Period) in respect of (1) all Host Customer Solar Assets for which the related Host Customer has exercised its option, if any, to purchase the related PV System and Storage System, if applicable, prior to the expiration of the term of the related Solar Service Agreement during the related Collection Period (each a “Host Customer Purchased Solar Asset”), (2) all Solar Assets for which a prepayment of any remaining expected payments due under the related Solar Service Agreement has occurred, (3) all Repurchase Prices for any Solar Assets, and (4) all Substitution Shortfall Amounts for any Solar Assets at least three (3) Business Days prior to the related Determination Date for the related Collection Period;

(ii) any Liquidated Damages Amounts paid for any Solar Assets during the related Collection Period;

(iii) any Payment Facilitation Amounts with respect to the related Collection Period;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iv) any Hedged SREC True-Up Amounts with respect to the related Collection Period;

(v) any Financing Fund Reduction Amount; and

(vi) any unpaid portion of Unscheduled Note Principal Payments from prior Payment Dates.

“Vice President” means, with respect to Sunnova Energy, any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voluntary Prepayment” has the meaning set forth in Section 6.01(a) of the Indenture.

“Voluntary Prepayment Date” has the meaning set forth in Section 6.01(a) of the Indenture.

“Voluntary Prepayment Facility Administrator Report” has the meaning set forth in Section 6.5 of the Facility Administration Agreement.

“Voluntary Prepayment Servicer Report” has the meaning set forth in Section 6.5 of the Servicing Agreement.

“Withdrawal Amount” means, with respect to any Withdrawal Right, the cost to the applicable Managing Member, the Issuer, or any Affiliate of the Issuer upon the exercise by the related Tax Equity Investor of the Withdrawal Right pursuant to the related Financing Fund LLC Agreement.

“Withdrawal Right” means, with respect to any Financing Fund, the right of the related Tax Equity Investor Member to withdraw from such Financing Fund pursuant to the related Financing Fund LLC Agreement.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE I

Schedule of Solar Assets

Contract ID	Utility	Contract Type	In Service Date
[***]	[***]	[***]	[***]

Installation State	Installation Address Zip Code	System Size	Term (months)
[***]	[***]	[***]	[***]

Recurring Payment	Payment Escalator	Solar Rate	FICO	Panel Manufacturer
[***]	[***]	[***]	[***]	[***]

Inverter Manufacturer	Expected Year 1 Production	Guaranteed Production
[***]	[***]	[***]

PBI Term (Months)	PBI Rate ($ / kWh)	Remaining Contract Term	First Payment Date
[***]	[***]	[***]	[***]

Last Payment Date	# of Payments Made	Payment Type	Tax Equity System
[***]	[***]	[***]	[***]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE II

Scheduled Outstanding Note Balance

Payment Date	Series 2019-1 Class A Scheduled Outstanding Note Balance		Class A Scheduled Outstanding Note Balance		Series 2019-1 Class B Scheduled Outstanding Note Balance		Class B Scheduled Outstanding Note Balance
Closing Date	$	[***]	$	[***]	$	[***]	$	[***]
April 2019	$	[***]	$	[***]	$	[***]	$	[***]
July 2019	$	[***]	$	[***]	$	[***]	$	[***]
October 2019	$	[***]	$	[***]	$	[***]	$	[***]
January 2020	$	[***]	$	[***]	$	[***]	$	[***]
April 2020	$	[***]	$	[***]	$	[***]	$	[***]
July 2020	$	[***]	$	[***]	$	[***]	$	[***]
October 2020	$	[***]	$	[***]	$	[***]	$	[***]
January 2021	$	[***]	$	[***]	$	[***]	$	[***]
April 2021	$	[***]	$	[***]	$	[***]	$	[***]
July 2021	$	[***]	$	[***]	$	[***]	$	[***]
October 2021	$	[***]	$	[***]	$	[***]	$	[***]
January 2022	$	[***]	$	[***]	$	[***]	$	[***]
April 2022	$	[***]	$	[***]	$	[***]	$	[***]
July 2022	$	[***]	$	[***]	$	[***]	$	[***]
October 2022	$	[***]	$	[***]	$	[***]	$	[***]
January 2023	$	[***]	$	[***]	$	[***]	$	[***]
April 2023	$	[***]	$	[***]	$	[***]	$	[***]
July 2023	$	[***]	$	[***]	$	[***]	$	[***]
October 2023	$	[***]	$	[***]	$	[***]	$	[***]
January 2024	$	[***]	$	[***]	$	[***]	$	[***]
April 2024	$	[***]	$	[***]	$	[***]	$	[***]
July 2024	$	[***]	$	[***]	$	[***]	$	[***]
October 2024	$	[***]	$	[***]	$	[***]	$	[***]
January 2025	$	[***]	$	[***]	$	[***]	$	[***]
April 2025	$	[***]	$	[***]	$	[***]	$	[***]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

July 2025	$	[***]	$	[***]	$	[***]	$	[***]
October 2025	$	[***]	$	[***]	$	[***]	$	[***]
January 2026	$	[***]	$	[***]	$	[***]	$	[***]
April 2026	$	[***]	$	[***]	$	[***]	$	[***]
July 2026	$	[***]	$	[***]	$	[***]	$	[***]
October 2026	$	[***]	$	[***]	$	[***]	$	[***]
January 2027	$	[***]	$	[***]	$	[***]	$	[***]
April 2027	$	[***]	$	[***]	$	[***]	$	[***]
July 2027	$	[***]	$	[***]	$	[***]	$	[***]
October 2027	$	[***]	$	[***]	$	[***]	$	[***]
January 2028	$	[***]	$	[***]	$	[***]	$	[***]
April 2028	$	[***]	$	[***]	$	[***]	$	[***]
July 2028	$	[***]	$	[***]	$	[***]	$	[***]
October 2028	$	[***]	$	[***]	$	[***]	$	[***]
January 2029	$	[***]	$	[***]	$	[***]	$	[***]
April 2029	$	[***]	$	[***]	$	[***]	$	[***]
July 2029	$	[***]	$	[***]	$	[***]	$	[***]
October 2029	$	[***]	$	[***]	$	[***]	$	[***]
January 2030	$	[***]	$	[***]	$	[***]	$	[***]
April 2030	$	[***]	$	[***]	$	[***]	$	[***]
July 2030	$	[***]	$	[***]	$	[***]	$	[***]
October 2030	$	[***]	$	[***]	$	[***]	$	[***]
January 2031	$	[***]	$	[***]	$	[***]	$	[***]
April 2031	$	[***]	$	[***]	$	[***]	$	[***]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE III

Scheduled Host Customer Payments,

Scheduled Hedged SREC Payments, and Scheduled PBI Payments

[On file with the Indenture Trustee]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE IV

Scheduled Tax Equity Investor Distributions

[On file with the Indenture Trustee]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A-1

Form of Class A Note

Note Number: [__]

Private Placement Number: [__]

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

EACH PURCHASER AND TRANSFEREE BY ITS PURCHASE OF THIS NOTE OR INTEREST HEREIN WILL HAVE OR IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS ABLE TO SATISFY THE REPRESENTATIONS IN SECTION 3(i) OF THE NOTE PURCHASE AGREEMENT AS TO THE SOURCE OF FUNDS TO BE USED TO PAY THE PURCHASE PRICE OF THE NOTES TO BE PURCHASED BY SUCH PROSPECTIVE PURCHASER OR TRANSFEREE.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE AND ANY INTEREST HEREIN MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN MINIMUM DENOMINATIONS LOWER THAN $500,000 AND IN INTEGRAL MULTIPLES OF $1.00 IN EXCESS THEREOF, AND ONLY (I) TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) IN ACCORDANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT OR (II) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE AND EVIDENCED BY AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE INDENTURE TRUSTEE), IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. AND ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. NOTWITHSTANDING THE FOREGOING RESTRICTION, ANY NOTE THAT HAS ORIGINALLY BEEN PROPERLY ISSUED IN AN AMOUNT NO LESS THAN THE MINIMUM DENOMINATION, OR ANY INTEREST THEREIN, MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN A DENOMINATION LESS THAN THE MINIMUM DENOMINATION IF SUCH LESSER DENOMINATION IS SOLELY A RESULT OF A REDUCTION OF PRINCIPAL DUE TO PAYMENTS MADE IN ACCORDANCE WITH THE INDENTURE.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-1-1

SECTION 2.06 OF THE INDENTURE CONTAINS FURTHER RESTRICTIONS ON THE TRANSFER AND RESALE OF THIS NOTE (OR INTEREST THEREIN). EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS NOTE SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY.

EACH NOTEHOLDER, BY ITS ACCEPTANCE OF THIS NOTE (OR INTEREST THEREIN), COVENANTS AND AGREES THAT SUCH NOTEHOLDER, AS THE CASE MAY BE, SHALL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE ISSUER TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE ISSUER UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, INDENTURE TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE ISSUER OR ANY SUBSTANTIAL PART OF ITS PROPERTY, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE ISSUER.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS SECURITY MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE INDENTURE TRUSTEE.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-1-2

SUNNOVA RAYS I ISSUER, LLC

RESIDENTIAL ASSET YIELD NOTES

CLASS A NOTE

ORIGINAL ISSUE DATE	RATED FINAL MATURITY

[________], 20[__]	[___________]

SERIES [__]

REGISTERED OWNER: [__]

INITIAL PRINCIPAL BALANCE: [__]

THIS CERTIFIES THAT Sunnova RAYS I Issuer, LLC, a Delaware limited liability company (hereinafter called the “Issuer”), which term includes any successor entity under the Indenture, dated as of March 28, 2019 (the “Indenture”), between the Issuer and Wilmington Trust, National Association, as indenture trustee (together with any successor thereto, hereinafter called the “Indenture Trustee”), for value received, hereby promises to pay to the Registered Owner named above or registered assigns, subject to the provisions hereof and of the Indenture, (A) the interest based on the Interest Accrual Period at the Interest Rate defined in the Indenture, on each Payment Date beginning in [__] (or, if such day is not a Business Day, the next succeeding Business Day), and (B) principal on each Payment Date in the manner and subject to the Priority of Payments as set forth in the Indenture; provided, however, that the Notes are subject to prepayment as set forth in the Indenture. Post-ARD Additional Note Interest shall accrue on the Aggregate Outstanding Note Balance as set forth in the Indenture. This note (this “Class A Note”) is one of a duly authorized series of Class A Notes of the Issuer designated as its Sunnova RAYS I Issuer, LLC, Residential Asset Yield Notes, Series [__], Class A (the “Series [__] Class A Notes”). The Indenture authorizes the issuance of up to $[__] in Outstanding Note Balance of Series [__] Class A Notes, and up to $[__] in Outstanding Note Balance of Sunnova RAYS I Issuer, LLC, Residential Asset Yield Notes, Series [__], Class B (the “Series [__] Class B Notes”, and together with the Series [__] Class A Notes, the “Series [__] Notes”) and the issuance of up to $[__] in Outstanding Note Balance of Class A Notes and Class B Notes of other Series (together with the applicable Series [__] Notes, the “Class A Notes”, the “Class B Notes” and the “Notes”, respectively). The Indenture provides that the Notes will be entitled to receive payments in reduction of the Outstanding Note Balance, in the amounts, from the sources, and at the times more specifically as set forth in the Indenture. The Notes are secured by the Trust Estate (as defined in the Indenture).

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-1-3

THE OBLIGATION OF THE ISSUER TO REPAY THE NOTES IS A LIMITED, NONRECOURSE OBLIGATION SECURED ONLY BY THE TRUST ESTATE. All payments of principal of and interest on the Class A Notes shall be made only from the Trust Estate, and the Noteholder, by its acceptance of this Class A Note, agrees that it shall be entitled to payments solely from such Trust Estate pursuant to the terms of the Indenture and from any Managing Member pursuant to its Managing Member Pledge Agreement. The actual Outstanding Note Balance on this Class A Note may be less than the principal balance indicated on the face hereof. The actual Outstanding Note Balance on this Class A Note at any time may be obtained from the Indenture Trustee.

With respect to payment of principal of and interest on the Class A Notes, the Indenture provides the following:

(a) Until fully paid, principal payments on the Class A Notes will be made on each Payment Date in an amount, at the time, and in the manner provided in the Indenture. The Outstanding Note Balance of each Class A Note shall be payable no later than the Rated Final Maturity thereof unless the Outstanding Note Balance of such Class A Note becomes due and payable at an earlier date pursuant to the Indenture, and in each case such payment shall be made in an amount and in the manner provided in the Indenture.

(b) The Class A Notes shall bear interest on the Outstanding Note Balance of the Class A Notes and accrued but unpaid interest thereon, at the applicable Interest Rate. The Note Interest with respect to the Class A Notes shall be payable on each Payment Date to the extent that the Collection Account then contains sufficient amounts to pay such Note Interest pursuant to Section 5.06 of the Indenture. The Note Interest will accrue on the basis of a 360 day year consisting of twelve 30 day months.

All payments of interest and principal on the Class A Notes on the applicable Payment Date shall be paid to the Person in whose name such Class A Note is registered at the close of business as of the Record Date for such Payment Date in the manner provided in the Indenture. All reductions in the Outstanding Note Balance of a Class A Note (or one or more Predecessor Notes) effected by full or partial payments of installments of principal shall be binding upon all past, then current, and future Holders of such Class A Note and of any Class A Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Class A Note.

The Rated Final Maturity of the Notes is the Payment Date in [__] unless the Notes are earlier prepaid in whole or accelerated pursuant to the Indenture. The Indenture Trustee shall pay to each Class A Noteholder of record on the preceding Record Date either (i) by wire transfer, in immediately available funds to the account of such Class A Noteholder at a bank or other entity having appropriate facilities therefor, which such Class A Noteholder shall have provided to the Indenture Trustee appropriate written instructions at least five Business Days prior to the related Payment Date (which instructions may remain in effect for subsequent Payment Dates unless revoked by the Class A Noteholder).

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-1-4

THE CLASS A NOTES SHALL BE SUBJECT TO VOLUNTARY PREPAYMENT AT THE OPTION OF THE ISSUER IN THE MANNER AND SUBJECT TO THE PROVISIONS OF THE INDENTURE. Whenever by the terms of the Indenture, the Indenture Trustee is required to prepay the Class A Notes, and subject to and in accordance with the terms of Article VI of the Indenture, the Indenture Trustee shall give notice of the prepayment in the manner prescribed by the Indenture.

Subject to certain restrictions contained in the Indenture, (i) the Class A Notes are issuable in the minimum denomination of $500,000 and integral multiples of $1.00 in excess thereof (provided, that one Class A Note may be issued in an additional amount equal to any remaining portion of the Initial Outstanding Note Balance) and (ii) the Class A Notes may be exchanged for a like aggregate principal amount of Class A Notes of authorized denominations of the same maturity.

The final payment on any Note shall be made only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee.

The Class A Noteholders shall have no right to enforce the provisions of the Indenture or to the institute action to enforce the covenants therein, or to take any action with respect to any Event of Default, or to institute, appear in or defend any Proceedings with respect thereto, except as provided in the Indenture.

The Class A Notes may be exchanged, and their transfer may be registered, by the Noteholders in person or by their attorneys duly authorized in writing at the Corporate Trust Office of the Indenture Trustee only in the manner, subject to the limitations provided in the Indenture, and upon surrender and cancellation of the Class A Notes.    Upon exchange or registration of such transfer, a new registered Class A Note or Notes evidencing the same outstanding principal amount will be executed in exchange therefor.

All amounts collected as payments on the Trust Estate or otherwise shall be applied in the order of priority specified in the Indenture.

Each Person who has or who acquires any Ownership Interest in a Class A Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of the Indenture. A Noteholder may not sell, offer for sale, assign, pledge, hypothecate or otherwise transfer or encumber all or any part of its interest in the Class A Notes except pursuant to an effective registration statement covering such transaction under the Securities Act of 1933, as amended, and effective qualification or registration under all applicable State securities laws and regulations or under an exemption from registration under said Securities Act and said State securities laws and regulations.

Prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Class A Notes, each Person who has or acquires an Ownership Interest in a Class A Note agrees that such Person will not institute against the Issuer, or join any other Person in instituting against the Issuer, any Insolvency Proceedings or other Proceedings under the laws of the United States or any State. This covenant shall survive the termination of the Indenture.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Before the due presentment for registration of transfer of this Class A Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the person in whose name this Class A Note is registered (i) on any Record Date for purposes of making payments, and (ii) on any other date for any other purpose, as the owner hereof, whether or not this Class A Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits the amendment thereof for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee (and, in some cases, only with the consent of the Noteholder affected thereby) and compliance with certain other conditions. Any such consent by the Holder, at the time of the giving thereof, of this Class A Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A Note and of any Class A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A Note.

The Class A Noteholders accept that the enforcement against the Issuer under the Indenture and under the Class A Notes shall be limited to the assets of the Issuer, whether tangible or intangible, real or personal (including the Trust Estate) and the proceeds thereof. No recourse may be taken, directly or indirectly, against (a) any member, manager, officer, employee, trustee, agent or director of the Issuer or of any predecessor of the Issuer, (b) any member, manager, beneficiary, officer, employee, trustee, agent, director or successor or assign of a holder of a member or limited liability company interest in the Issuer, or (c) any incorporator, subscriber to capital stock, stockholder, officer, director, employee or agent of the Indenture Trustee or any predecessor or successor thereof, with respect to the Issuer’s obligations with respect to the Class A Notes or any of the statements, representations, covenants, warranties or obligations of the Issuer under the Indenture or any Class A Note or other writing delivered in connection herewith or therewith.

The remedies of the Holder of this Class A Note as provided herein, in the Indenture or in the other Transaction Documents, shall be cumulative and concurrent and may be pursued solely against the assets of the Trust Estate. No failure on the part of the Noteholder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

The Class A Notes are issuable only in definitive form in denominations as provided in the Indenture and subject to certain limitations therein set forth. At the option of the Class A Noteholder, Class A Notes may be exchanged for Class A Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee, subject to the terms and conditions of the Indenture.

Reference is hereby made to the Indenture, a copy of which is on file with the Indenture Trustee, for the provisions, among others, with respect to (i) the nature and extent of the rights, duties and obligations of the Indenture Trustee, the Issuer and the Class A Noteholders; (ii) the terms upon which the Class A Notes are executed and delivered; (iii) the collection and disposition of payments or proceeds in respect of the Conveyed Property; (iv) a description of the Trust Estate; (v) the modification or amendment of the Indenture; (vi) other matters; and (vii) the definition of capitalized terms used in this Class A Note that are not defined herein; to all of which the Class A Noteholders assent by the acceptance of the Class A Notes.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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THIS CLASS A NOTE IS ISSUED PURSUANT TO THE INDENTURE AND IT AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS (INCLUDING, WITHOUT LIMITATION, §5-1401 AND §5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS).

REFERENCE IS HEREBY MADE TO THE PROVISIONS OF THE INDENTURE AND SUCH PROVISIONS ARE HEREBY INCORPORATED BY REFERENCE AS IF FULLY SET FORTH HEREIN.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Class A Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date set forth below.

SUNNOVA RAYS I ISSUER, LLC, as Issuer

By
Name:
Title:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-1-8

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By
Name:
Title:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-1-9

[FORM OF ASSIGNMENT]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR

TAXPAYER IDENTIFICATION NUMBER

OF ASSIGNEE)

(Please Print or Typewrite Name and Address of Assignee)

the within Note, and all rights thereunder, and hereby does irrevocably constitute and appoint

Attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Date:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-1-10

EXHIBIT A-2

Form of Class B Note

Note Number: [    ]

Private Placement Number: [    ]

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE AND ANY INTEREST HEREIN MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN MINIMUM DENOMINATIONS LOWER THAN $1,000,000 AND IN INTEGRAL MULTIPLES OF $1.00 IN EXCESS THEREOF, AND ONLY (I) TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) IN ACCORDANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT OR (II) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE AND EVIDENCED BY AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE INDENTURE TRUSTEE), IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. AND ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. NOTWITHSTANDING THE FOREGOING RESTRICTION, ANY NOTE THAT HAS ORIGINALLY BEEN PROPERLY ISSUED IN AN AMOUNT NO LESS THAN THE MINIMUM DENOMINATION, OR ANY INTEREST THEREIN, MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN A DENOMINATION LESS THAN THE MINIMUM DENOMINATION IF SUCH LESSER DENOMINATION IS SOLELY A RESULT OF A REDUCTION OF PRINCIPAL DUE TO PAYMENTS MADE IN ACCORDANCE WITH THE INDENTURE.

EACH PURCHASER AND TRANSFEREE BY ITS PURCHASE OF THIS NOTE OR INTEREST HEREIN WILL HAVE OR IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT ACQUIRING THE NOTE OR INTEREST THEREIN WITH THE ASSETS OF (A) ANY EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, (B) ANY OTHER “PLAN” AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-2-1

AMENDED (THE “CODE”) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR (D) ANY PLAN OR ARRANGEMENT SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

SECTION 2.06 OF THE INDENTURE CONTAINS FURTHER RESTRICTIONS ON THE TRANSFER AND RESALE OF THIS NOTE (OR INTEREST THEREIN). EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS NOTE SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY.

EACH NOTEHOLDER, BY ITS ACCEPTANCE OF THIS NOTE (OR INTEREST THEREIN), COVENANTS AND AGREES THAT SUCH NOTEHOLDER, AS THE CASE MAY BE, SHALL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE ISSUER TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE ISSUER UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, INDENTURE TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE ISSUER OR ANY SUBSTANTIAL PART OF ITS PROPERTY, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE ISSUER.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS SECURITY MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE INDENTURE TRUSTEE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE, ACCRUAL PERIODS, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER AT CHIEF FINANCIAL OFFICER, 20 EAST GREENWAY PLAZA, SUITE 475, HOUSTON, TEXAS 77046.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-2-2

SUNNOVA RAYS I ISSUER, LLC

RESIDENTIAL ASSET YIELD NOTES

CLASS B NOTE

ORIGINAL ISSUE DATE	RATED FINAL MATURITY
[ ], 20[ ]	[ ]

SERIES [    ]

REGISTERED OWNER: [    ]

INITIAL PRINCIPAL BALANCE: [    ]

THIS CERTIFIES THAT Sunnova RAYS I Issuer, LLC, a Delaware limited liability company (hereinafter called the “Issuer”), which term includes any successor entity under the Indenture, dated as of March 28, 2019 (the “Indenture”), between the Issuer and Wilmington Trust, National Association, as indenture trustee (together with any successor thereto, hereinafter called the “Indenture Trustee”), for value received, hereby promises to pay to the Registered Owner named above or registered assigns, subject to the provisions hereof and of the Indenture, (A) the interest based on the Interest Accrual Period at the Interest Rate defined in the Indenture, on each Payment Date beginning in [    ] (or, if such day is not a Business Day, the next succeeding Business Day), and (B) principal on each Payment Date in the manner and subject to the Priority of Payments as set forth in the Indenture; provided, however, that the Notes are subject to prepayment as set forth in the Indenture. Post-ARD Additional Note Interest shall accrue on the Aggregate Outstanding Note Balance as set forth in the Indenture. This note (this “Class B Note”) is one of a duly authorized series of Class B Notes of the Issuer designated as its Sunnova RAYS I Issuer, LLC, Residential Asset Yield Notes, Series [    ], Class B (the “Series [    ] Class B Notes”). The Indenture authorizes the issuance of up to $[    ] in Outstanding Note Balance of Series [    ] Class B Notes, and up to $[    ] in Outstanding Note Balance of Sunnova RAYS I Issuer, LLC, Residential Asset Yield Notes, Series [    ], Class A (the “Series [    ] Class A Notes”, and together with the Series [    ] Class B Notes, the “Series [    ] Notes”) and the issuance of up to $[    ] in Outstanding Note Balance of Class A Notes and Class B Notes of other Series (together with the applicable Series [    ] Notes, the “Class A Notes”, the “Class B Notes” and the “Notes”, respectively). The Indenture provides that the Notes will be entitled to receive payments in reduction of the Outstanding Note Balance, in the amounts, from the sources, and at the times more specifically as set forth in the Indenture. The Notes are secured by the Trust Estate (as defined in the Indenture).

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-2-3

THE OBLIGATION OF THE ISSUER TO REPAY THE NOTES IS A LIMITED, NONRECOURSE OBLIGATION SECURED ONLY BY THE TRUST ESTATE. All payments of principal of and interest on the Class B Notes shall be made only from the Trust Estate, and the Noteholder, by its acceptance of this Class B Note, agrees that it shall be entitled to payments solely from such Trust Estate pursuant to the terms of the Indenture and from any Managing Member pursuant to its Managing Member Pledge Agreement. The actual Outstanding Note Balance on this Class B Note may be less than the principal balance indicated on the face hereof. The actual Outstanding Note Balance on this Class B Note at any time may be obtained from the Indenture Trustee.

With respect to payment of principal of and interest on the Class B Notes, the Indenture provides the following:

(a) Until fully paid, principal payments on the Class B Notes will be made on each Payment Date in an amount, at the time, and in the manner provided in the Indenture. The Outstanding Note Balance of each Class B Note shall be payable no later than the Rated Final Maturity thereof unless the Outstanding Note Balance of such Class B Note becomes due and payable at an earlier date pursuant to the Indenture, and in each case such payment shall be made in an amount and in the manner provided in the Indenture.

(b) The Class B Notes shall bear interest on the Outstanding Note Balance of the Class B Notes and accrued but unpaid interest thereon, at the applicable Interest Rate. The Note Interest with respect to the Class B Notes shall be payable on each Payment Date to the extent that the Collection Account then contains sufficient amounts to pay such Note Interest pursuant to Section 5.06 of the Indenture. The Note Interest will accrue on the basis of a 360 day year consisting of twelve 30 day months.

All payments of interest and principal on the Class B Notes on the applicable Payment Date shall be paid to the Person in whose name such Class B Note is registered at the close of business as of the Record Date for such Payment Date in the manner provided in the Indenture. All reductions in the Outstanding Note Balance of a Class B Note (or one or more Predecessor Notes) effected by full or partial payments of installments of principal shall be binding upon all past, then current, and future Holders of such Class B Note and of any Class B Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Class B Note.

The Rated Final Maturity of the Notes is the Payment Date in [__] unless the Notes are earlier prepaid in whole or accelerated pursuant to the Indenture. The Indenture Trustee shall pay to each Class B Noteholder of record on the preceding Record Date by wire transfer, in immediately available funds to the account of such Class B Noteholder at a bank or other entity having appropriate facilities therefor, which such Class B Noteholder shall have provided to the Indenture Trustee appropriate written instructions at least five Business Days prior to the related Payment Date (which instructions may remain in effect for subsequent Payment Dates unless revoked by the Class B Noteholder).

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-2-4

THE CLASS B NOTES SHALL BE SUBJECT TO VOLUNTARY PREPAYMENT AT THE OPTION OF THE ISSUER IN THE MANNER AND SUBJECT TO THE PROVISIONS OF THE INDENTURE. Whenever by the terms of the Indenture, the Indenture Trustee is required to prepay the Class B Notes, and subject to and in accordance with the terms of Article VI of the Indenture, the Indenture Trustee shall give notice of the prepayment in the manner prescribed by the Indenture.

Subject to certain restrictions contained in the Indenture, (i) the Class B Notes are issuable in the minimum denomination of $1,000,000 and integral multiples of $1.00 in excess thereof (provided, that one Class B Note may be issued in an additional amount equal to any remaining portion of the Initial Outstanding Note Balance) and (ii) the Class B Notes may be exchanged for a like aggregate principal amount of Class B Notes of authorized denominations of the same maturity.

The final payment on any Note shall be made only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee.

The Class B Noteholders shall have no right to enforce the provisions of the Indenture or to the institute action to enforce the covenants therein, or to take any action with respect to any Event of Default, or to institute, appear in or defend any Proceedings with respect thereto, except as provided in the Indenture.

The Class B Notes may be exchanged, and their transfer may be registered, by the Noteholders in person or by their attorneys duly authorized in writing at the Corporate Trust Office of the Indenture Trustee only in the manner, subject to the limitations provided in the Indenture, and upon surrender and cancellation of the Class B Notes. Upon exchange or registration of such transfer, a new registered Class B Note or Notes evidencing the same outstanding principal amount will be executed in exchange therefor.

All amounts collected as payments on the Trust Estate or otherwise shall be applied in the order of priority specified in the Indenture.

Each Person who has or who acquires any Ownership Interest in a Class B Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of the Indenture. A Noteholder may not sell, offer for sale, assign, pledge, hypothecate or otherwise transfer or encumber all or any part of its interest in the Class B Notes except pursuant to an effective registration statement covering such transaction under the Securities Act of 1933, as amended, and effective qualification or registration under all applicable State securities laws and regulations or under an exemption from registration under said Securities Act and said State securities laws and regulations.

Prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Class B Notes, each Person who has or acquires an Ownership Interest in a Class B Note agrees that such Person will not institute against the Issuer, or join any other Person in instituting against the Issuer, any Insolvency Proceedings or other Proceedings under the laws of the United States or any State. This covenant shall survive the termination of the Indenture.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-2-5

Before the due presentment for registration of transfer of this Class B Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the person in whose name this Class B Note is registered (i) on any Record Date for purposes of making payments, and (ii) on any other date for any other purpose, as the owner hereof, whether or not this Class B Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits the amendment thereof for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee (and, in some cases, only with the consent of the Noteholder affected thereby) and compliance with certain other conditions. Any such consent by the Holder, at the time of the giving thereof, of this Class B Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class B Note and of any Class B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class B Note.

The Class B Noteholders accept that the enforcement against the Issuer under the Indenture and under the Class B Notes shall be limited to the assets of the Issuer, whether tangible or intangible, real or personal (including the Trust Estate) and the proceeds thereof. No recourse may be taken, directly or indirectly, against (a) any member, manager, officer, employee, trustee, agent or director of the Issuer or of any predecessor of the Issuer, (b) any member, manager, beneficiary, officer, employee, trustee, agent, director or successor or assign of a holder of a member or limited liability company interest in the Issuer, or (c) any incorporator, subscriber to capital stock, stockholder, officer, director, employee or agent of the Indenture Trustee or any predecessor or successor thereof, with respect to the Issuer’s obligations with respect to the Class B Notes or any of the statements, representations, covenants, warranties or obligations of the Issuer under the Indenture or any Class B Note or other writing delivered in connection herewith or therewith.

The remedies of the Holder of this Class B Note as provided herein, in the Indenture or in the other Transaction Documents, shall be cumulative and concurrent and may be pursued solely against the assets of the Trust Estate. No failure on the part of the Noteholder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

The Class B Notes are issuable only in definitive form in denominations as provided in the Indenture and subject to certain limitations therein set forth. At the option of the Class B Noteholder, Class B Notes may be exchanged for Class B Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee, subject to the terms and conditions of the Indenture.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-2-6

Reference is hereby made to the Indenture, a copy of which is on file with the Indenture Trustee, for the provisions, among others, with respect to (i) the nature and extent of the rights, duties and obligations of the Indenture Trustee, the Issuer and the Class B Noteholders; (ii) the terms upon which the Class B Notes are executed and delivered; (iii) the collection and disposition of payments or proceeds in respect of the Conveyed Property; (iv) a description of the Trust Estate; (v) the modification or amendment of the Indenture; (vi) other matters; and (vii) the definition of capitalized terms used in this Class B Note that are not defined herein; to all of which the Class B Noteholders assent by the acceptance of the Class B Notes.

THIS CLASS B NOTE IS ISSUED PURSUANT TO THE INDENTURE AND IT AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS (INCLUDING, WITHOUT LIMITATION, §5-1401 AND §5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS).

REFERENCE IS HEREBY MADE TO THE PROVISIONS OF THE INDENTURE AND SUCH PROVISIONS ARE HEREBY INCORPORATED BY REFERENCE AS IF FULLY SET FORTH HEREIN.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Class B Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-2-7

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date set forth below.

SUNNOVA RAYS I ISSUER, LLC, as Issuer

By

Name:

Title:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-2-8

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class B Notes referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By

Name:

Title:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-2-9

[FORM OF ASSIGNMENT]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR

TAXPAYER IDENTIFICATION NUMBER

OF ASSIGNEE)

(Please Print or Typewrite Name and Address of Assignee)

the within Note, and all rights thereunder, and hereby does irrevocably constitute and appoint

Attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Date:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-2-10

EXHIBIT B-1

Form of Transferor Certificate

[Date]

Wilmington Trust, National Association

110 North Market Street

Rodney Square North

Wilmington, DE 19890-1605

Attention: Corporate Trust Administration

Re: Sunnova RAYS I Issuer, LLC Residential Asset Yield Notes (the “Notes”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by (the “Transferor”) to [                    ] (the “Transferee”) of Notes having an initial Outstanding Note Balance as of [                ,        ] (the “Transfer Date”) of $[                ] (the “Transferred Notes”). The Notes, including the Transferred Notes, were issued pursuant to the Indenture, dated as of March 28, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between Sunnova RAYS I Issuer, LLC in its capacity as Issuer thereunder (in such capacity, the “Issuer”) and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture.

The Transferor hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Issuer, that:

The Transferor is the lawful owner of the Transferred Notes with the full right to transfer such Notes free from any and all claims and encumbrances whatsoever.

Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Note, any interest in a Transferred Note or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Note, any interest in a Transferred Note or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Note, any interest in a Transferred Note or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Note, any interest in a Transferred Note or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Note, any interest in a Transferred Note or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a payment of the Transferred Notes under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of the Transferred Notes a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Notes pursuant to the Securities Act or any state securities laws.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

B-1-1

The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is an “accredited investor” pursuant to Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Transferred Notes and payments thereon, (b) the nature, performance and servicing of the Trust Estate, (c) the Indenture, and (d) all related matters, in each case that the Transferee has requested.

Very truly yours,

[Transferor]

By:
Name:
Title:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

B-1-2

EXHIBIT B-2

Form of Transferee Certificate

[Date]

TO: [TRANSFEROR]

Re: Sunnova RAYS I Issuer, LLC Residential Asset Yield Notes (the “Notes”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by (the “Transferor”) to [                    ] (the “Transferee”) of Notes having an initial Outstanding Note Balance as of [                    ,            ] (the “Transfer Date”) of $[                    ] (the “Transferred Notes”). The Notes, including the Transferred Notes, were issued pursuant to the Indenture, dated as of March 28, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between Sunnova RAYS I Issuer, LLC in its capacity as Issuer thereunder (in such capacity, the “Issuer”) and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture.

The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Issuer, that:

The Transferee is an “accredited investor” pursuant to Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

The Transferee understands that (A) the Transferred Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or registered or qualified under any applicable state securities laws, (B) none of the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify, as applicable, the Transferred Notes under the Securities Act or any applicable securities laws and (C) no interest in the Transferred Notes may be reoffered, resold, pledged or otherwise transferred unless (i) such Transferred Notes are registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws, (ii)(a) such interest is reoffered, resold, pledged or otherwise transferred (1) to a person whom the Noteholder desiring to effect such transfer reasonably believes is an “accredited investor” pursuant to Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, (b) the Noteholder desiring to effect such transfer has received a certificate from such Noteholder’s prospective transferee substantially in the form attached as Exhibit B-2 to the Indenture, and (c) such interest is reoffered, resold, pledged or otherwise transferred in accordance with all applicable securities laws of the States of the United States.

[FOR CLASS A NOTE: The Transferee is able to satisfy the representations in Section 3(i) of the Note Purchase Agreement as to the source of the funds to be used to pay the purchase price of the Transferred Notes.]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

B-2-1

[FOR CLASS B NOTE: The Transferee is not acquiring the Transferred Note (or any interest therein) with the assets of any Plan.]

The Transferee understands that the Transferred Notes will bear a legend to the following effect, unless the Issuer determines otherwise in accordance with the Indenture and in compliance with applicable law:

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE AND ANY INTEREST HEREIN MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN MINIMUM DENOMINATIONS LOWER THAN [FOR CLASS A NOTES: $500,000][FOR CLASS B NOTES: $1,000,000] AND IN INTEGRAL MULTIPLES OF $1.00 IN EXCESS THEREOF, AND ONLY (I) TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) IN ACCORDANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT OR (II) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE AND EVIDENCED BY AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE INDENTURE TRUSTEE), IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. AND ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. NOTWITHSTANDING THE FOREGOING RESTRICTION, ANY NOTE THAT HAS ORIGINALLY BEEN PROPERLY ISSUED IN AN AMOUNT NO LESS THAN THE MINIMUM DENOMINATION, OR ANY INTEREST THEREIN, MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN A DENOMINATION LESS THAN THE MINIMUM DENOMINATION IF SUCH LESSER DENOMINATION IS SOLELY A RESULT OF A REDUCTION OF PRINCIPAL DUE TO PAYMENTS MADE IN ACCORDANCE WITH THE INDENTURE.

The Transferee understands that the Transferred Notes will bear a legend to the following effect, unless the Issuer determines otherwise in accordance with the Indenture and in compliance with applicable law:

[FOR CLASS A NOTE: EACH PURCHASER AND TRANSFEREE BY ITS PURCHASE OF THIS NOTE OR INTEREST HEREIN IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS ABLE TO SATISFY THE REPRESENTATIONS IN SECTION 3(i) OF THE NOTE PURCHASE AGREEMENT AS TO THE SOURCE OF FUNDS TO BE USED TO PAY THE PURCHASE PRICE OF THE NOTES TO BE PURCHASED BY SUCH PROSPECTIVE PURCHASER OR TRANSFEREE.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

B-2-2

[FOR CLASS B NOTE: EACH PURCHASER AND TRANSFEREE BY ITS PURCHASE OF THIS NOTE OR INTEREST HEREIN WILL HAVE OR IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT ACQUIRING THE NOTE OR INTEREST THEREIN WITH THE ASSETS OF (A) ANY EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, (B) ANY OTHER “PLAN” AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR (D) ANY PLAN OR ARRANGEMENT SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE.]

The Transferee has been furnished with all information regarding (a) the Transferred Notes and distributions thereon, (b) the Indenture and (c) all related matters, in each case that the Transferee has requested.

The Transferee understands that no sale, transfer or conveyance of such Transferred Notes or any interest therein may be made except in compliance with the restrictions on transfer contained in the Indenture.

[The Transferee has (i) sole investment discretion with respect to each account for which it is a fiduciary or agent and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications or agreements with respect to each such account as set forth in subsections (b), (c) or (d), as appropriate, of Section 2.02 of the Indenture.]*

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: , 20[ ]
By:

*	To be included if the Transferee is acquiring a Note as a fiduciary or agent for one or more accounts.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

B-2-3

As, or as agent for, the beneficial owner(s) of the Notes to which this letter relates.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

B-2-2

EXHIBIT C

Notice of Voluntary Prepayment

[DATE]

Wilmington Trust, National Association

110 North Market Street

Rodney Square North

Wilmington, DE 19890-1605

Attention: Corporate Trust Administration

Sunnova Energy Corporation

20 East Greenway Plaza, Suite 475

Houston, TX 77046

Attention: Chief Financial Officer

Ladies and Gentlemen:

Pursuant to Section 6.01 of the Indenture dated as of March 28, 2019 (the “Indenture”), between Sunnova RAYS I Issuer, LLC (the “Issuer”) and [Wilmington Trust, National Association] (the “Indenture Trustee”), the Indenture Trustee is hereby directed to prepay in [whole][part] the Issuer’s Residential Asset Yield Notes, Series [            ], Class [A/B] on [                , 20    ] (the “Voluntary Prepayment Date”).

[FOR PREPAYMENT OF ALL OUTSTANDING NOTES: On or prior to the Voluntary Prepayment Date, as required by Section 6.01 of the Indenture, the Issuer shall deposit into the Collection Account, an amount equal to (i) the sum of (A) the Aggregate Outstanding Note Balance, (B) all accrued and unpaid interest thereon, (C) the related Make Whole Amount, if any, and (D) all amounts owed to the Indenture Trustee, the Manager, the Servicer, the Backup Servicer, the Management Transition Manager, the Facility Administrator Transition Manager and any other parties to the Transaction Documents, minus (ii) the sum of the amounts then on deposit in the Liquidity Reserve Account, the Supplemental Reserve Account, the Storage System Reserve Account and the Cash Trap Reserve Account (the “Prepayment Amount”).]

[FOR PREPAYMENT IN PART OR PREPAYMENT OF ONE CLASS IN FULL: On or prior to the Voluntary Prepayment Date, as required by Section 6.01 of the Indenture, the Issuer shall deposit into the Collection Account, the sum of (i) the amount of outstanding principal of the Notes being prepaid, (ii) all accrued and unpaid interest thereon and (iii) the related Make Whole Amount, if applicable (the “Prepayment Amount”). The Issuer hereby certifies that after giving effect to such Voluntary Prepayment and any related release of any of the Trust Estate from the Lien created by the Indenture, the Collateral Test and the Rating Agency Condition are satisfied, as shown by the attached calculation of the Collateral Test and the attached notice from each applicable Rating Agency.]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

On the specified Voluntary Prepayment Date, provided that the Indenture Trustee has received the Prepayment Amount, on or prior to such specified Voluntary Prepayment Date, the Indenture Trustee is directed to withdraw the Prepayment Amount from the Collection Account and disburse such amounts in accordance with the Priority of Payments (without giving effect to clauses (vii), (ix), (x), (xi), (xiii) and (xiv) thereof) and solely as specified in the related Voluntary Prepayment Service Report [FOR PREPAYMENT OF ALL OUTSTANDING NOTES: and to the extent the Aggregate Outstanding Note Balance is prepaid and all other obligations of the Issuer under the Transaction Documents have been paid, release any remaining assets in the Trust Estate to, or at the direction of, the Issuer].

You are hereby instructed to provide all notices of prepayment required by Section 6.02 of the Indenture. All terms used but not defined herein have the meanings assigned to such terms in the Indenture.

[signature page follows]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Voluntary Prepayment on the         day of                 ,             .

SUNNOVA RAYS I ISSUER, LLC, as Issuer

By
Name:
Title:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT D

Rule 15Ga-1 Information

Form of Monthly Rule 15Ga-1 Asset Repurchase Activity Report

Reporting Period:

Name of Issuing Entity: Sunnova RAYS I Issuer, LLC

Trustee: [Wilmington Trust, National Association]

☐ Check here if the Trustee has no activity to report during Reporting Period indicated above

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	(#) (d)	($) (e)	(% of principal balance) (f)	(#) (g)	($) (h)	(% of principal balance) (i)	(#) (j)	($) (k)	(% of principal balance) (l)	(#) (m)	($) (n)	(% of principal balance) (o)	(#) (p)	($) (q)	(% of principal balance) (r)	(#) (s)	($) (t)	(% of principal balance) (u)	(#) (v)	($) (w)	(% of principal balance) (x)
Asset Class X
Issuing Entity A CIK #	X	Originator 1
Originator 2
Total			#	$		#	$		#	$		#	$		#	$		#	$		#	$
Asset Class Y
Issuing Entity B		Originator 3
Total			#	$		#	$		#	$		#	$		#	$		#	$		#	$
Total			#	$		#	$		#	$		#	$		#	$		#	$		#	$

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

D-1

EXHIBIT E

Form of Class B Transferee Certification

Sunnova RAYS I Issuer, LLC

20 East Greenway Plaza

Suite 475

Houston, Texas 77046

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Ladies and Gentlemen:

This certification (this “Certification”) is delivered by the undersigned (the “Purchaser”) in connection with its purchase of a beneficial interest in the [Name of the Series of Notes], Class B (the “Class B Notes”). The Class B Notes were issued pursuant to the Indenture dated as of March 28, 2019 (the “Indenture”) by and between Sunnova RAYS I Issuer, LLC, as issuer (the “Issuer”) and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”). Capitalized terms used herein without definition will have the meanings set forth in the Indenture.

The Purchaser hereby acknowledges, confirms, represents, warrants and agrees as follows:

1.

It (A)(i) is a qualified institutional buyer, (ii) is aware that the sale to it is being made in reliance on Rule 144A and (iii) is acquiring the Class B Notes or interests therein for its own account or for the account of a qualified institutional buyer, (B) is not a U.S. Person and is purchasing the Class B Notes or interests therein in an offshore transaction pursuant to Regulation S or (C) is acquiring the Class B Notes pursuant to another exemption from registration under the Securities Act (if available and evidenced by an opinion of counsel acceptable to the Issuer and the Indenture Trustee).

2.

It understands that the Class B Notes and interests therein are being offered in a transaction not involving any public offering in the U.S. within the meaning of the Securities Act, that the Class B Notes have not been and will not be registered under the Securities Act and that (A) if in the future it decides to offer, resell, pledge or otherwise transfer any of the Class B Notes or any interests therein, such Class B Notes (or the interests therein) may not be offered, resold, pledged or otherwise transferred in denominations (the “Minimum Denomination”) lower than $1,000,000, and in integral multiples of $1.00 in excess thereof, and only (i) in the U.S. to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) outside the U.S. in a transaction complying with the provisions of Regulation S under the Securities Act, or (iii) pursuant to another exemption from registration under the Securities Act (if available and evidenced by an opinion of counsel acceptable to the Issuer and the Indenture Trustee), in each of cases (i) through (iii) in accordance with any applicable securities laws of any state of the U.S. and any other applicable jurisdiction, and that (B) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser of such Class B Notes or interests therein from it of the resale restrictions referred to above. Notwithstanding the foregoing restriction, any Class B Note that has originally been properly issued in an amount no less than the Minimum Denomination, or any interest therein, may be offered, resold, pledged or otherwise transferred in a denomination less than the Minimum Denomination if such lesser denomination is solely a result of a reduction of principal due to payments made in accordance with the Indenture.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.

It understands that the Class B Notes will, until the Class B Notes may be resold pursuant to Rule 144(b)(1) of the Securities Act, unless otherwise agreed by the Issuer and the holder thereof, bear a legend substantially to the following effect:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE OR INTEREST HEREIN MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE AND ANY INTEREST HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN MINIMUM DENOMINATIONS OF $1,000,000 AND IN INTEGRAL MULTIPLES OF $1.00 IN EXCESS THEREOF, AND ONLY (I) IN THE U.S. TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE U.S. IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S, OR (III) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE AND EVIDENCED BY AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE INDENTURE TRUSTEE), IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. AND ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. NOTWITHSTANDING THE FOREGOING RESTRICTION, ANY NOTE THAT HAS ORIGINALLY BEEN PROPERLY ISSUED IN AN AMOUNT NO LESS THAN THE MINIMUM DENOMINATION, OR ANY INTEREST THEREIN, MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN A DENOMINATION LESS THAN THE MINIMUM DENOMINATION IF SUCH LESSER DENOMINATION IS SOLELY A RESULT OF A REDUCTION OF PRINCIPAL DUE TO PAYMENTS MADE IN ACCORDANCE WITH THE INDENTURE.

4.

By its purchase of a Class B Note or interest therein will be deemed to have represented and warranted that it is not acquiring a Class B Note or interest therein for or on behalf of or with the assets of (i) any employee benefit plan as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) any other “plan” as defined in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, (iii) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or plan’s investment in such entity (each a “Benefit Plan Investor”), or (iv) any plan or arrangement subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

5.	It understands that the Issuer may receive a list of participants holding positions in a Class B Notes from the Securities Depository.

6.

Either (A) it is not and will not become, for U.S. federal income tax purposes, a partnership, S corporation, grantor trust or an entity that is disregarded as separate from any of the foregoing (each such entity a “flow-through entity”) or (B) if it is or becomes a flow-through entity, then (1) none of the direct or indirect beneficial owners of any of the interests in such flow-through entity has or ever will have 50% or more of the value of its interest in such flow-through entity attributable to the beneficial interest of such flow-through entity in any Class B Note, other

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

interest (direct or indirect) in the Issuer (other than a Class A Note), or any interest created under the Indenture (other than a Class A Note) and (2) it is not and will not be a principal purpose of the arrangement involving the flow-through entity’s beneficial interest in any Class B Note to permit any entity to satisfy the 100-partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such entity not to be classified as a publicly traded partnership for U.S. federal income tax purposes.

7.

It will not (a) acquire, sell, transfer, assign, participate, pledge or otherwise dispose of any of its interests in any Class B Note (or any interest therein that is described in Section 1.7704-1(a)(2)(i)(B) of the Treasury Regulations), or attempt to do any of the foregoing, on or through an “established securities market” within the meaning of Section 1.7704-1(b) of the Treasury Regulations (an “Exchange”), including, without limitation, any of the following: (x) a U.S. national, regional or local securities exchange, (y) a foreign securities exchange or (z) an inter-dealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, the National Association of Securities Dealers Automated Quotation System) or (b) cause any of its interests in any Class B Note (or any interest therein that is described in Section 1.7704-1(a)(2)(i)(B) of the Treasury Regulations) to be marketed on or through an Exchange.

8.

It will not cause any beneficial interest in any Class B Note to be traded or otherwise marketed on or through a “secondary market (or the substantial equivalent thereof),” within the meaning of Section 7704(b) of the Code and the Treasury Regulations promulgated thereunder, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.

9.

Its beneficial interest in any Class B Note is not and will not be in an amount that is less than the Minimum Denomination (which for this purpose includes a lesser denomination if such denomination is solely a result of a reduction of principal due to payments made in accordance with the Indenture) for the Class B Notes set forth in the Indenture, and it does not and will not hold any beneficial interest in any Class B Note on behalf of any person whose beneficial interest in any Class B Note is in an amount that is less than the Minimum Denomination for the Class B Notes set forth in the Indenture. It will not sell, transfer, assign, participate, pledge or otherwise dispose of any beneficial interest in any Class B Note or enter into any financial instrument or contract the value of which is determined by reference in whole or in part to any Class B Note, in each case, if the effect of doing so would be that the beneficial interest of any person in any Class B Note would be in an amount that is less than the Minimum Denomination for the Class B Notes set forth in the Indenture.

10.

It will not transfer any beneficial interest in any Class B Note (directly, through a participation thereof, or otherwise) unless, prior to the transfer, the transferee of such beneficial interest will have executed and delivered to the Issuer, the Indenture Trustee and the Note Registrar, and any of their respective successors or assigns, a transferee certification as required in the Indenture.

11.

It will not enter into any financial instrument the payment on which, or the value of which, is determined in whole or in part by reference to an interest in any Class B Note (including the amount of payments on any Class B Note, the value of any Class B Note or any contract that otherwise is described in Section 1.7704-1(a)(2)(i)(B) of the Treasury Regulations).

12.

It will not use any Class B Note as collateral for the issuance of any securities that could cause the Issuer to become subject to taxation as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

13.	It will not take any action that could cause, and will not omit to take any action, which omission could cause, the Issuer to become taxable as a corporation for U.S. federal income tax purposes.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.

It will treat each Class B Note as indebtedness and indicate on all federal, state and local income tax and information returns and reports required to be filed with respect to any Class B Note, under any applicable federal, state or local tax statute or any rule or regulation under any of them, that each Class B Note is indebtedness unless otherwise required by applicable law.

15.	Neither it, nor any Person that has or will have a direct or indirect ownership interest in it, is or will become a Disqualified Entity.

16.	It acknowledges that the Issuer may prohibit any transfer of any Class B Note if it reasonably believes that such transfer would violate any of these representations, warranties, and covenants.

17.

It acknowledges that the Originator, the Indenture Trustee, the Note Registrar, the Issuer and others will rely on the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if it becomes aware that any of the foregoing are no longer accurate, it will notify the Issuer.

PURCHASER:
By:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT F

Form of Indenture Supplement

INDENTURE SUPPLEMENT NO. [    ]

to the

INDENTURE

dated as of [                    ]

This INDENTURE SUPPLEMENT NO. [     ], dated as of [                    ], (this “Indenture Supplement”), is entered into between SUNNOVA RAYS I ISSUER, LLC (together with its permitted successors and assigns, the “Issuer”), and [WILMINGTON TRUST, NATIONAL ASSOCIATION], in its capacity as indenture trustee (together with its successors in trust, the “Indenture Trustee”) and supplements the Indenture dated as of March 28, 2019 between the Issuer and the Indenture Trustee (as supplemented or amended from time to time, the “Indenture”).

1. Issuance of New Series. Upon satisfaction of each of the conditions precedent set forth in the Indenture for the issuance of a new Series, the Issuer shall issue a new Series of its Residential Asset Yield Notes (such new Series, the “Series [    ] Notes”). The Series [     ] Notes shall have the following characteristics:

(a) Series Designation: [                                        ]

(b) Classes: Class A Notes and Class B Notes. The Class A Notes of any Series are issuable in minimum denominations of $500,000 and the Class B Notes of any Series are issuable in minimum denominations of $1,000,000, and, in each case, integral multiples of $1.00 in excess thereof; provided that one Note of each Class or Series may be issued in an additional amount equal to any remaining portion of the Initial Outstanding Note Balance of such Class; provided, further, that the foregoing shall not restrict or prevent the transfer in accordance with Section 2.06 of the Indenture of any Note with a remaining Outstanding Note Balance of less than $500,000 in the case of the Class A Notes and $1,000,000 in the case of the Class B Notes.

(c) Initial Outstanding Note Balance of Class A Notes: $[                        ]

Initial Outstanding Note Balance of Class B Notes: $[                        ]

(d) Interest Rate: [                    ]% per annum with respect to Class A Notes, and [                ]% per annum with respect to Class B Notes (as calculated pursuant to Schedule 2 to the Note Purchase Agreement).

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e) Scheduled Outstanding Note Balance: Schedule II sets forth the Scheduled Outstanding Note Balance for each Payment Date and each Class of the Series [    ] Notes and of each other Series of Notes currently Outstanding.

(f) Liquidity Reserve Account Deposit: The Issuer will deposit into the Liquidity Reserve Account $[                ], the amount necessary to increase the amount on deposit in the Liquidity Reserve Account to the Liquidity Reserve Account Floor Amount for the Payment Date following the Closing Date for the Series [    ] Notes. (Indenture Sec.2.10(c)(i))

[(g) Other terms of the Notes. [                ].] [Insert any such modifications per Indenture Section 2.01(c) of the Indenture.]

2. Reaffirmation of Grant; Guarantee.

(a) The Issuer hereby reaffirms its Grant as of the date hereof of all of the rights, title, interest and benefits of the Issuer, whether now existing or hereafter arising in and to the Trust Estate (including the Additional Conveyed Property described in the Transfer Certificate dated as of the date hereof and issued under the Sale and Contribution Agreement) to the Indenture Trustee, for the benefit of the Holders of the Series [    ] Notes and all other Noteholders, to secure payments of amounts due with respect to the Notes ratably and without prejudice, priority or distinction between or among the Notes (subject to the Priority of Payments), and to secure (i) the payment of all amounts on the Notes as such amounts become due in accordance with their terms; (ii) the payment of all other sums payable in accordance with the provisions of the Indenture (as supplemented by this Indenture Supplement and each other Indenture Supplement); and (iii) compliance with the provisions of the Indenture, all as provided in the Indenture (as supplemented by this Indenture Supplement and each other Indenture Supplement).

3. General Definitions and Rules of Construction. Capitalized terms used but not defined in this Indenture Supplement shall have the meanings specified in the “Standard Definitions” attached to the Indenture as Annex A. The rules of construction set forth in Annex A shall apply to this Indenture Supplement and are hereby incorporated by reference into this Indenture Supplement as if set forth fully herein. To the extent that the Standard Definitions attached to the Indenture are amended from time to time, such amended Standard Definitions shall be incorporated in this Indenture Supplement by reference as though attached hereto. For all purposes of the Indenture, the following terms shall have the meanings set forth below with respect to the Series [    ] Notes, unless the context clearly indicates otherwise:

“Allocated Service Provider Fee” means [                ].

Financing Fund	Monthly Servicer Fee	Monthly Manager Fee	Fee Calculation Start Date (for escalation)
[ ]	[ ]	[ ]	[ ]

“Anticipated Flip Date” with respect to the Financing Fund set forth below, has the meaning set forth beside its name.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Financing Fund	Managing Member	Anticipated Flip Date
[ ]	[ ]	[ ]

“Anticipated Repayment Date” means, for the Series [    ] Notes, the Payment Date occurring in [                    ].

“Closing Date” means, for the Series [        ] Notes, [                    ].

“Final Maturity Date” means, for the Series [        ] Notes, (a) the Payment Date in [                ] for the Class A Notes of such Series and (b) the Payment Date in [                ] for the Class B Notes of such Series.

“Financing Fund Management Provider Fee” means [                ].

Financing Fund	Financing Fund Management Provider	Financing Fund Management Provider Fee Base Rate	Initial Determination Date (for escalation)
[ ]	[ ]	[ ]	[ ]

“Interest Rate” means the applicable Interest Rate set forth in Section 1 of this Indenture Supplement.

“Indenture” means the Indenture, dated as of [                ], between the Issuer and the Indenture Trustee (as such agreement may be amended, modified or supplemented from time to time).

“Make Whole Determination Date” means, for the Series [        ] Notes, the Payment Date occurring in [                    ].

“Post-ARD Spread” means, for the Series [        ] Class A Notes, [        ]% and for the Series [        ] Class B Notes, [        ]%.

“Series [    ] Notes” has the meaning set forth in Section 1 of this Indenture Supplement.

“Storage System Reserve Closing Date Deposit” means, for the Series [        ] Notes, $[        ].

“Supplemental Reserve Closing Date Deposit” means, for the Series [        ] Notes, $[        ].

4. Indenture Schedule Supplements. Schedule I attached hereto sets forth an updated Schedule of Solar Assets. Schedule II attached hereto sets forth an updated schedule of Scheduled Outstanding Note Balances. Schedule III attached hereto sets forth an updated schedule of the Scheduled Host Customer Payments, Scheduled Hedged SREC Payments and Scheduled PBI Payments. Schedule IV attached hereto sets forth an updated schedule of Scheduled Tax Equity Investor Distributions.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5. Sources and Uses. Upon receipt of the proceeds of the sale of the Series [    ] Notes, the Indenture Trustee shall, at the written direction of the Servicer, from such proceeds, make the payments and deposits set forth in the sources and uses statement attached hereto as Exhibit A.

6. Indenture. The Issuer and the Indenture Trustee hereby reaffirm each of their respective representations, warranties and covenants contained in the Indenture. All the terms and conditions contained in the Indenture are hereby ratified, confirmed and incorporated herein. Without limiting the foregoing, the provisions of Sections 10.13 Governing Law; Jurisdiction; Waiver of Jury Trial apply to this Indenture Supplement as if fully set forth herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture Supplement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

SUNNOVA RAYS I ISSUER, LLC, as Issuer

By:
Name:
Title:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

F-6

SCHEDULE I

Schedule of Solar Assets

[See attached]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE II

Scheduled Outstanding Note Balance

Payment Date	Series [ ] Class A Scheduled Outstanding Note Balance			Class A Scheduled Outstanding Note Balance			Series [ ] Class B Scheduled Outstanding Note Balance			Class B Scheduled Outstanding Note Balance
Closing Date	$	[	•]	$	[	•]	$	[	•]	$	[	•]
[Payment Date]	$	[	•]	$	[	•]	$	[	•]	$	[	•]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE III

Scheduled Host Customer Payments,

Scheduled Hedged SREC Payments and Scheduled PBI Payments

Payment Date	Scheduled Host Customer Payments			Scheduled Hedged SREC Payments			Scheduled PBI Payments			Aggregate Scheduled Payments
Closing Date	$	[	•]	$	[	•]	$	[	•]	$	[	•]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE IV

Scheduled Tax Equity Investor Distributions

Year	Scheduled Tax Equity Investor Distributions
[•]	$	[•]

Total	$	[•]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

Sources and Uses

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

F-10